As filed with the Securities and Exchange Commission on February 2, 2018.

Registration No. 333 – 222452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7381	46-0678374
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

285 North Drive

Suite D

Melbourne, FL 32934

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, DE 19901

(800) 483-1140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

David E. Danovitch, Esq.

Zachary D. Blumenthal, Esq.

Michael DeDonato, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging Growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered(1)		Proposed Maximum Offering Price Per Share(5)	Proposed Maximum Aggregate Offering Price(5)	Amount of Registration Fee(6)
Common Stock underlying July Investor Warrants	725,000	(2)	$2.18	$1,580,500	$196.77
Common Stock underlying July Exchange Warrants	148,601	(3)	$2.18	$323,950	$40.33
Common Stock underlying November Investor Warrants	2,500,000	(4)	$2.18	$5,450,000	$678.53
Total	3,373,601		$2.18	$7,354,450	$915.63

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.0001 par value per share (the “Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents the maximum number of shares of Common Stock issuable upon exercise of the July Investor Warrants (as defined below).

(3)	Represents the maximum number of shares of Common Stock issuable upon exercise of the July Exchange Warrants (as defined below).

(4)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the November Investor Warrants (as defined below).

(5)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on February 1, 2018, which date is within five (5) business days of the filing of this registration statement.

(6)	$2,049.25 previously paid in connection with the Company’s registration statement on Form S-3 (File No. 333-222452), filed with the Securities and Exchange Commission on January 5, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On January 5, 2018, in accordance with the terms of certain warrant agreements between Nxt-ID, Inc. (the “Company”) and the investors in several private placements of securities to institutional investors that closed between November 2016 and July 2017, the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (No. 333 – 222452) (the “Form S-3”). The Form S-3 was filed to register the resale from time to time by the selling stockholders identified therein of shares of the Company’s common stock, par value $0.0001 per share issuable upon exercise of certain warrants.

This Pre-Effective Amendment No. 1 to Form S-3 on Form S-1 is being filed to convert the Form S-3 into a Registration Statement on Form S-1, and contains an updated prospectus relating to the offering and sale of the shares of common stock that were originally part of the initial filing for resale on the Form S-3.

All applicable registration and filing fees were paid by the Company in connection with filing the Form S-3.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 2, 2018

3,373,601 Shares of Common Stock

NXT-ID, INC.

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 3,373,601 shares of our common stock, $0.0001 par value per share (the “Common Stock”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to: (i) the exercise of common stock purchase warrants (the “July Investor Warrants”) issued in connection with that certain Securities Purchase Agreement, dated July 10, 2017 (the “July Purchase Agreement”), by and among the Company and the purchaser signatories thereto (the “July Investors”); (ii) the exercise of common stock purchase warrants (the “July Exchange Warrants”) issued in connection with that certain Exchange Agreement, dated July 19, 2017 (the “July Exchange Agreement”), by and among the Company and the parties identified on Schedule A thereto (the “July Holders”); and (iii) the exercise of common stock purchase warrants (the “November Investor Warrants”); and together with the July Investor Warrants and the July Exchange Warrants, the “Warrants”)) issued in connection with that certain Securities Purchase Agreement, dated November 9, 2017 (the “November Purchase Agreement”), by and among the Company and the purchaser signatories thereto (the “November Investors”). The July Investors, the July Holders, and the November Investors are herein referred to as the “selling stockholders”. For additional information regarding the issuance of the Warrants, see “Issuance of Warrants.”

The selling stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders. However, to the extent the Warrants are exercised for cash, as applicable, we will receive up to $6,747,202.

We have agreed to pay certain expenses in connection with the registration of the shares of Common Stock. The selling stockholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “NXTD.” On September 9, 2016, we effected a 1-for-10 reverse stock split of our outstanding Common Stock. Upon effectiveness of the reverse stock split, every 10 shares of outstanding Common Stock decreased to one share of Common Stock. The reverse split was retroactively applied to all shares and per share information for all periods presented throughout this prospectus. On February 1, 2018, the last reported sale price of our Common Stock as reported on the NASDAQ Capital Market was $2.19 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2018.

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The information in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through and including                 , 2018 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements before making a decision about whether to invest in our common stock. All references to “we,” “us,” “our,” and the “Company” refer to Nxt-ID, Inc., unless we specifically state otherwise or the context indicates otherwise.

Our Company

We were incorporated in the state of Delaware on February 8, 2012. Nxt-ID is an emerging technology company engaged in the development of proprietary products, services and solutions for security that serve multiple end markets, including Security, Healthcare, Finance and Internet of Things (“IoT”).

On June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. By acquiring 3D-ID, the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration. 3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

On July 25, 2016, we completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants,”) to purchase an aggregate of 157,480 shares of common stock (the “LogicMark Warrant Shares”) for no additional consideration. In addition, we may be required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The LogicMark Note originally was to mature on September 23, 2016 but was extended to July 15, 2017. The earn-out payment related to 2016 and the remaining balance owed on the LogicMark Note including accrued interest were both paid in July 2017.

On May 23, 2017, we completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of Common Stock; (ii) 2,000 shares of the Series C Preferred Stock; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

In connection with the Fit Pay transaction, Orlando became our Chief Operating Officer and President of our new Fit Pay subsidiary effective as of May 23, 2017.

Our innovative MobileBio® security technologies that serve these end markets include encryption and payments, biometrics, security and privacy, sensors and miniaturization. Our core competencies and intellectual property in biometrics, security, sensors, and miniaturization – developed through intensive research and development over the past decade enable us to target and serve multiple large and growing end markets globally.

We believe that our MobileBio® products will provide distinct advantages within m-commerce market by improving mobile security. Currently, most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device, and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes (“DPC”). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The ongoing high-level breaches of personal credit card data demand new securities to offer higher level of consumer protection through the use of biometrics and other proprietary solutions. Our strategic plan envisions using our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smartphones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense. Nxt-ID has numerous patents pending. Many of these patents pending focus on tokenization and protection, as well as payment methodology, voice biometrics, and other biometric forms of directed payment.

In healthcare, our business initiatives were bolstered by the acquisition of LogicMark, on July 25, 2016. LogicMark serves a market that enables two-way communication, sensors, biometrics and security to make home care for chronic medical conditions, including “aging in place,” a reality. There are three major trends driving this market: (1) an aging population; (2) desire to “age in place”; and (3) the acute need to lower cost of care. These trends together have produced a large and growing market for us to serve. LogicMark has built a business around emergency communications in healthcare. We have a strong business with the U.S. Department of Veterans Affairs (VA) today serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing. Our strategic plan calls for expanding LogicMark’s business into other retail and enterprise channels to better serve the expanding demand for secure and remote healthcare.

Remote healthcare, which includes health monitoring and management using IoT and cloud-based processing, is an emerging area for LogicMark. The long-term trend toward more home-based care is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants. One of the promising applications of our VoiceMatch™ technology is enabling secure commands for restricted medical access. This solution, when coupled with our BioCloud™, combines biometrics with encryption and distributed access control.

Security and privacy concerns are already central to the adoption of IoT solutions that provides a large opportunity for the Company to collaborate and license its technology to the consumer-facing firms that are aggressively pursuing IoT opportunities.

In finance, the technology pioneered by our “Wocket” has continued to develop its range of capability while shrinking in size. This provides a technology package that can be integrated into a “smart wallet” that has the same or substantially similar technology as Apple Pay or into a card that can be used for a variety of transactions including – magnetic stripe emulation (Wi-Mag), Near Field Communication (NFC), tokens, barcode/QR codes and a Bluetooth Beacon for remote sensing and response applications. Versions of this technology package provide a functional and secure “vault” that allows for full consumer control and customization by OEMs and solution providers.

Our finance business is being driven by the development of an innovative smartcard that leverages “Wocket” technology. The smartcard is called “Flye” and it is being developed in our partnership with WorldVentures Holdings, LLC (“WVH”). Flye is poised to finally deliver on the smart card vision that appeared in videos years ago. Flye offers new and unique features compared to any other “smartcards” in the market. It handles the core functions such as loading in multiple cards, gathering loyalty points while opening – up new opportunities - for example the Bluetooth Beacon makes it simpler for service providers to automatically open doors, provide access, initiate requests among other things – all with software. Flye is targeted at WVH members who care about travel, food and entertainment. These concerns demand more than payments and include loyalty programs and security features for peace of mind when traveling. Flye is designed to work in synchrony with the WVH smartphone application. It is a “tethered” solution, albeit a wireless one. WVH has a comprehensive vision for its card that includes the ability to deliver a highly tailored membership experience.

With respect to IoT, the Company has joined the Cisco Solution Partner program to provide biometric and encryption solutions in conjunction with other ecosystem partners. Cisco sees security as integral to IoT. Cisco is integrating security directly into network infrastructure to enable companies to use their IoT networks in a secure fashion.

Our merger with Fit Pay has provided us with a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices with very little start-up time, investment in software development and instant access to the leading card networks. With payment capabilities powered by Fit Pay, IoT device manufacturers can create customer loyalty, tab into recurring revenue streams, open new markets, and differentiate their products in a competitive marketplace. Fit Pay’s lead customer currently is Garmin International.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

Company Information

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Where you Can Find Us

Our principal executive offices are located at 285 North Drive, Suite D, Melbourne, Florida 32934, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus. The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders:	Up to 3,373,601 shares of Common Stock.

Common Stock Outstanding after offering (assuming exercise of all of the Warrants):	27,399,315 shares of Common Stock.

Terms of the Offering:	The selling stockholders will determine when and how they sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. However, to the extent the Warrants are exercised for cash, as applicable, we will receive up to $6,747,202. See “Use of Proceeds.”

NASDAQ Symbol:	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NXTD”.

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our Common Stock.

Recent Developments

On November 13, 2017, we closed a registered direct offering of an aggregate of 2,941,177 shares (the “November Shares”) of Common Stock. We sold the November Shares at a price of $1.36 per share. We received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by us, of approximately $4 million. Aegis Capital Corp. acted as the placement agent for the offering.

On November 13, 2017, we also closed a previously announced concurrent private placement for no additional consideration, of the November Investor Warrants to purchase 2,500,000 shares of Common Stock.

On December 19, 2017, and effective as of November 29, 2017, we entered into an agreement (the “Amendment Agreement”) with the holders of the convertible notes and common stock purchase warrants issued pursuant to that certain Exchange Agreement, dated November 29, 2016, by and among the Company and such holders. Pursuant to the Amendment Agreement, the parties agreed to (i) amend the maturity dates of the convertible notes by one (1) year, or November 29, 2018, and (ii) that the holders would forbear the exercise of any remedies due to the passing of the original maturity date. In consideration thereof, the Company issued to the holders an aggregate of 370,000 shares of restricted Common Stock.

On December 26, 2017, we closed a registered direct offering of an aggregate of 1,750,000 shares (the “December Shares”) of Common Stock. We sold the December Shares at a price of $4.00 per share. We received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by us, of approximately $7 million. Aegis Capital Corp. acted as the lead placement agent for the offering and Maxim Group LLC acted as a co-placement agent for the offering.

SUMMARY FINANCIAL DATA

The following table presents a summary of certain historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. The summary financial data as of and for the years ended December 31, 2016 and 2015 was derived from our audited financial statements, which are included elsewhere in this prospectus. The summary financial data as of September 30, 2017, and for the nine months ended September 30, 2017, and 2016 was derived from our unaudited financial statements included elsewhere in this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

Nxt-ID, Inc.

	September 30,	December 31,	December 31,
	2017	2016	2015
	(unaudited)
Consolidated Balance Sheet Data:
Assets
Cash	$514,602	$3,299,679	$418,991
Restricted cash	40,371	40,371	1,534,953
Accounts receivable	2,513,883	1,218,705	-
Inventory, net	4,878,195	5,341,500	1,767,942
Prepaid expenses and other current assets	2,144,224	1,347,627	986,595
Property and equipment, net	310,524	379,728	373,214
Goodwill	23,433,922	15,479,662	-
Other intangible assets, net	12,694,710	8,285,725	-
Total assets	$46,530,431	$35,392,997	$5,081,695
Liabilities
Accounts payable	$2,301,268	$2,070,658	$1,333,137
Accrued expenses	3,139,072	2,901,672	641,438
Customer deposits	3,676,395	6,068,894	8,729
Short-term debt	212,960	773,969	-
Convertible notes payable, net	1,743,330	9,770	1,796,698
Derivative liability conversion feature	-	-	420,360
Other current liabilities - contingent consideration	5,340,432	1,496,442	-
Other long-term liabilities - contingent consideration	3,839,875	4,832,028	-
Long-term debt	638,881	-	-
Revolving loan facility, net	14,635,000	14,230,547	-
Deferred tax liability	2,267,325	190,286	-
Total liabilities	37,794,538	32,574,266	4,200,362
Series C preferred stock	1,900,000	-	-
Series A preferred stock	-	182,851	-
Series B preferred stock	-	4,090,000	-
Additional paid-in capital	47,454,771	33,204,943	22,787,762
Accumulated deficit	(40,620,485)	(34,659,801)	(21,906,873)
Total stockholders’ equity	$6,835,893	$2,818,731	$881,333

Nxt-ID, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016

Revenues	$18,867,564	$3,174,151
Cost of revenues and operating expenses
Total cost of revenue and operating expenses	18,817,999	9,281,367
Income (loss) from operations	49,565	(6,107,216)
Other income (expense)
Total other expense, net	(5,730,686)	(4,256,705)
Loss before taxes	$(5,681,121)	$(10,363,921)
Provision for income taxes	(279,563)	(5,000)
Net loss	$(5,960,684)	$(10,368,921)
Preferred stock dividends	(705,149)	(581,303)
Net loss applicable to common stockholders	$(6,665,833)	$(10,950,224)
Net loss per share - basic abd diluted applicable to common stockholders	$(0.60)	$(1.87)
Weighted average number of shares of common stock outstanding - basic and diluted	11,023,375	5,841,933

Nxt-ID, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2016	2015

Revenues	$7,736,320	$616,854
Cost of revenues and operating expenses
Total cost of revenue and operating expenses	14,446,408	11,541,151
Loss from operations	(6,710,088)	(10,924,297)
Other income (expense)
Total other expense, net	(5,846,805)	(2,148,250)
Loss before taxes	$(12,556,893)	$(13,072,547)
Provision for income taxes	(196,035)	(4,307)
Net loss	$(12,752,928)	$(13,076,854)
Preferred stock dividends	(1,080,741)	-
Net loss applicable to common stockholders	$(13,833,669)	$(13,076,854)
Net loss per share - basic abd diluted applicable to common stockholders	$(2.24)	$(4.82)
Weighted average number of shares of common stock outstanding - basic and diluted	6,172,272	2,711,198

RISK FACTORS

Our business faces many risks and an investment in our securities involves significant risks. Prospective investors are strongly encouraged to consider carefully the risks described below, as well as other information contained herein, before investing in our securities. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. If any of the events or circumstances described in this section occurs, our business, financial condition or results of operations could suffer. Prospective investors in our securities should consider the following risks before deciding whether to purchase our securities.

Risks Relating to the Company’s Business

We are uncertain of our ability to generate sufficient revenue and profitability in the future.

We continue to develop and refine our business model, but we can provide no assurance that we will be able to generate a sufficient amount of revenue, from our business in order to achieve profitability. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our Company.

The Company is an emerging growth company and has incurred net losses of $5,960,684 for the nine months ended September 30, 2017. As of September 30, 2017, the Company had cash and stockholders’ equity of $514,602 and $6,835,893, respectively. At September 30, 2017, the Company had a working capital deficiency of $6,322,182 (including contingent consideration of $5,340,432). We cannot provide any assurance that we will be able to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We and the businesses we have recently acquired or propose to acquire have limited operating histories and we cannot offer any assurance as to our future financial results, and you should not rely on the historical financial date included in this prospectus as an indicator of our future financial performance. You may lose your entire investment.

We and the businesses we have recently acquired or propose to acquire have limited operating histories upon which to base any assumption as to the likelihood that we will be successful in implementing our business plan, and we may not be able to generate significant revenues or achieve profitability. You should consider our business and prospects in light of the risks and difficulties we face with our limited operating history and should not rely on our past results or the past results of any of such businesses as an indication of our future performance. There is no assurance that the growth rate we or they have experienced to date will continue. Even if we generate future revenues sufficient to expand operations, increased infrastructure costs and cost of goods sold and marketing expenses could impair or prevent us from generating profitable returns. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or potentially continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

If we fail to keep pace with changing industry technology and consumer preferences, we will be at a competitive disadvantage.

The industry segments in which we are operating are evolving rapidly. They are characterized by changing technology, budding industry standards, frequent new and enhanced product introductions, rapidly changing end-user/consumer preferences and product obsolescence. In order to continue to compete effectively in these markets, we need to respond quickly to technological changes and to understand their impact on our customers’ preferences. It may take significant time and resources to respond to these technological changes. If we fail to keep pace with these changes, our business may suffer. Moreover, developments by others may render our technologies and intended products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. If any of our competitors implement new technologies before we are able to implement them, those competitors may be able to provide more effective products than ours. Any delay or failure in the introduction of new or enhanced products, could have a material adverse effect on our business, results of operations and financial condition. Furthermore, our inability to keep pace with changing industry technology and consumer preferences may cause our inventory to become obsolete at a rate faster than anticipated, which may result in our taking goodwill impairment charges in past or future acquisitions that negatively impact our results of operations.

We have made a significant acquisition in each of 2016 and 2017, and we may encounter difficulties in integrating these acquisitions and managing our growth, which would adversely affect our results of operations.

During 2016 and 2017, we completed the acquisitions of LogicMark and Fit Pay, respectively, and are considering other acquisitions to improve our position in market segments that we consider to be significant and strategic. We may be unable to integrate the operations of the acquired companies into our own in the manner we anticipated or at all, and such integration could be expensive. Moreover, this significant expansion of our operations could put significant strain on our management and our operational and financial resources. To manage future growth, we will need to hire, train, and manage additional employees, as well as properly integrate personnel from acquired businesses. Concurrent with expanding our operational and marketing capabilities, we will also need to increase our product development activities. We may not be able to support, financially or otherwise, future growth, or hire, train, motivate, and manage the required personnel. Our failure to manage growth effectively could limit our ability to achieve our goals.

Our ability to integrate our acquisitions and manage our growth will depend in part on the ability of our executive officers to continue to implement and improve our operational, management, information and financial control systems and to expand, train and manage our employee base, and particularly to attract, expand, train, manage and retain a sales force to market our products on acceptable terms. Our inability to manage growth effectively could cause us to fail to realize the anticipated benefits of our acquisitions or could cause our operating costs to grow at a faster pace than we currently anticipate, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Because we are an emerging growth company, we expect to incur significant additional operating losses.

The Company is an emerging growth company. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our current products have not generated significant commercial revenue for the Company and there can be no guarantee that we can generate sufficient revenues from the commercial sale of our products in the near future to fund our ongoing capital needs.

We have a limited operating history upon which you can gauge our ability to obtain profitability.

We have a limited operating history and our business and prospects must be considered in light of the risks and uncertainties to which emerging growth companies are exposed. We cannot provide assurances that our business strategy will be successful or that we will successfully address those risks and the risks described herein. Most important, if we are unable to secure future capital, we may be unable to continue our operations. We may incur losses on a quarterly or annual basis for a number of reasons, some of which may be outside our control.

If we cannot obtain additional capital required to finance our research and development efforts, our business may suffer and you may lose the value of your investment.

We may require additional funds to further execute our business plan and expand our business. If we are unable to obtain additional capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, you may lose part or all of your investment. We will have ongoing capital needs as we expand our business. We have recently been informed by the Securities and Exchange Commission that our failure to file the financial statements associated with our Fit Pay acquisition within 75 days of the closing of that acquisition has resulted in our no longer being S-3 eligible. Although we are requesting a waiver from our loss of eligibility, if we are unsuccessful in obtaining our waiver, our inability to use Form S-3 may also negatively affect our ability to raise capital. If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our Common Stock will be reduced. In addition, these transactions may dilute the value of our Common Stock. We may have to issue securities that have rights, preferences and privileges senior to our Common Stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. There can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on terms acceptable to us.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

A number of other companies engage in the business of developing applications for facial recognition for access control. The market for biometric security products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our current competitors include both emerging or developmental stage companies, such as ourselves, as well as larger companies. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	Greater name recognition and longer operating histories;

●	Larger sales and marketing budgets and resources;

●	Broader distribution and established relationships with distribution partners and end-customers;

●	Greater customer support resources;

●	Greater resources to make acquisitions;

●	Larger and more mature intellectual property portfolios; and

●	Substantially greater financial, technical, and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling, or closed technology platforms. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Our markets are subject to technological change and our success depends on our ability to develop and introduce new products.

Each of the governmental and commercial markets for our products is characterized by:

●	Changing technologies;

●	Changing customer needs;

●	Frequent new product introductions and enhancements;

●	Increased integration with other functions; and

●	Product obsolescence.

Our success will be dependent in part on the design and development of new products. To develop new products and designs for our target markets, we must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted on a timely basis, or at all, or that the potential products will achieve market acceptance. Our failure to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on our business, financial condition and results of operations.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents as well as frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not have the resources to conduct exhaustive patent searches to determine whether the technology used in our products infringe patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect our intellectual property rights adequately.

Our ability to compete for government contracts is affected, in part, by our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology or protect that proprietary information. The validity and breadth of claims in technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. Nor can we assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. In addition, the enforcement of laws protecting intellectual property may be inadequate to protect our technology and proprietary information.

We may not have the resources to assert or protect our rights to our patents and other intellectual property. Any litigation or proceedings relating to our intellectual property, whether or not meritorious, will be costly and may divert the efforts and attention of our management and technical personnel.

We also rely on other unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary technology, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we intend to enter into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

Our success will depend, in part, on our ability to obtain new patents.

To date, we have applied for 25 United States patents, one of which has been awarded and our success will depend, in part, on our ability to obtain patent and trade secret protection for proprietary technology that we currently possess or that we may develop in the future. No assurance can be given that any pending or future patent applications will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

Furthermore, there can be no assurance that our competitors have not or will not independently develop technology, processes or products that are substantially similar or superior to ours, or that they will not duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

We may not have the resources to adequately defend any patent infringement litigation or proceedings. Any such litigation or proceedings, whether or not determined in our favor or settled by us, is costly and may divert the efforts and attention of our management and technical personnel. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Accordingly, challenges to our intellectual property, whether or not ultimately successful, could have a material adverse effect on our business and results of operations.

We rely on a third party for licenses relating to a critical component of our technology. The failure of such licensor would materially and adversely affect our business and product offerings.

We currently license technology for a critical component of our current product offerings from a third party. The third party’s independent registered public accounting firm included an explanatory paragraph in its audit report as it relates to the third party’s ability to continue as a going concern in its recent financial statements. If our licensor were to fail, it could impact our license arrangement and impede our ability to further commercialize our technology. In the event we were to lose our license or our license were to be renegotiated as a result of our licensor’s failure, our ability to manage our business would suffer and it would significantly harm our business, operating results and financial condition.

Our future success depends on the continued service of management, engineering and sales personnel and our ability to identify, hire and retain additional personnel.

Our success depends, to a significant extent, upon the efforts and abilities of members of senior management. We have entered into an employment agreement with our Chief Executive Officer, but have not entered into an employment agreement with our Chief Financial Officer or Chief Technology Officer, and we have no current plans to use employment agreements as a tool to attract and retain new hires of key personnel that we may make in the future. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We currently maintain a key person life insurance policy on our Chief Executive Officer only.

There is intense competition for qualified employees in our industry, particularly for highly skilled design, applications, engineering and sales people. We may not be able to continue to attract and retain developers, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who may leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this annual report and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

Periods of rapid growth and expansion could place a significant strain on our resources, including our employee base, which could negatively impact our operating results.

We may experience periods of rapid growth and expansion, which may place significant strain and demands on our management, our operational and financial resources, customer operations, research and development, marketing and sales, administrative, and other resources. To manage our possible future growth effectively, we will be required to continue to improve our management, operational and financial systems. Future growth would also require us to successfully hire, train, motivate and manage our employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. If we are unable to manage our growth successfully we may not be able to effectively manage the growth and evolution of our current business and our operating results could suffer.

We depend on contract manufacturers, and our production and products could be harmed if it is unable to meet our volume and quality requirements and alternative sources are not available.

We rely on contract manufacturers to provide manufacturing services for our products. If these services become unavailable, we would be required to identify and enter into an agreement with a new contract manufacturer or take the manufacturing in-house. The loss of our contract manufacturers could significantly disrupt production as well as increase the cost of production, thereby increasing the prices of our products. These changes could have a material adverse effect on our business and results of operations.

We are presently a small company with too limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results on a timely basis or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results would be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function. Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and, if a public market develops for our securities, the trading price of our stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

As of September 30, 2017, we have identified certain matters that constituted a material weakness in our internal controls over financial reporting. Specifically, we have difficulty in accounting for complex accounting transactions due to an insufficient number of accounting personnel with experience in that area and limited segregation of duties within our accounting and financial reporting functions. In addition, management needs additional time to fully document the systems and controls related to the acquisition of Fit Pay in May 2017.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our Common Stock could be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may not be able to access the equity or credit markets.

We face the risk that we may not be able to access various capital sources including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on the Company’s business, financial condition, results of operations, and future prospects.

Persistent global economic trends could adversely affect our business, liquidity and financial results.

Although improving, persistent global economic conditions, particularly the scarcity of capital available to smaller businesses, could adversely affect us, primarily through limiting our access to capital and disrupting our clients’ businesses. In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require. Current and continued disruption of financial markets could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

We may seek or need to raise additional funds. Our ability to obtain financing for general corporate and commercial purposes or acquisitions depends on operating and financial performance, and is also subject to prevailing economic conditions and to financial, business and other factors beyond our control. The global credit markets and the financial services industry have been experiencing a period of unprecedented turmoil characterized by the bankruptcy, failure or sale of various financial institutions. An unprecedented level of intervention from the U.S. and other governments has been seen. As a result of such disruption, our ability to raise capital may be severely restricted and the cost of raising capital through such markets or privately may increase significantly at a time when we would like, or need, to do so. Either of these events could have an impact on our flexibility to fund our business operations, make capital expenditures, pursue additional expansion or acquisition opportunities, or make another discretionary use of cash and could adversely impact our financial results.

Although recent trends point to continuing improvements, there is still lingering volatility and uncertainty. A change or disruption in the global financial markets for any reason may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

Rising interest rates could adversely impact our business.

Changes in interest rates could have an adverse impact on our business by increasing our cost of capital. For example:

●	rising interest rates would increase our cost of capital; and

●	rising interest rates may negatively impact our ability to secure financing on favorable terms and may impact our ability to provide cost-effective financing to our end-customers or end-users, where applicable.

Rising interest rates could generally harm our business and financial condition.

Risks Related to this Offering of Securities

Our insiders and affiliated parties beneficially own a significant portion of our stock.

As of the date of this prospectus, our executive officers, directors, and affiliated parties beneficially own approximately 17.69% of our Common Stock. As a result, our executive officers, directors and affiliated parties will have significant influence to:

●	Elect or defeat the election of our directors;

●	Amend or prevent amendment of our certificate of incorporation or bylaws;

●	Effect or prevent a merger, sale of assets or other corporate transaction; and

●	Affect the outcome of any other matter submitted to the stockholders for vote.

In addition, any sale of a significant amount of our Common Stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our Common Stock.

If this registration statement is not effective, the selling stockholders’ ability to sell the shares of Common Stock underlying the Warrants may be limited, which would have a material adverse effect on the liquidity of our Common Stock.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, NASDAQ could delist our Common Stock.

Our Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. Although we are currently in compliance with our listing standards, we have, in the past, fallen out of compliance and may in the future fall out of compliance. If we are unable to maintain compliance with these NASDAQ requirements, our Common Stock will be delisted from NASDAQ.

In the event that our Common Stock is delisted from the NASDAQ Capital Market and is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our Common Stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our stockholders may experience significant dilution.

Although certain exercise restrictions are placed upon the holders of the Warrants, the issuance of material amounts of Common Stock by us would cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our Common Stock to decline, which could impair our ability to raise additional financing.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

You may experience additional dilution or raise additional capital in the future.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in interest-bearing, investment-grade, securities. These investments may not yield a favorable return to our stockholders.

Exercise of options or warrants or conversion of convertible securities may have a dilutive effect on your percentage ownership of Common Stock and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of Common Stock.

The exercise or conversion of some or all of our outstanding warrants or convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share. As of February 1, 2018, we have warrants outstanding to purchase 4,702,650 shares of Common Stock. The warrants have an average exercise price of $5.79 and a weighted average years to maturity of approximately 4.09 years.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares of Common Stock in the public market could adversely affect the market price of our shares of Common Stock. Substantial dilution and/or a substantial increase in the number of shares of Common Stock available for future resale may negatively impact the trading price of our shares of Common Stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Our certificate of incorporation, as amended, and our bylaws, as amended, contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our Common Stock;

●	limiting the persons who may call special meetings of stockholders; and

●	requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our certificate of incorporation and our bylaws, as amended, and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our Common Stock and result in the market price of our Common Stock being lower than it would be without these provisions. See the section entitled “Description of Capital Stock” in the accompanying base prospectus.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the accompanying base prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

An active, liquid trading market for our Common Stock may not develop, which may cause our Common Stock to trade at a discount from the initial offering price and make it difficult for you to sell the Common Stock you purchase.

Our Common Stock is currently listed on the NASDAQ Capital Market. However, there can be no assurance that there will be an active market for our Common Stock either now or in the future. If an active and liquid trading market does not develop or if developed cannot be sustained, you may have difficulty selling any of our Common Stock that you purchase. The market price of our Common Stock may decline below the initial offering price, and you may not be able to sell your shares of our Common Stock at or above the price you paid, or at all.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contains forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, our competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as similar statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. However, to the extent the Warrants are exercised for cash, as applicable, we will receive up to $6,747,202, which we intend to use for working capital purposes. The selling stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

Issuance of Warrants

The shares of common stock offered by the selling stockholders pursuant to this prospectus were issued, or will be issuable, in connection with the following transactions described below:

July 2017 Private Placement

On July 10, 2017, we entered into a placement agency agreement (the “July Placement Agency Agreement”) with Aegis Capital Corp. (the “July Placement Agent”) under which the July Placement Agent agreed to serve as the sole placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering (the “July Registered Direct Offering”) of an aggregate of 2,170,000 shares of the Company’s common stock, par value $0.0001 per share (the “July Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 230,000 shares of Common Stock, for an aggregate purchase price of $3,432,000. Also on July 10, 2017, to effect the July Registered Direct Offering, the Company entered into a securities purchase agreement (the “July Purchase Agreement”) with the July Investors under which we agreed to issue and sell the July Shares and Pre-Funded Warrants directly to the July Investors.

The July Shares were offered at a price of $1.43 per share. The Pre-Funded Warrants have an exercise price of $0.01 per share as the Company already received $1.42 per Pre-Funded Warrant (the prefunded amount). The Pre-Funded Warrants are exercisable immediately upon their issuance and expire five (5) years from the date of issuance. Subject to limited exceptions, a holder of the Pre-Funded Warrants does not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own over 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

In a concurrent private placement (the “July Private Placement”; together with the July Registered Direct Offering, the “July Offering”), we also sold to the July Investors, for no additional consideration, the July Investor Warrants to purchase 0.75 of a share of Common Stock for each July Share purchased for cash in the July Offering as well as each share of Common Stock underlying the Pre-Funded Warrants. The July Investor Warrants are exercisable beginning on the six (6)-month anniversary of the date of issuance (the “July Initial Exercise Date”), at an exercise price of $2.00 per share and will expire on the fifth (5th) anniversary of the July Initial Exercise Date.

Subject to limited exceptions, a holder of the July Investor Warrants will not have the right to exercise any portion of its July Investor Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the beneficial ownership limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99%.

The exercise price and number of shares of common stock issuable upon the exercise of the July Investor Warrants is subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Investor Warrants.

If, at any time while the July Investor Warrants are outstanding, (A) we, directly or indirectly, in one or more related transactions, enters into a Fundamental Transaction (as defined in the July Investor Warrants), then each holder shall have the right thereafter to receive, upon exercise of an Investor Warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of the July Investor Warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Warrants.

After the July Initial Exercise Date, if and only if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock issuable upon exercise of the July Investor Warrants, the July Inventors may exercise the July Investor Warrants by means of a “cashless exercise.”

The July Offering closed on July 13, 2017.

July 2017 Exchange

On July 19, 2017, certain investors (the “July Holders”) purchased from LogicMark Investment the $594,403 outstanding balance on the Amended and Restated Secured Promissory Note, inclusive of accrued and unpaid interest. In connection therewith, the Company, LogicMark Partners, and the July Holders entered into an Assignment and Assumption Agreement, dated July 19, 2017 (the “Assignment Agreement”), whereby LogicMark Partners assigned the Amended and Restated Promissory Note to the July Holders.

Additionally, on July 19, 2017, the Company and the July Holders entered into an exchange agreement (the “July Exchange Agreement”) pursuant to which the Company exchanged with the July Holders the Amended and Restated Promissory Note held by them in exchange for: (i) an aggregate principal amount of $594,403 of new secured subordinated promissory notes (the “July Exchange Notes”); and (ii) common stock purchase warrants exercisable into 297,202 shares of Common Stock (the “July Exchange Warrants”).

The July Exchange Warrants are exercisable beginning on July 19, 2017, and are exercisable for a period of five (5) years. The exercise price with respect to the July Exchange Warrants is $2.00 per share (the “July Exercise Price”). The July Exercise Price and the amount of shares of Common Stock issuable upon exercise of the July Exchange Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

November 2017 Private Placement

On November 9, 2017, we entered into a placement agency agreement (the “November Placement Agency Agreement”) with Aegis Capital Corp. (the “November Placement Agent”) under which the November Placement Agent agreed to serve as the sole placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering (the “November Registered Direct Offering”) of an aggregate of 2,941,177 shares of the Company’s common stock, par value $0.0001 per share (the “November Shares”). Also on November 9, 2017, to effect the November Registered Direct Offering, the Company entered into a securities purchase agreement (the “November Purchase Agreement”) with the November Investors under which we agreed to issue and sell the November Shares directly to the November Investors. The November Shares were offered at a price of $1.36 per share.

In a concurrent private placement (the “November Private Placement”; together with the November Registered Direct Offering, the “November Offering”), we also sold to the November Investors, for no additional consideration, the November Investor Warrants to purchase 0.85 of a share of Common Stock for each November Share purchased for cash in the November Offering. The November Investor Warrants are exercisable beginning on the six (6)-month anniversary of the date of issuance (the “November Initial Exercise Date”), at an exercise price of $2.00 per share and will expire on the fifth (5th) anniversary of the November Initial Exercise Date.

Subject to limited exceptions, a holder of November Investor Warrants will not have the right to exercise any portion of its November Investor Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the beneficial ownership limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99%.

The exercise price and number of shares of common stock issuable upon the exercise of the November Investor Warrants is subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the November Investor Warrants.

If, at any time while the November Investor Warrants are outstanding, (A) we, directly or indirectly, in one or more related transactions, enters into a Fundamental Transaction (as defined in the November Investor Warrants), then each holder shall have the right thereafter to receive, upon exercise of an November Investor Warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of the Investor Warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the November Investor Warrants.

After the November Initial Exercise Date, if and only if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock issuable upon exercise of the Investor Warrants, the purchasers may exercise the November Investor Warrants by means of a “cashless exercise.”

The November Offering closed on November 13, 2017.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon the exercise of the Warrants. For additional information regarding the issuance of the Warrants, see “Issuance of Warrants” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares of Common Stock for resale from time to time.

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by each of the selling stockholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the selling stockholders have sole or shared voting power or investment power and any shares of Common Stock the selling stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to convertible notes and warrants currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the Warrants as of February 1, 2018. The second column also assumes exercise of all of the Warrants held by the selling stockholders on February 1, 2018 without regard to any limitations on exercise described in this prospectus or in such Warrants.

The third column lists the shares of Common Stock being offered by this prospectus by each selling stockholder. Such aggregate amount of Common Stock does not take into account any applicable limitations on the exercise of the Warrants.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon the exercise of the Warrants, (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (in each case without giving effect to any limitations on exercise set forth in such Warrants) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Because the exercise price of the Warrants may be adjusted, the number of shares of Common Stock that will actually be issued may be more or less than the number of shares of Common Stock being offered by this prospectus. The selling stockholders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of shares of Common Stock they will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

Each selling stockholder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Anson Investments Master Fund LP(1)	1,398,601	1,398,601	-	-
Alpha Capital Anstalt(2)	1,725,000	1,725,000	-	-
Osher Capital Partners LLC(3)	250,000	250,000	-	-
TOTAL	3,373,601	3,373,601	-	-

(1)	This stockholder has represented to us that it is controlled by M5V Advisors Inc and Frigate Ventures LP (“M5V” and “Frigate”), who are the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman. None of Mr. Winson, Mr. Kassam or Mr. Spears has had any material relationship with the Company in the last three (3) years.

(2)	This stockholder has represented to us that it is controlled by Konrad Ackernan, who has not had any material relationship with the Company in the last three (3) years, other than as described in “Material Relationships with the Selling Stockholders” below.

(3)	This stockholder has represented to us that it is controlled by Ari Kluger, who has not had any material relationship with the Company in the last three (3) years, other than as described in “Material Relationships with the Selling Stockholders” below.

Material Relationships with the Selling Stockholders

Along with the Warrants issued pursuant to the July Exchange Agreement, the July Purchase Agreement, and the November Purchase Agreement, we have had the following material relationships with the selling stockholders in the last three (3) years:

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with Alpha Capital Anstalt and Osher Capital Partners, LLC (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 46,875 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $25.20 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $30.20 per share and the Class B Warrant has an initial exercise price equal to $50.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

On December 8, 2015, we entered into an exchange agreement with each of the April Purchasers. The exchange agreements provide that the April Purchasers shall exchange their Convertible Notes with the Notes. Additionally, in consideration of the April Purchasers execution of an Additional Secured Party Joinder, the April Purchasers were issued an aggregate of $200,000 in principal amount of notes. Such notes contain the same rights and obligations as set forth in the Notes.

December 2015 Offering

On December 8, 2015, the Company entered into a securities purchase agreement with certain accredited investors pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes for an aggregate purchase price of $1,500,000.

November 2016 Exchange

On July 25, 2016, the Company, in connection with its acquisition of LogicMark, LLC (the “Seller”), issued to LogicMark Investment Partners, LLC, as the Seller’s representative (“LogicMark Investment”) a secured subordinated promissory note in the amount of $2,500,000 (the “Original Note”), and the Seller and the Company entered into a security agreement to secure the Original Note.

On November 29, 2016, the Company entered into an exchange agreement (the “November Exchange Agreement”) with certain holders of a portion of the Original Notes (the “November Holders”) pursuant to which the Company exchanged with the November Holders $1,500,000 of Original Notes held by the November Holders in exchange for: (i) an aggregate principal amount of $1,500,000 of new secured subordinated promissory notes (the “November Exchange Notes”); and (ii) the common stock purchase warrants exercisable into 500,000 shares of the Company’s Common Stock (the “November Exchange Warrants”). The November Holders purchased the $1,500,000 of Original Notes from LogicMark Investment prior to this transaction.

The November Exchange Warrants are exercisable beginning on November 29, 2016, and are exercisable for a period of five (5) years. The exercise price with respect to the November Exchange Warrants is $2.00 per share (the “November Exercise Price”) pursuant to an amendment entered into between the Company and the November Holders on July 11, 2017. The November Exercise Price and the amount of shares of Common Stock issuable upon exercise of the November Exchange Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Subsequent to certain payments made to LogicMark Partners under the Original Note, the Company issued to LogicMark Partners on November 29, 2016, an Amended and Rested Secured Promissory Note, with a principal amount of the remaining balance of the Original Note.

On December 19, 2017, and effective as of November 29, 2017, we entered into an agreement (the Amendment Agreement”) with the November Holders. Pursuant to the Amendment Agreement, the Company and the Holders agreed to (i) amend the maturity dates of the November Exchange Notes by one (1) year, or November 29, 2018, and (ii) that the November Holders would forbear the exercise of any remedies due to the passing of the original maturity date of the Exchange Notes. In consideration thereof, the Company issued to the November Holders an aggregate of 370,000 shares of restricted Common Stock.

July 2017 Offerings

For information regarding this offering, see “Issuance of Warrants” above.

November 2017 Offerings

For information regarding this offering, see “Issuance of Warrants” above.

December 2017 Offering

On December 26, 2017, we closed a registered direct offering of an aggregate of 1,750,000 shares (the “December Shares”) of Common Stock. We sold the December Shares at a price of $4.00 per share. We received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by us, of approximately $7 million. Aegis Capital Corp. acted as the lead placement agent for the offering and Maxim Group LLC acted as a co-placement agent for the offering.

DESCRIPTION OF BUSINESS

Nxt-ID is an emerging technology company engaged in the development of proprietary products, solutions and solutions that serve multiple end markets, including Security, Healthcare, Finance and Internet of Things (IoT). Our innovative MobileBio® security technologies that serve these end markets include encryption and payments, biometrics, security and privacy, sensors and miniaturization technologies. Our core competencies and intellectual property in biometrics, security, sensors, and miniaturization – developed through intensive research and development over the past decade –enable us to target and serve multiple large and growing end markets globally.

We believe that our MobileBio® products will provide distinct advantages within the m-commerce market by improving mobile security. Currently most mobile devices are protected simply by PIN numbers which are easily duplicated on another device, and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes (“DPC”). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The ongoing high-level breaches of personal credit card data demand new securities to offer higher levels of consumer protection through the use of biometrics and other proprietary solutions. Our strategic plan envisions using our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smartphones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense. NXT-ID has numerous patents pending. Many of these patents pending focus on tokenization and protection, as well as payment methodology, voice biometrics, and other biometric forms of directed payment.

In healthcare, our business initiatives were bolstered by the acquisition of LogicMark, which we completed in the third quarter of 2016. LogicMark serves a market that enables two-way communication, sensors, biometrics and security to make home care for chronic medical conditions, including “aging in place,” a reality. There are three major trends driving this market: 1) an aging population, 2) a desire to “age in place” and 3) the acute need to lower cost of care. These trends together have produced a large and growing market for us to serve. LogicMark has built a business around emergency communications in healthcare. We have a strong business with the US Department of Veterans Affairs (VA) today serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing. Our strategic plan calls for expanding LogicMark’s business into other retail and enterprise channels to better serve the expanding demand for secure and remote healthcare.

Remote healthcare, which includes health monitoring and management using IoT and cloud-based processing, is an emerging area for LogicMark. The long-term trend toward more home-based care is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants. One of the promising applications of our VoiceMatch™ technology is enabling secure commands for restricted medical access. This solution, when coupled with the NXT-ID BioCloud™, combines biometrics with encryption and distributed access control.

Security and privacy concerns are already central to the adoption of IoT solutions that provides a large opportunity for the Company to collaborate and license its technology to the consumer-facing firms that are aggressively pursuing IoT opportunities.

In finance, the technology pioneered by our “Wocket” has continued to develop its range of capability while shrinking in size. This provides a technology package that can be integrated into a “smart wallet” that has the same or substantially similar technology as Apple Pay or into a card that can be used for a variety of transactions including – magnetic stripe emulation (Wi-Mag), Near Field Communication (NFC), tokens, barcode/QR codes and a Bluetooth Beacon for remote sensing and response applications. Versions of this technology package provide a functional and secure “vault” that allows for full consumer control and customization by OEMs and solution providers.

Our finance business is being driven by the development of an innovative smartcard that leverages “Wocket” technology. The smartcard is called “Flye” and it is being developed in our partnership with WorldVentures Holdings, LLC (“WVH”). Flye is poised to finally deliver on the smart card vision that appeared in videos years ago. Flye offers new and unique features compared to any other “smartcards” in the market. It handles the core functions such as loading in multiple cards, gathering loyalty points while opening – up new opportunities - for example the Bluetooth Beacon makes it simpler for service providers to automatically open doors, provide access, initiate requests among other things – all with software. Flye is targeted at WVH members who care about travel, food and entertainment. These concerns demand more than payments and include loyalty programs and security features for peace of mind when traveling. Flye is designed to work in synchrony with the WVH smartphone application. It is a “tethered” solution, albeit a wireless one. WVH has a comprehensive vision for its card that includes the ability to deliver a highly tailored membership experience.

With respect to IoT, the Company has joined the Cisco Solution Partner program to provide biometric and encryption solutions in conjunction with other ecosystem partners. Cisco sees security as integral to IoT. Cisco is integrating security directly into network infrastructure to enable companies to use their IoT networks in a secure fashion.

Our merger with Fit Pay has provided us with a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices with very little start-up time, investment in software development and instant access to the leading card networks. With payment capabilities powered by Fit Pay, IoT device manufacturers can create customer loyalty, tab into recurring revenue streams, open new markets, and differentiate their products in a competitive marketplace. Fit Pay’s lead customer currently is Garmin International.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

We operate our business in one segment, Hardware and Software Security Systems and Applications. We evaluate the performance of our business on, among other things, profit and loss from operations before interest, headquarters’ expense allocations, stock-based compensation expense, income taxes and amortization related to certain intangible assets.

Our Products

Payments

World Ventures SmartCard

We have entered into a distribution agreement with WVH, an international travel company, which has committed to purchase an exclusive smartcard from the Company for distribution to its membership which is in excess of 500,000 members. WVH also made a strategic investment in the Company. The smartcard is customized for WorldVentures with additional technologies and wireless features, such as the ability to seamlessly integrate with WorldVentures’ DreamTrips™ App to wirelessly check in and earn loyalty points towards free DreamTrips vacations at select restaurants. DreamTrips is a travel club and entertainment community where members enjoy exciting excursions year-round to extraordinary destinations.

The prototype was completed in 2016 with deliveries commencing in December 2016. We have an initial purchase order for $15 million. We have non-cancellable delivery orders of just over $9 million to date, for delivery by the end of the second quarter of 2017. Subsequent deliveries may be modified or cancelled subject to 90 days advance notice. During the twelve months ended December 31, 2016, we recorded revenue of $1,357,413 from WVH a related party.

For additional information on the transaction with WVH, see “Management Discussion and Analysis of Financial Condition and Results of Operations”.

Nxt-ID SmartPay™

We have developed a standalone capability (the “NXT SmartPay”) on various devices with the ability to make payments by dynamic magnetic stripe or through interacting with a terminal through EMC, NFC or barcode functionality. We are currently pursuing significant strategic partnerships for this product.

Wi-Mag™

Our proprietary antenna and payment technology can be embedded in a mobile device to make wireless payments at most point-of sale (POS) terminals which do not require NFC or EMV allowing users to make payments at most POS terminals in the United States and abroad. According to LTP research (January 12, 2016), there are about 13.9 million POS terminals in the United States of which 57% are currently Magnetic stripe only. We are currently in discussions with mobile device makers to license this technology.

Internet of Things

Closely related to electronic payments is the ability to communicate via many linked devices in a secure fashion. In cooperation with Nordic Semiconductor, ASA, the Company demonstrated a miniature module within a wearable smart band to enable devices powering the IoT (Internet of Things). The “IoT Stamp” is an intelligently connected electronics module that is small enough and low power enough to fit within most devices, even a smart card or a watch band. Key functionality includes patent pending ultra-low power “buttonless” wake-up, motion activation, and personalized services including identification services, multi-factor biometric authentication, and payment technologies including NFC and Wi-Mag.

Healthcare

Personal Emergency Response Systems

LogicMark is the leading provider of non-monitored Personal Emergency Response Systems (PERS) and is the industry leader in two-way voice communications. Product offerings include:

●	Non-monitored products that only require a one-time purchase fee, without a recurring monthly contract. As a result, they are typically the most cost-effective PERS option for the end-user

●	Both traditional (i.e., landline) and mPERS (i.e., cell-based) options

●	Non-monitored products that are sold through VA channel, healthcare distributors and dealers, and retail

●	The non-monitored product is critical to the VA channel as VA will cover cost of the PERS device, but will not cover the cost of a monthly subscription for monitoring services

The Company’s monitored products are primarily sold by dealers and distributors for the monitored channel. LogicMark sells the device to the dealers/distributors who in turn offer the device to consumers as part of their product/service offering; the service providers charge consumers a monthly monitoring fee for the associated monitoring service. Significantly, these products are: (a) monitored by a third-party central station; and (b) compatible with most central stations.

Security

MobileBio VoiceMatch®

Voicematch® is a new method of recognizing both speakers and specific words providing innovative multi-factor recognition. Voice authentication is a more natural biometric method of authentication than fingerprint that allows an individual access to multiple devices. Voicematch is efficient enough to run on low-power devices and runs on mobile platforms such as Android and iOS, as well as laptops and desktops. The product helps to address the growing BYOD (Bring your own device) problem for companies by positively identifying the individual using the mobile device. Voicematch® is a potential original equipment manufacturer (“OEM”) product for smartphone manufacturers. The product can also be sold as a standard development kit (“SDK”) to provide companies the opportunity to add a further layer of biometric protection to their websites and smartphone applications for their customers.

We currently expect commercial versions of this product to be available in the third quarter of 2017.

FaceMatch®

3D FaceMatch® and 3D SketchArtist™ are facial recognition products which are available for sale. These products are primarily designed for access control, law enforcement and travel and immigration. Through our wholly owned subsidiary, 3D-ID, we are a sub-contractor to Battelle Memorial Institute on the U.S. Department of Defense Technical Information Engineering Services (“TIES”) contract with a contract ceiling of $995 million. This is an IDIQ (indefinite delivery indefinite quantity) contract and requires approved contractors to bid on task orders. We have not bid on any task orders to date.

Our Industries

Payments

The October 2016 issue of the Nilson Report shows that on a worldwide basis, credit, debit and prepaid cards generated $31.31 trillion in purchases of goods, services and cash advances in 2015. Losses for fraud in the same period were $21.84 billion, up 20% over 2014. This translates to losses of 6.97 cents per $100. Fraud losses have increased every year since 2010. More than 70% of all breaches in 2015 occurred in the US.  There continues to be a great need for secure payment solutions. Rather than try to predict the winning technology in this fast-paced evolving payment technology industry, our business plan is to develop secure solutions that can make payments using any form of payment technology from traditional magnetic stripe to NFC, Bluetooth, EMV and barcodes.

We believe that our Wi-Mag™ technology, possibly in combination with our voice and facial recognition biometric technologies, will provide an opportunity for smartphone manufacturers who currently do not have a payment solution on their smartphones to license that capability from us. We believe that this is a large potential opportunity for us. According to statista.com, worldwide smartphone sales to end users were approximate 1.5 billion units in 2016. Over 1 billion of these units had Android operating systems.

Internet of Things (IoT)

Markets and Markets estimates that the Internet of Things market size will grow from $157.05 Billion in 2016 to $661.74 Billion by 2021, at a Compound Annual Growth Rate (CAGR) of 33.3% from 2016 to 2021.

BI Intelligence forecasts there will be 34 billion devices connected to the internet by 2020, up from 10 billion in 2015. IoT devices will account for 24 billion, while traditional computing devices (e.g. smartphones, tablets, smartwatches, etc.) will comprise 10 billion. Significantly:

●	Nearly $6 trillion will be spent on IoT solutions over the next five years.

●	Businesses will be the top adopter of IoT solutions. They see three ways the IoT can improve their bottom line by 1) lowering operating costs; 2) increasing productivity; and 3) expanding to new markets or developing new product offerings.

●	Governments are focused on increasing productivity, decreasing costs, and improving their citizens’ quality of life. They are forecast to be the second-largest adopters of IoT ecosystems.

●	Consumers will lag behind businesses and governments in IoT adoption. Still, they will purchase a massive number of devices and invest a significant amount of money in IoT ecosystems.

Health Care

Industry Arc reports that the Global Medical Alert Systems market is a diversified healthcare monitoring devices market which specifically caters to the people in time of emergency and in need of immediate medical attention. The market is segmented into PERS and Nurse Call System (NCS). The PERS devices are used to call for help and medical care during emergency. These devices are also used by wide patient pool and people in general, to ensure safety and security when living or travelling alone. The global medical alert systems market caters to different end-users across the healthcare industry including individual users, hospitals and clinics, assisted living facilities and senior living facilities. Growing demand for home healthcare devices market is mainly driven by aging population and rising healthcare costs worldwide. This will spur the usage of medical alert systems across the globe as they promise safety and medical security while being affordable and easily accessible.

The PERS market is divided into three device segments: landline-based PERS, mobile PERS and standalone devices. The mobile PERS market is projected to grow at a CAGR of 6.38% from $1.3 billion in 2014 to reach $1.88 billion by 2020. The increased mobile penetration will be one of the driving factors for this market segment. According to the U.S. Administration of Aging, out of the total number of the elderly people who are over the age of 65 years having broadband access at home, 90% of them own a cell phone. However, standalone devices will be the fastest growing segment of this market owing to their compactness, affordability and accessibility.

Our Competition

Finance

The markets for our products are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by our competitors, changing technical needs of customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours.

Competitors in the digital wallet marketplace include:

Google Wallet – A mobile payment system developed by Google that allows its users to store debit cards, credit cards, loyalty cards, and gift cards among other things, as well as redeeming sales promotions on their mobile phone.

Apple Pay – A mobile payment service that lets certain Apple mobile devices make payments at the time of retail and online checkout.

Paypal – A mobile service that can send money between other PayPal users and friends, track your balances, check in to pay from ones phone, and order ahead at restaurants.

Samsung/LoopPay – A mobile payment system that uses Magnetic Secure Transmission to broadcast a signal to a point of sale payment terminal. This company was acquired by Samsung Electronics Co. in February 2015.

We believe that our payment products have certain competitive advantages, particularly that our products are capable of using many different methods of payment whereas most of our competitors rely solely on NFC which has limited penetration at POS terminals worldwide.

Health Care

Our Business Strategy

Our primary business strategy is to leverage our technology across various industries in combination with established partners that can establish meaningful distribution. The initial industries that we have identified are Payments, IoT, Healthcare and Security.

We have established a strategic partnership with WVH an international direct selling travel company, to supply them with a custom Smartcard. WVH intends to purchase the product from us for its membership, which is currently in excess of 500,000 members. We intend to pursue similar relationships with partners that have a connected customer base.

More and more mobile phones are being used as a source of payment for goods and services. We believe that worldwide mobile payment volume will continue to grow rapidly in the upcoming years. We are actively marketing our Wi-Mag™ technology to manufacturers of smartphones to enable them to compete with payment offerings from the two major brands: Samsung and Apple. We believe that this will result in significant licensing revenue and is a very scalable business model.

We have developed several proprietary methods of encryption and tokenization that we believe will help reduce fraud in credit card transactions. These technologies can be applied both at the point of sale and for online transactions. We intend to market our encryption capabilities to potential financial partners which, if successful could generate a significant source of recurring revenue per transaction to us.

With our LogicMark subsidiary we intend to expand distribution through larger distributors leveraging the consumer value proposition of a one-time device purchase as opposed to a leased monthly solution. We also intend to apply our technology to the next generation of PERS devices that will have greater functionality and vital sign monitoring capability.

We continue to develop opportunities for our biometric and sensor capabilities with the U.S. Department of Defense. We are partnered with established prime contractors that have or are bidding for contracts through which sales may be made. Our current partners include Battelle Memorial Institute and Verizon Federal Systems. We are a sub-contractor to Battelle Memorial Institute on the U.S. Department of Defense Technical Information Engineering Services (“TIES”) contract with a contract ceiling of $995 million. This is an IDIQ (indefinite delivery indefinite quantity) contract and requires approved contractors to bid on task orders. We have not bid on any task orders to date.

Our Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We currently rely and will continue to rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We have filed the following 25 patents, one of which has been awarded to date:

METHOD FOR REPLACING TRADITIONAL PAYMENT AND IDENTITY MANAGEMENT SYSTEMS AND COMPONENTS TO PROVIDE ADDITIONAL SECURITY AND A SYSTEM IMPLEMENTING SAID METHOD

Filed October 8, 2013

Application Number 14/049175

METHOD FOR REPLACING TRADITIONAL PAYMENT AND IDENTITY MANAGEMENT SYSTEMS AND COMPONENTS TO PROVIDE ADDITIONAL SECURITY AND A SYSTEM IMPLEMENTING SAID METHOD

Continuation application of 001 with new claims

Filed August 31, 2016

Application Number 15/252468

THE UN-PASSWORD™: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 17, 2014

Application Number 14/217,202

Patent issued August 2, 2016 with patent number 9,407,619.

Continuation application filed on March 14, 2016 and assigned file number 12188-031

UNIVERSAL AUTHENTICATION AND DATA EXCHANGE METHOD, SYSTEM AND SERVICE

Filed March 17, 2014

Application Number 14/217,289

METHOD TO LOCALLY VALIDATE IDENTITY WITHOUT PUTTING PRIVACY AT RISK

Application filed September 1, 2015

Application Number 14/842,252

DISTRIBUTED METHOD AND SYSTEM TO IMPROVE COLLABORATIVE SERVICES ACROSS MULTIPLE DEVICES

Application filed February 8, 2016

Application Number 15/018,496

VOICE DIRECTED PAYMENT SYSTEM AND METHOD

Application filed February 10, 2016

Application Number 15/040,984

SYSTEM AND METHOD FOR LOW-POWER CLOSE-PROXIMITY COMMUNICATIONS and energy transfer USING A MINIATURE MULTI-PURPOSE ANTENNA

Application filed April 4, 2016

Application Number 15/089,826

SYSTEM AND METHOD FOR LOW-POWER CLOSE-PROXIMITY COMMUNICATIONS and energy transfer USING A MINIATURE MULTI-PURPOSE ANTENNA

Application filed November 16, 2016

Application Number 15/353,018

MULTI-INSTANCE SHARED AUTHENTICATION (MISA) METHOD AND SYSTEM PRIOR TO DATA ACCESS

Application filed June 23, 2016

Application Number 15/191,456

BIOMETRIC, BEHAVIORAL-METRIC, KNOWLEDGE-METRIC AND ELECTRONIC-METRIC DIRECTED AUTHENTICATION AND TRANSACTION METHOD AND SYSTEM

Application filed July 5, 2016

Application Number 15/202,515

PERSONALIZED TOKENIZATION SYSTEM AND METHOD

Application filed July 14, 2016

Application Number 15/210,728

METHODS AND SYSTEMS RELATED TO MULTI-FACTOR, MULTI-DIMENSIONAL, MATHEMATICAL HIDDEN AND MOTION SECURITY PINS

Filed August 1, 2016

Application Number 15/224,998

ELECTRONIC CRYPTO-CURRENCY MANAGEMENT METHOD AND SYSTEM

Filed August 1, 2016

Application Number 15/225780

SYSTEMS AND DEVICES FOR WIRELESS CHARGING OF A POWERED TRANSACTION CARD AND EMBEDDING ELECTRONICS IN A WEARABLE ACCESSORY

Filed September 2, 2015

Application Number 14/843,925

COMPONENTS FOR ENHANCING OR AUGMENTING WEARABLE ACCESSORIES BY ADDING ELECTRONICS THERETO

Filed September 2, 2015

Application Number 14/843930

LOW BANDWIDTH CRYPTO-CURRENCY TRANSACTION EXECUTION AND SYNCHRONIZATION METHOD AND SYSTEM

Filed September 7, 2016

Application Number 15/259023

METHOD AND SYSTEM TO ORGANIZE AND MANAGE TRANSACTIONS

Filed December 2, 2016

Application Number 15/368546

THE UN-PASSWORD™: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 14, 2016

Application Number 15/068834

SYSTEM AND METHOD TO PERSONALIZE PRODUCTS AND SERVICES

Filed July 15, 2016

Application number 15/212184

SYSTEM AND METHOD TO PERSONALIZE PRODUCTS AND SERVICES

Filed September 6, 2016

Application number 15/257101

ACCORDION ANTENNA STRUCTURE

Filed April 4, 2016

Application Number 15/089844

SYSTEM AND METHOD TO AUTHENTICATE ELECTRONICS USING ELECTRONIC-METRICS

Filed July 5, 2016

Application Number 15/202553

SYSTEM AND METHOD TO DETERMINE USER PREFERENCES

Filed July 15, 2016

Application number 15/212163

PREFERENCES DRIVEN ADVERTISING SYSTEMS AND METHODS

Filed July 15, 2016

Application number 15/212161

We enter into confidentiality agreements with our consultants and key employees, and maintain control over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Corporate Information

History

We were incorporated in the state of Delaware on February 8, 2012. Nxt-ID is an emerging technology company engaged in the development of proprietary products, services and solutions for security that serve multiple end markets, including Security, Healthcare, Finance and Internet of Things (“IoT”).

On June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. By acquiring 3D-ID, the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration. 3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

On July 25, 2016, we completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants,”) to purchase an aggregate of 157,480 shares of common stock (the “LogicMark Warrant Shares”) for no additional consideration. In addition, we may be required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The LogicMark Note originally was to mature on September 23, 2016 but was extended to July 15, 2017. The earn-out payment related to 2016 and the remaining balance owed on the LogicMark Note including accrued interest were both paid in July 2017.

On May 23, 2017, we completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of Common Stock; (ii) 2,000 shares of the Series C Preferred Stock; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

In connection with the Fit Pay transaction, Orlando became our Chief Operating Officer and President of our new Fit Pay subsidiary effective as of May 23, 2017.

Other

Our principal executive offices are located at 285 North Drive, Suite D, Melbourne, FL 32934, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this Report. The information on our website is not part of this Report.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ’‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this Report. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Employees

As of January 26, 2018, we had a total of 55 full-time employees, 15 in product engineering, 7 in finance and administration, 17 in sales and customer service and 16 in product fulfillment.  None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppage. We consider our relations with our employees to be good. Our future success depends on our continuing ability to attract and retain highly qualified engineers, graphic designers, computer scientists, sales and marketing and senior management personnel. In addition, we have independent contractors whose services we are using on an as-needed basis to assist with the engineering and design of our products.

MARKET PRICE INFORMATION FOR OUR SECURITIES

Market Information

Our Common Stock trades on NASDAQ under the symbol “NXTD.” On January 26, 2018, the closing price of our shares of Common Stock listed on NASDAQ was $2.32 per share.

The following table shows the high and low market prices for our Common Stock for each fiscal quarter for the two most recent fiscal years. Market prices for our Common Stock have fluctuated significantly. As a result, the market prices shown in the following table may not be indicative of the market prices at which our Common Stock will trade after this offering.

	NASDAQ Share Price
Quarter	High	Low
First Quarter 2018 (through January 26, 2018)	$3.98	$2.13
Fourth Quarter 2017	$8.59	$1.01
Third Quarter 2017	$2.80	$1.45
Second Quarter 2017	$2.87	$1.21
First Quarter 2017	$4.17	$1.66
Fourth Quarter 2016	$4.38	$2.35
Third Quarter 2016	$6.49	$2.91
Second Quarter 2016	$5.90	$3.20
First Quarter 2016	$10.80	$2.20

Holders of Common Stock

As of January 26, 2018, there were 24,025,714 shares of our common stock outstanding and approximately 87 holders of record of our shares of our common stock. Because shares of our common stock are held by depositories, brokers and other nominees, the number of beneficial holders of shares of our common stock is substantially larger than the number of stockholders of record. Our transfer agent and registrar is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598.

Dividends

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and such other factors as our Board of Directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the financial statements and the related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

We were incorporated in the state of Delaware on February 8, 2012. Nxt-ID is an emerging technology company engaged in the development of proprietary products, services and solutions for security that serve multiple end markets, including Security, Healthcare, Finance and Internet of Things (“IoT”).

On June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. By acquiring 3D-ID, the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration. 3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

On July 25, 2016, we completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants,”) to purchase an aggregate of 157,480 shares of common stock (the “LogicMark Warrant Shares”) for no additional consideration. In addition, we may be required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The LogicMark Note originally was to mature on September 23, 2016 but was extended to July 15, 2017. The earn-out payment related to 2016 and the remaining balance owed on the LogicMark Note including accrued interest were both paid in July 2017.

In order to consummate a registered direct offering and concurrent private placement on July 13, 2017, the Company was required to obtain consent from the holders (the “November Holders”) of the Company’s (i) Amended and Restated Secured Subordinated Promissory Notes, originally issued on July 25, 2016 (i.e., the LogicMark Note), and amended on November 29, 2016 (the “November Notes”), and (ii) certain common stock purchase warrants (the “November Warrants”) that were initially exercisable on November 29, 2016. In consideration of the November Holders providing such consent to the registered direct offering and concurrent private placement, the Company and the November Holders agreed, as of July 11, 2017, to the following amendments to their respective November Notes, November Warrants, and that certain Exchange Agreement, dated November 29, 2016 (the “Exchange Agreement”):

1.	The conversion price of the November Notes was lowered from $3.00 to $2.00.

2.	The exercise price of the November Warrants was lowered from $3.00 to $2.00.

3.	The Company’s prohibition under the Exchange Agreement providing that for so long as the November Holders are holders of the November Notes, the November Warrants, or the shares of Common Stock issuable thereunder, the Company may not issue shares of our Common Stock at a price per share less than $3.00 per share, was lowered to $2.00 per share.

On July 19, 2017, the November Holders purchased from LogicMark Investment Partners, LLC (“LogicMark Investment Partners”), the representative of LogicMark, LLC, the outstanding balance of $594,403, including accrued and unpaid interest on the LogicMark Note. In connection therewith, the Company, LogicMark Investment Partners and the November Holders entered into an Assignment and Assumption Agreement, dated July 19, 2017, pursuant to which LogicMark Investment Partners assigned the LogicMark Note to the November Holders. In addition, on July 19, 2017, the Company and the November Holders entered into a Securities Exchange Agreement pursuant to which the Company exchanged the LogicMark Note held by the November Holders for (i) an aggregate principal amount of $594,408 of secured subordinated convertible promissory notes of the Company (the “July 2017 Notes”) due in July 2018, and (ii) warrants exercisable into 297,202 shares of Common Stock (the “July 2017 Warrants”). The July 2017 Notes are convertible into shares of Common Stock at a conversion price of $2.00 per share and the July 2017 Warrants are exercisable into shares of Common Stock with a five-year term and an exercise price of $2.00 per share. The exercise and the amount of shares of common stock issuable upon exercise of the July 2017 Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions. reclassifications, mergers or other corporate changes and dilutive issuances.

On May 23, 2017, the Company completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of Common Stock; (ii) 2,000 shares of the Series C Preferred Stock; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

Our innovative MobileBio® security technologies that serve these end markets include encryption and payments, biometrics, security and privacy, sensors and miniaturization. Our core competencies and intellectual property in biometrics, security, sensors, and miniaturization – developed through intensive research and development over the past decade enable us to target and serve multiple large and growing end markets globally.

We believe that our MobileBio® products will provide distinct advantages within m-commerce market by improving mobile security. Currently, most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device, and can easily be spoofed or hacked. Our security paradigm is Dynamic Pairing Codes (“DPC”). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The ongoing high-level breaches of personal credit card data demand new securities to offer higher level of consumer protection through the use of biometrics and other proprietary solutions. Our strategic plan envisions using our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smartphones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense. Nxt-ID has numerous patents pending. Many of these patents pending focus on tokenization and protection, as well as payment methodology, voice biometrics, and other biometric forms of directed payment.

In healthcare, our business initiatives were bolstered by the acquisition of LogicMark, on July 25, 2016. LogicMark serves a market that enables two-way communication, sensors, biometrics and security to make home care for chronic medical conditions, including “aging in place,” a reality. There are three major trends driving this market: (1) an aging population; (2) desire to “age in place”; and (3) the acute need to lower cost of care. These trends together have produced a large and growing market for us to serve. LogicMark has built a business around emergency communications in healthcare. We have a strong business with the U.S. Department of Veterans Affairs (VA) today serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing. Our strategic plan calls for expanding LogicMark’s business into other retail and enterprise channels to better serve the expanding demand for secure and remote healthcare.

Remote healthcare, which includes health monitoring and management using IoT and cloud-based processing, is an emerging area for LogicMark. The long-term trend toward more home-based care is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants. One of the promising applications of our VoiceMatch™ technology is enabling secure commands for restricted medical access. This solution, when coupled with our BioCloud™, combines biometrics with encryption and distributed access control.

Security and privacy concerns are already central to the adoption of IoT solutions that provides a large opportunity for the Company to collaborate and license its technology to the consumer-facing firms that are aggressively pursuing IoT opportunities.

In finance, the technology pioneered by our “Wocket” has continued to develop its range of capability while shrinking in size. This provides a technology package that can be integrated into a “smart wallet” that has the same or substantially similar technology as Apple Pay or into a card that can be used for a variety of transactions including – magnetic stripe emulation (Wi-Mag), Near Field Communication (NFC), tokens, barcode/QR codes and a Bluetooth Beacon for remote sensing and response applications. Versions of this technology package provide a functional and secure “vault” that allows for full consumer control and customization by OEMs and solution providers.

Our finance business is being driven by the development of an innovative smartcard that leverages “Wocket” technology. The smartcard is called “Flye” and it is being developed in our partnership with WorldVentures Holdings, LLC (“WVH”). Flye is poised to finally deliver on the smart card vision that appeared in videos years ago. Flye offers new and unique features compared to any other “smartcards” in the market. It handles the core functions such as loading in multiple cards, gathering loyalty points while opening – up new opportunities - for example the Bluetooth Beacon makes it simpler for service providers to automatically open doors, provide access, initiate requests among other things – all with software. Flye is targeted at WVH members who care about travel, food and entertainment. These concerns demand more than payments and include loyalty programs and security features for peace of mind when traveling. Flye is designed to work in synchrony with the WVH smartphone application. It is a “tethered” solution, albeit a wireless one. WVH has a comprehensive vision for its card that includes the ability to deliver a highly tailored membership experience.

With respect to IoT, the Company has joined the Cisco Solution Partner program to provide biometric and encryption solutions in conjunction with other ecosystem partners. Cisco sees security as integral to IoT. Cisco is integrating security directly into network infrastructure to enable companies to use their IoT networks in a secure fashion.

Our merger with Fit Pay has provided us with a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices with very little start-up time, investment in software development and instant access to the leading card networks. With payment capabilities powered by Fit Pay, IoT device manufacturers can create customer loyalty, tab into recurring revenue streams, open new markets, and differentiate their products in a competitive marketplace. Fit Pay’s lead customer currently is Garmin International.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for companies (for industrial uses, such as enterprise computer networks) as well as individuals (for consumer uses, such as smart phones, tablets or personal computers), law enforcement, the defense industry, and the U.S. Department of Defense.

Results of Operations

Comparison of nine and three months ended September 30, 2017 and September 30, 2016

Revenue. Our revenues for the nine and three months ended September 30, 2017 were $18,867,564 and $4,530,088, respectively, compared to $3,174,151 and $3,093,356, respectively, for the nine and three months ended September 30, 2016. The increase in our revenues for the nine and three months ended September 30, 2017 versus the nine and three months ended September 30, 2016 is directly related to shipments of the Flye card for WVH and LogicMark product sales.

Cost of Revenue and Gross Profit. Our gross profit for the nine and three months ended September 30, 2017 was $10,126,772 and $2,824,068, respectively, compared to gross profit of $1,287,349 and $1,345,723, respectively, for the nine and three months ended September 30, 2016. The increase in gross profit resulted from the shipments of the Flye smartcard and strong gross margin contributed by LogicMark. For the three and nine months ended September 30, 2016, the gross profit of LogicMark which was acquired on July 25, 2016, was included for the post acquisition period only.

Operating Expenses. Operating expenses for the nine months ended September 30, 2017 totaled $10,077,207 and consisted of research and development expenses of $939,726, selling and marketing expenses of $3,373,370 and general and administrative expenses of $5,764,111. Our operating expenses for the nine months ended September 30, 2017 were higher by $2,682,642 as compared to the nine months ended September 30, 2016. The primary reason for the increase is the inclusion of the operating expenses of LogicMark for the full nine months ended September 30, 2017, whereas for the nine months ended September 30, 2016, LogicMark only was included for the post acquisition period since it was acquired on July 25, 2016. In addition, Fit Pay was not part of our consolidated operating results for the nine months ended September 30, 2016. The research and development expenses relate primarily to salaries and consulting services of $723,781. Selling and marketing expenses consisted primarily of salaries and consulting services of $895,489, amortization of intangibles of $836,415, merchant processing fees of $292,866, sales commissions of $215,389 and advertising and promotional expenses of $146,828. General and administrative expenses consisted of salaries and consulting services of $1,613,258, accrued management and employee incentives of $700,000, legal, audit and accounting fees of $700,181, and fees incurred of $149,443 related to the acquisition of Fit Pay. Also included in general and administrative expenses is $1,024,584 in non-cash stock compensation to employees, consultants and board members.

Operating expenses for the nine months ended September 30, 2016 totaled $7,394,565 and consisted of research and development expenses of $824,888, selling and marketing expenses of $1,910,030 and general and administrative expenses of $4,659,647. The research and development expenses relate primarily to salaries and consulting services of $392,991, as well as expenses of 218,584 primarily related to the design and development of the “smart card” for WVH and manufacturing of the Wocket®. Selling and marketing expenses consisted primarily of salaries and consulting services of $532,866 and advertising and promotional expenses, including trade shows, of $412,351. General and administrative expenses for the nine months ended September 30, 2016 consisted of salaries and consulting services of $787,758, accrued management and employee incentives of $450,000, legal, audit and accounting fees of $1,425,975 and fees incurred of $609,466 related to the acquisition of LogicMark. Also included in general and administrative expenses is $282,300 in non-cash stock compensation to consultants and board members.

Operating expenses for the three months ended September 30, 2017 totaled $4,507,806 and consisted of research and development expenses of $677,104, selling and marketing expenses of $1,288,949 and general and administrative expenses of $2,541,753. Our operating expenses for the three months ended September 30, 2017 were higher by $1,688,884 as compared to the three months ended September 30, 2016. The primary reason for the increase is the inclusion of the operating expenses of LogicMark for the entire three months ended September 30, 2017 versus a partial inclusion for the three months ended September 30, 2016, since LogicMark was on acquired on July 25, 2016. In addition, Fit Pay was not part of our consolidated operating results for the three months ended September 30, 2016. The research and development expenses relate primarily to salaries and consulting services of $595,645. Selling and marketing expenses consisted primarily of salaries and consulting services of $345,062, amortization of intangibles of $379,263, merchant processing fees of $82,560, sales commissions of $70,231 and advertising and promotional expenses of $49,059. General and administrative expenses for the three months ended September 30, 2017 consisted of salaries and consulting services of $619,019, accrued management and employee incentives of $400,000, legal, audit and accounting fees of $219,990, and fees incurred of $26,626 related to the acquisition of Fit Pay. Also included in general and administrative expenses is $820,029 in non-cash stock compensation to employees, consultants and board members.

Operating expenses for the three months ended September 30, 2016 totaled $2,818,922 and consisted of research and development expenses of $80,208, selling and marketing expenses of $792,481 and general and administrative expenses of $1,946,233. The research and development expenses relate primarily to the design, development and manufacturing of the smart card for WVH. Selling and marketing expenses consisted primarily of salaries and consulting services of $219,595, merchant processing fees of $74,008 and sales commissions of $57,585. General and administrative expenses for the three months ended September 30, 2016 consisted of salaries and consulting services of $328,565, accrued management and employee incentives of $150,000, legal, audit and accounting fees of $605,488 and fees incurred of $275,948 related to the acquisition of LogicMark. Also included in general and administrative expenses is $87,028 in non-cash stock compensation to consultants and board members.

Operating Income (Loss). The operating income for the nine months ended September 30, 2017 was $49,565 and the operating loss for the three months ended September 30, 2017 was $1,683,738, respectively, compared with an operating loss of $6,107,216 and $1,473,199, respectively, for the nine and three months ended September 30, 2016. The significant favorable change in operating income for the nine months ended September 30, 2017 is attributable to the enhanced gross margin discussed above as well as certain cost containment efforts related to advertising and trade show expenses and professional fees included in operating expenses.

Net Loss. The net loss for the nine months ended September 30, 2017, was $5,960,684. The net loss for the nine months ended September 30, 2017 was primarily attributable to the interest expense incurred of $5,596,131, an unfavorable change in fair value of contingent consideration of $133,755, and an income tax provision of $279,563 all of which were partially offset by operating income of $49,565. The net loss for the three months ended September 30, 2017 was $4,031,152 and was primarily attributable to an operating loss of $1,683,738, interest expense of $2,173,919, an unfavorable change in fair value of contingent consideration of $80,307, and an income tax provision of $93,188. The net loss for the nine and three months ended September 30, 2016, was $10,368,921 and $2,447,649, respectively, and resulted in part from the operational expenses incurred during the nine and three months ended September 30, 2016. In addition, the net loss was attributable to interest expense incurred of $1,684,959 and $969,450, respectively. For the nine months ended September 30, 2016, the net loss also included, unfavorable changes in fair value of derivative liabilities of $2,299,020 and a loss on extinguishment of debt of $272,749 resulting from the accelerated installment payments made during the nine months ended September 30, 2016.

Year ended December 31, 2016, compared with the year ended December 31, 2015.

Revenue. Our revenues for the year ended December 31, 2016 were $7,736,320 compared to $616,854 for the year ended December 31, 2015. The increase in revenues for the year ended December 31, 2016 as compared to the year ended December 31, 2015 is primarily attributable to the LogicMark acquisition and to a lesser extent the billing to WVH for smart cards and readers as well as engineering and customer support services. The LogicMark operating results are included from the acquisition date of July 25, 2016 through December 31, 2016. Our revenues for the year ended December 31, 2016 also included shipments of the Wocket from new customer orders received during 2016. Our revenues for the year ended December 31, 2015 were related to shipments of the Wocket® to our early access pre-order customers as well as new customer orders placed in 2015. In addition, the revenues for the year ended December 31, 2015 included resale sales of the Wocket® to wholesale customers who resell the Wocket® through their respective distribution channels. The aggregate dollar amount of these resale sales was $167,466. The selling price per unit as it relates to wholesale sales was considerably lower than our direct selling price to our individual customers which negatively impacted our gross profit margin. The sales prices to wholesale customers were significantly discounted in order to accelerate product awareness and adoption of the Wocket®

Cost of Revenue. The increase in our gross margin for the twelve months ended December 31, 2016 was primarily attributable to the inclusion of the LogicMark operating results for the period July 25, 2016 through December 31, 2016. Our cost of revenue includes our direct product cost to both our individual customers as well as our wholesale customers. During 2015, our gross margin on sales to our wholesale customers was considerably lower than the gross margin resulting from sales to our individual customers as discussed above.

Our cost of revenue for 2015 also included a write off of excess and obsolete inventory of $343,216 resulting from our transition to Version 2 of the Wocket® which now includes NFC technology. We also recorded an unfavorable book-to-physical inventory adjustment of $131,209 as well as scrap adjustments of $375,699 relating primarily to low early stage production yield. In addition, we recorded a lower of cost or market adjustment of $149,000 in anticipation of our future sales to wholesale customers. We expect that our future selling price to wholesale customers will continue to be less on a per unit basis as compared to our selling price per unit to our direct individual customers. We anticipate our 2017 revenues and gross profit margin increasing over 2016 levels as a result of including the operating results of LogicMark for the entire year as well as increased sales volume of the smart card to WVH.

Operating Expenses. Operating expenses for the year ended December 31, 2016 totaled $10,011,540 and consisted of research and development expenses of $888,187, selling and marketing expenses of $2,881,668 and general and administrative expenses of $6,241,685. The research and development expenses related primarily to salaries and consulting services of $392,991, as well as expenses of $226,293 primarily related to the design and development of the smart card for WVH and manufacturing of the Wocket®. Selling and marketing expenses consisted primarily of salaries and consulting services of $1,326,220, that were paid in both cash and common stock, and advertising and promotional expenses, including trade shows of $519,397. General and administrative expenses for the year ended December 31, 2016 consisted of salaries and consulting services of $1,113,574, accrued management and employee incentives of $600,000, legal, audit and accounting fees of $1,602,083 and fees incurred of $605,228 related to the acquisition of LogicMark. Also included is $352,020 in non-cash stock compensation to vendors and board members.

Operating expenses for the year ended December 31, 2015 totaled $9,717,327 and consisted of research and development expenses of $2,728,518, selling and marketing expenses of $3,423,567 and general and administrative expenses of $3,565,242. The research and development expenses related primarily to salaries and consulting services of $1,446,657, as well as test materials and prototypes of $608,768 necessary for the design, development and manufacturing of the Wocket®. Selling and marketing expenses consisted primarily of salaries of $301,585, and consulting services of $1,471,460, that were paid in both cash and common stock and advertising and promotional expenses, including trade shows of $1,327,657. General and administrative expenses for the year ended December 31, 2015 consisted of salaries and consulting services of $1,023,843, accrued management and employee incentives of $372,000, legal, audit and accounting fees of $405,637 and consulting fees for public relations of $269,540. General and administrative expenses also include $139,921 for the waiver of a provision to satisfy accelerated installments of the December Notes in cash. Also included is $472,590 in non-cash stock compensation to vendors and board members.

Our operating expenses for the year ended December 31, 2016 were approximately $294,000 higher as compared to operating expenses for the year ended December 31, 2015. Our research and development expenses relating to the development of our biometric wallet, as well as our advertising and promotional expenses decreased for the year ended December 31, 2016 versus the comparable 2015 period resulting primarily from the completion of the product development in early 2016. These reductions in operating expenses were offset by higher legal, audit and accounting fees and expenses incurred related to the acquisition of LogicMark, as well as research and development for the WVH smartcard and the inclusion of the operating expenses of LogicMark for the period July 25, 2016 through December 31, 2016.

Net Loss. The net loss for the year ended December 31, 2016 was $12,815,714 and resulted in part from operational expenses of $10,011,540 incurred during the year ended December 31, 2016. The operational expenses were partially offset by favorable gross profit margin stemming primarily from the acquisition of LogicMark. In addition, the net loss was attributable to interest expense incurred of $3,275,059, unfavorable changes in fair value of derivative liabilities of $2,299,020 and a loss on extinguishment of debt of $272,749 resulting from the accelerated installment payments made during the year ended December 31, 2016.

The net loss for the year ended December 31, 2015 was $13,076,854 and resulted primarily from the loss on product sales of $1,206,970 and from $9,717,327 of operational expenses incurred during the year ended December 31, 2015. Also during the year ended December 31, 2015, the Company incurred inducement expense of $755,000 related to the Waiver Agreement (as defined below) that was entered into on April 23, 2015, and the change in the conversion price related to the 8% Convertible Notes (as defined below) issued on July 27, 2015, and interest expense of $1,249,961 resulting from interest on the convertible notes and the amortization of both the convertible note discount and the deferred debt issuance costs stemming from the issuances of convertible notes on April 24, 2015 and December 8, 2015. In addition, the Company incurred a loss on extinguishment of debt of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs related to the convertible notes issued on April 24, 2015 on December 7, 2015. Lastly, the Company recorded a realized gain of $47,242 and an unrealized gain of $444,728 resulting from a change in the fair value of derivative liabilities.

Liquidity and Capital Resources

We have incurred operating income of $49,565 and a net loss of $5,960,684, for the nine months ended September 30, 2017.

Cash and Working Capital

As of September 30, 2017, the Company had cash and stockholders’ equity of $514,602 and $6,835,893, respectively. At September 30, 2017, the Company had a working capital deficiency of $6,322,182 (including contingent consideration of $5,340,432).

We have incurred net losses of $12,752,928 and $13,076,854 for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016, the Company had cash and stockholders’ equity of $3,299,679 and $2,818,731, respectively. At December 31, 2016, the Company had a working capital deficiency of $2,073,523. During the year ended December 31, 2016, the Company raised net proceeds of approximately $7,759,775 through the issuance of Series A and B preferred stock, a short-term promissory note and convertible exchange notes.

Cash (Used in) Operating Activities

Our primary ongoing uses of operating cash relate to payments to subcontractors and vendors for product, research and development, salaries and related expenses and professional fees. Our vendors and subcontractors generally provide us with normal trade payment terms. During the nine months ended September 30, 2017, net cash used in operating activities totaled $4,070,140, which was comprised of a net loss of $5,960,684, positive non-cash adjustments to reconcile net loss to net cash used in operating activities of $5,536,793, and changes in operating assets and liabilities of negative $3,646,249, as compared to net cash used in operating activities of $3,016,089 for the nine months ended September 30, 2016, which was comprised of a net loss of $10,368,921, positive non-cash adjustments to reconcile net loss to net cash used in operating activities of $4,717,109, and changes in operating assets and liabilities of positive $2,635,723.

During the year ended December 31, 2016, net cash used in operating activities amounted to $950,048, which was comprised of a net loss of $12,752,928, positive adjustments to reconcile net loss to net cash used in operating activities of $5,919,499 and changes in operating assets and liabilities of positive $5,883,381 as compared to net cash used in operating activities of $8,620,672 for the year ended December 31, 2015, which was comprised of a net loss of $13,076,854, positive adjustments to reconcile net loss to net cash used in operating activities of $4,933,745 and changes in operating assets and liabilities of negative $477,563.

Cash (Used in) Investing Activities

During the nine months ended September 30, 2017, net cash used in investing activities totaled $1,595,597 and was primarily related to the payment of $1,500,000 of contingent consideration related to the earnout payment due to the LogicMark Sellers for 2016. In addition, we had purchases of equipment of $6,486 and the cash portion of the purchase price to acquire Fit Pay, net of cash acquired of $89,111 which closed on May 23, 2017. During the nine months ended September 30, 2016, net cash used in investing activities amounted to $15,934,698 and was related to changes in restricted cash of $1,494,665 which was primarily attributable to the cash proceeds received as a result of the transaction with WVH offset in part by purchases of tooling of $39,073. In addition, the Company used $17,390,290 in cash to acquire LogicMark net of cash acquired.

During the year ended December 31, 2016, net cash used in investing activities amounted to $15,934,781 and was related to changes in restricted cash of $1,494,582 which was primarily attributable to the cash proceeds received as a result of the transaction with WVH offset in part by purchases of tooling of $39,073. In addition, the Company used $17,390,290 in cash to acquire LogicMark net of cash acquired. During the year ended December 31, 2015, net cash used in investing activities amounted to $1,888,281 and was comprised of the purchases of equipment and production tooling and molds of $381,767 and changes in restricted cash of $1,506,514 which was primarily attributable to the cash proceeds received as a result of the transaction with WVH (described below).

Cash (Used in) Provided by Financing Activities

During the nine months ended September 30, 2017, net cash provided by financing activities totaled $2,880,660 and was primarily related to the net proceeds received from the issuance of common stock and warrants of $3,069,940 and the net proceeds received from the issuance of convertible exchange notes of $594,408. The Company also paid down the LogicMark Note of $773,969 and we also paid $9,719 for legal and other expenses related to equity offerings. During the nine months ended September 30, 2016, the Company received proceeds of $2,269,775 (including $400,000 in proceeds received from a short-term promissory note that was exchanged for Series A preferred stock) from the issuance of Series A Preferred Stock and $4,090,000 in net proceeds from the issuance of Series B Preferred Stock. The Company also received net proceeds from the revolving credit facility which were used in part to fund the LogicMark acquisition. In addition, the Company received proceeds of $50,000 in connection with the exercise of 100,000 warrants. The Company also paid down $250,000 of the seller’s note resulting from the LogicMark acquisition.

During the year ended December 31, 2016, the Company received net proceeds of $1,869,755 from the issuance of Series A Preferred Stock and $400,000 from the issuance of a promissory note that was converted into Series A Preferred Stock. In addition, the Company received $4,090,000 in net proceeds from the issuance of Series B Preferred Stock. The Company also received net proceeds of $13,906,250 from the revolving credit facility which were used in part to fund the LogicMark acquisition. In addition, the Company also paid down $1,726,031 of the seller’s note that resulted from the LogicMark acquisition with net cash received from the issuance of convertible exchange notes of $1,400,000 as well as cash on hand. During the year ended December 31, 2015, the Company received net proceeds of $8,076,657 from the issuance of common stock, warrants, notes, and $650,000 from the exercise of warrants.

Sources of Liquidity

We are an emerging growth company and have generated losses from operations since inception. We incurred a net loss of $5,960,684 during the nine months ended September 30, 2017. As of September 30, 2017, the Company had a working capital deficiency of $6,322,182 (including contingent consideration of $5,340,432) and stockholders’ equity of $6,835,893, respectively.

Given our cash position at September 30, 2017, proceeds from equity and debt offerings subsequent to September 30, 2017 and our projected cash flow from operations over the next twelve months, we believe that we will have sufficient capital to sustain operations over the next twelve months following the date of this filing. In order to execute our long-term strategic plan to develop and commercialize our core products, fulfill our product development commitments and fund our obligations as they come due, including the earn-out payments related to the acquisitions of LogicMark and Fit Pay, we may need to raise additional funds, through public or private equity offerings, debt financings, or other means. Should we not be successful in obtaining the necessary financing, or generate sufficient revenue to fund our operations, we would need to curtail certain of our operational activities.

Financings

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “April Convertible Notes”), Class A Common Stock Purchase Warrants (the “Class A Warrants”) to purchase up to 46,875 shares of the Company’s common stock and Class B Common Stock Purchase Warrants (the “Class B Warrants,” and together with the Class A Warrants, the “April Warrants”) to purchase up to 46,875 shares of the Company’s common stock. The April Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $25.20 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrants have an initial exercise price equal to $30.20 per share and the Class B Warrants have an initial exercise price equal to $50.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the April Convertible Notes after deducting debt issuance costs of $93,500.

The Company recorded a debt discount of $1,575,000 related to the sale of the April Convertible Notes and the April Warrants. The debt discount reflects the underlying fair value of the April Warrants of approximately $860,000 on the date of the transaction and a beneficial conversion charge of approximately $715,000. The debt discount will be amortized to interest expense over the earlier of (i) term of the April Convertible Notes or (ii) conversion of the debt.

In connection with the sale of the April Convertible Notes and April Warrants, the Company entered into a registration rights agreement, dated April 24, 2015 (the “April Registration Rights Agreement”), with the April Purchasers, pursuant to which the Company agreed to register the shares of common stock underlying the April Convertible Notes and April Warrants on a Form S-3 registration statement to be filed with the SEC within ten (10) business days after the date of the issuance of the April Convertible Notes and April Warrants (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act within ninety (90) days following the April Filing Date. If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each April Purchaser. On May 8, 2015, the Company filed a registration statement on Form S-3 with the SEC to register the shares issuable upon the conversion of the April Convertible Notes, the related accrued interest and the exercise of the April Warrants. Such registration statement was declared effective with the SEC on May 14, 2015.

In connection with the sale of the April Convertible Notes and the April Warrants, the Company entered into a security agreement, dated April 24, 2015 (the “April Security Agreement”), between the Company, 3D-ID and the collateral agent thereto. Pursuant to the Security Agreement, the April Purchasers were granted a security interest in certain personal property of the Company and 3D-ID to secure the payment and performance of all obligations of the Company and 3D-ID under the April Convertible Notes, April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement. In addition, in connection with the April Security Agreement, 3D-ID executed a subsidiary guaranty, pursuant to which it agreed to guarantee and act as surety for payment of the April Convertible Notes and other obligations of the Company under the April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement.

As described below, the April Purchasers exchanged the April Convertible Notes into the convertible notes that were issued on December 8, 2015. (The December Notes as defined on page 27 in the December 2015 Private Placement). As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding face amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $2.50. As a result of this installment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

July 2015 Private Placement

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investor (the “July Purchaser”) pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The Company received net proceeds of $200,000 from the sale of the 8% Convertible Notes.

The 8% Convertible Notes mature on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default.

The 8% Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $35.00 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The Company agreed that if it effected a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder shall have the right to convert the entire amount of the subscription amount into such Registered Offering. The July Purchaser converted the entire subscription amount into the August Offering described below.

The conversion price used to convert the entire purchase price into common stock was equivalent to the equity offering price of $17.50 on August 4, 2015 and not the conversion price of $35.00 stipulated in the securities purchase agreement. As a result of the change in the conversion price, the Company recorded additional inducement expense of $100,000 at the time of conversion.

August 2015 Offerings

On August 4, 2015, the Company closed with certain purchasers (the “August 2015 Purchasers”) a public offering (the “August Offering”) providing for the issuance and sale by the Company of 172,143 shares of the Company’s common stock at a price to the public of $17.50 per share (the “Registered Shares”) for an aggregate purchase price of $3,012,500.

In connection with the sale of the Registered Shares, the Company also entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with the August 2015 Purchasers providing for the issuance and sale by the Company of warrants to purchase 86,072 shares of the Company’s common stock at a purchase price of $0.00000001 per warrant (the “August 2015 Warrants”).  Each August 2015 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date an exercise price equal to $23.50 per share and have a term of exercise equal to five (5) years from the date on which first exercisable.

The Registered Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

Pursuant to a Registration Rights Agreement, dated July 30, 2015, by and between the Company and the August 2015 Purchasers, the Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the August 2015 Warrants.

The placement agent in connection with the Registered Shares was Northland Securities, Inc.

October 2015 Public Offering

On October 21, 2015, the Company closed on an underwritten public offering of its common stock. The Company offered 150,000 shares of common stock at a price to the public of $7.00 per share. The Company received gross proceeds from the offering, before deducting underwriting discounts and commission and other offering expenses payable by the Company, of approximately $1,050,000. The underwriter was Aegis Capital Corp.

November 2015, Term Note

On November 25, 2015, the Company issued the Term Note with a principal amount of $200,000 to an accredited purchaser (the “November Purchaser”). The Term Note was scheduled to mature on December 15, 2015. The interest rate was 12% per annum with a minimum guaranteed interest of $10,000. The November Purchaser converted the entire principal amount into the December Offering described below.

December 2015 Private Placement

On December 8, 2015, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain accredited investors (the “December Purchasers”) pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes (the “December Notes”) for an aggregate purchase price of $1,500,000 (the “December Offering”). The Notes will mature on December 8, 2016 (the “December Maturity Date”), less any amounts converted or redeemed prior to the December Maturity Date. The December Notes bear interest at a rate of 8% per annum. The December Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $5.50 per share. In case of an Event of Default (as defined in the December Notes), the notes are convertible at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days, until such Event of Default has been cured. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events. The Notes are repayable from the earlier of June 7, 2016 or the effective date of the initial registration statement that was filed with this offering, (The Installment Trigger Date). The installment payments are to be made on the lst and 15th calendar day of each month. The amount of each installment is the quotient of the original principal amount divided by the number of installment payments after the Installment Trigger Date and the scheduled Maturity Date on December 7, 2016. The holder of the notes may opt to accelerate two installment amounts in an amount up to twice the regular installment amount. The installment payments may be made in cash or in common stock at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days at the option of the Company.

In connection with the sale of the December Notes, the Company also issued to the December Purchasers an aggregate of 90,000 shares of the Company’s common stock in consideration of each Investor’s execution and delivery of the December Purchase Agreement (the “Commitment Shares”). The Commitment Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

As described above, the April Purchasers exchanged the April Convertible Notes into the convertible notes that were issued on December 8, 2015. (The December Notes). As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding principal amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $2.50. As a result of this repayment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

The total face amount of the Notes outstanding on December 8, 2015 were $3,644,850.

On December 8, 2015 the Company recorded a debt discount of $1,719,700 and a derivative liability of $912,330.

The debt discount is attributable to the value of the separately accounted for conversion feature and common stock issued in connection with the sale of the Notes. The embedded conversion feature derivatives relate to the conversion option, the installment payments and the accelerated installment option of the Notes. The embedded derivatives were evaluated under FASB ASC Topic 815-15, were bifurcated from the debt host, and were classified as liabilities in the consolidated balance sheet. The debt discount is amortized using the effective interest method over the term of the Notes. For the year ended December 31, 2015, the Company recorded a total of $1,093,371 of debt discount amortization, which was recorded as an interest expense in the consolidated statement of operations. Of this amount, $109,535 related to the December Notes.

At December 31, 2015, the face amount of the Notes outstanding was $3,294,850.

December 2015 Strategic Agreements

On December 31, 2015, the Company entered into a Master Product Development Agreement (the “Development Agreement”) with WVH. The Development Agreement commenced on December 31, 2015, and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WVH provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

In connection with the Development Agreement, on December 31, 2015, the Company entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WVH providing for the issuance and sale by us of 1,050,000 shares (the “WVH Shares”) of Common Stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 251,250 shares (the “WVH Warrant Shares”) of Common Stock, for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on the five (5) month anniversary of the issuance date at an exercise price equal to $7.50 per share and has a term of exercise equal to two (2) years and seven (7) months from the date on which first exercisable.

In connection with the sale of the WVH Shares and the WVH Warrant, the Company entered into a registration rights agreement, dated December 31, 2015 (the “WVH Registration Rights Agreement”), with WVH, pursuant to which the Company agreed to register the WVH Shares and the WVH Warrant Shares on a Form S-1 or Form S-3 registration statement (the “WVH Registration Statement”) to be filed with the SEC within ninety (90) days after the date of the issuance of the WVH Shares and the WVH Warrants (the “WVH Filing Date”) and to cause the WVH Registration Statement to be declared effective under the Securities Act within one hundred eight (180) days following the WVH Filing Date.

Pursuant to the Development Agreement, WVH retained the Company to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WVH’s network of sales representatives, members, consumers, employees, contractors or affiliates. In conjunction with the Development Agreement, the Company and WVH contractually agreed to dedicate $1,500,000 of the $2,000,000 in total proceeds received by the Company to the development and manufacture of the product for WVH. In addition, any expenditure of the $1,500,000 in proceeds is restricted in that the Company will need prior approval from WVH on a monthly basis in order to fund the estimated expenditures needed for the development of the product for WVH from the $1,500,000.

In the event that the WVH Registration Statement is filed with the SEC untimely, WVH may be, in addition to being entitled to exercise all rights granted by law and under the WVH Registration Rights Agreement, including recovery of damages, shall be entitled to specific performance of its rights under the WVH Registration Rights Agreement. Pursuant to the WVH Registration Rights Agreement, each of the Company and WVH and agreed that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of the WVH Registration Rights Agreement and that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate. We filed the registration statement on a timely basis; however the filing was subsequently withdrawn. There were no penalties associated with this action.

March 2016 Promissory Note

On March 11, 2016, the Company issued a promissory note with a principal amount of $400,000 to an accredited purchaser (the “March Promissory Note”). The March Promissory Note was converted into the Series A Preferred Stock offering in April 2016.

April 2016 Offering

On April 11, 2016, the Company closed a registered offering (the “April 2016 Offering”) of shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Company sold 2,500,000 shares of Series A Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other offering expenses payable by the Company, of approximately $2,500,000. Holders of the Series A Preferred stock shall be entitled to receive from the first date of issuance of the Series A Preferred Stock cumulative dividends at a rate of 25% Per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash, shares of common stock, or additional share of Series A Preferred Stock.

May 2016 Interest Purchase Agreement

On May 17, 2016, the Company entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with LogicMark, LLC (“LogicMark”) and the holders of all of the membership interests (the “Interests”) of LogicMark (the “Sellers”), pursuant to which the Company acquired all of the Interests from the Sellers (the “Transaction”). The Company issued the equivalent of $300,000 in shares of common stock to the Sellers of LogicMark to extend the exclusivity period to June 30, 2016.

Additionally, upon signing the Interest Purchase Agreement the Company issued warrants (the “Warrants”) to the Sellers to acquire an aggregate of up to $600,000 of shares (157,480 shares) of the Company’s common stock for no additional consideration. The Warrants were originally only exercisable if the Transaction did not close by June 30, 2016. Pursuant to an amendment entered into as of July 7, 2016, the Warrants were exercisable as of July 22, 2016.

On July 25, 2016, the issuances of common stock and warrants to the Sellers of LogicMark totaling $900,000 became part of the overall consideration paid to the Sellers to acquire LogicMark.

July 2016 Offering

On July 25, 2016, the Company closed a private placement (the “July 2016 Offering”) of shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “July 2016 Warrants”) to purchase 562,500 shares of the Company’s common stock. The Company sold 4,500,000 shares of Series B Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other offering expenses payable by the Company, of approximately $4,500,000. The conversion price of the Series B Preferred Stock is $4.00. The July 2016 Warrants will be exercisable beginning on January 25, 2017, and are exercisable for a period of five (5) years. The exercise price with respect to the July 2016 Warrants is $7.50 per share. Holders of the Series B Preferred stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock cumulative dividends at a rate of 25% Per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash, shares of common stock, or additional share of Series B Preferred Stock.

November 2016 Exchange

On July 25, 2016, the Company, in connection with its acquisition of LogicMark, LLC (the “Seller”), issued to LogicMark Investment Partners, LLC, as the Seller’s representative (“LogicMark Investment”) a secured subordinated promissory note in the amount of $2,500,000 (the “Original Note”), and the Seller and the Company entered into a security agreement to secure the Original Note.

On November 29, 2016, the Company entered into an exchange agreement (the “November Exchange Agreement”) with certain holders of a portion of the Original Notes (the “November Holders”) pursuant to which the Company exchanged with the November Holders $1,500,000 of Original Notes held by the November Holders in exchange for: (i) an aggregate principal amount of $1,500,000 of new secured subordinated promissory notes (the “November Exchange Notes”); and (ii) the common stock purchase warrants exercisable into 500,000 shares of the Company’s Common Stock (the “November Exchange Warrants”). The November Holders purchased the $1,500,000 of Original Notes from LogicMark Investment prior to this transaction.

The November Exchange Warrants are exercisable beginning on November 29, 2016, and are exercisable for a period of five (5) years. The exercise price with respect to the November Exchange Warrants is $2.00 per share (the “November Exercise Price”) pursuant to an amendment entered into between the Company and the November Holders on July 11, 2017. The November Exercise Price and the amount of shares of Common Stock issuable upon exercise of the November Exchange Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Subsequent to certain payments made to LogicMark Partners under the Original Note, the Company issued to LogicMark Partners on November 29, 2016, an Amended and Rested Secured Promissory Note, with a principal amount of the remaining balance of the Original Note.

On December 19, 2017, and effective as of November 29, 2017, we entered into an agreement (the Amendment Agreement”) with the November Holders. Pursuant to the Amendment Agreement, the Company and the Holders agreed to (i) amend the maturity dates of the November Exchange Notes by one (1) year, or November 29, 2018, and (ii) that the November Holders would forbear the exercise of any remedies due to the passing of the original maturity date of the Exchange Notes. In consideration thereof, the Company issued to the November Holders an aggregate of 370,000 shares of restricted Common Stock.

May 2017 Merger

On May 23, 2017, we completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of Common Stock; (ii) 2,000 shares of the Series C Preferred Stock; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

In connection with the Fit Pay transaction, Orlando became our Chief Operating Officer and President of our new Fit Pay subsidiary effective as of May 23, 2017.

July 2017 Offerings

For information regarding this offering, see “Issuance of Warrants” above.

July 2017 Exchange

On July 19, 2017, certain investors (the “July Holders”) purchased from LogicMark Investment the $594,403 outstanding balance on the Amended and Restated Secured Promissory Note, inclusive of accrued and unpaid interest. In connection therewith, the Company, LogicMark Partners, and the July Holders entered into an Assignment and Assumption Agreement, dated July 19, 2017 (the “Assignment Agreement”), whereby LogicMark Partners assigned the Amended and Restated Promissory Note to the July Holders.

Additionally, on July 19, 2017, the Company and the July Holders entered into an exchange agreement (the “July Exchange Agreement”) pursuant to which the Company exchanged with the July Holders the Amended and Restated Promissory Note held by them in exchange for: (i) an aggregate principal amount of $594,403 of new secured subordinated promissory notes (the “July Exchange Notes”); and (ii) common stock purchase warrants exercisable into 297,202 shares of Common Stock (the “July Exchange Warrants”).

The July Exchange Warrants are exercisable beginning on July 19, 2017, and are exercisable for a period of five (5) years. The exercise price with respect to the July Exchange Warrants is $2.00 per share (the “July Exercise Price”). The July Exercise Price and the amount of shares of Common Stock issuable upon exercise of the July Exchange Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

November 2017 Offerings

For information regarding this offering, see “Issuance of Warrants” above.

December 2017 Offering

On December 26, 2017, we closed a registered direct offering (the “December Registered Direct Offering”) of an aggregate of 1,750,000 shares (the “December Shares”) of Common Stock. We sold the December Shares at a price of $4.00 per share. We received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by us, of approximately $7 million. Aegis Capital Corp. acted as the lead placement agent for the offering and Maxim Group LLC acted as a co-placement agent for the offering.

Off Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which stipulates that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for such goods or services. To achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract(s); (3) determine the transaction price(s); (4) allocate the transaction price(s) to the performance obligations in the contract(s); and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The guidance also requires advanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”), which defers the effective date of FASB’s revenue standard under ASU 2014-09 by one year for all entities and permits early adoption on a limited basis. As a result of ASU 2015-14, the guidance under ASU 2014-09 shall apply for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that period. Early adoption is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those annual periods. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarified the implementation guidance regarding performance obligations and licensing arrangements. The Company is currently reviewing and evaluating this guidance and its impact on its consolidated financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09 (“ASU 2016-09”), “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” ASU 2016-09 will affect all entities that issue share-based payment awards to their employees and is effective for annual periods beginning after December 15, 2016 for public entities. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted this standard in the first quarter of 2017 and it did not have a material impact on its consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12 (“ASU 2016-12”), “Revenue from Contracts with Customers (Topic 606): Narrow- Scope Improvements and Practical Expedients.” ASU 2016-12 will affect all entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration. The amendments in this update affect the guidance in ASU 2014-09 which is not yet effective, the amendments in this update affect narrow aspects of Topic 606 including among others: assessing collectability criterion, noncash consideration, and presentation of sales taxes and other similar taxes collected from customers. The effective date and transition requirements for the amendments in this update are the same as the effective date and transition requirements for ASU 2014-09. The Company is currently evaluating the effect that ASU 2016-12 will have on the Company’s consolidated financial position and results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash (“ASU No. 2016-18”). The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash and require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This ASU is effective retrospectively for fiscal years and interim periods within those years beginning after December 15, 2017. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The amendments in this update provide a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) removes the evaluation of whether a market participant could replace the missing elements. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting” to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s consolidated financial statements.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate. Please see Note 3 to our consolidated financial statements for a more complete description of our significant accounting policies.

We intend to utilize the extended transition period provided in Securities Act Section 7(a)(2)(B) as allowed by Section 107(b)(1) of the JOBS Act for the adoption of new or revised accounting standards as applicable to emerging growth companies. As part of the election, we will not be required to comply with any new or revised financial accounting standard until such time that a company that does not qualify as an “issuer” (as defined under Section 2(a) of the Sarbanes-Oxley Act of 2002) is required to comply with such new or revised accounting standards.

As an emerging growth company within the meaning of the rules under the Securities Act, and we intend to utilize certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies. For example, we will not have to provide an auditor’s attestation report on our internal controls in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

Basis of Presentation. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, the service has been rendered or product delivery has occurred, the price is fixed or readily determinable and collectability of the sale is reasonably assured. The wocket® smart wallet sales comprise multiple element arrangements including both the wocket® smart wallet device itself as well as unspecified future upgrades. The Company offers to all of its end-consumer customers a period of fourteen days post the actual receipt date in which to return their wocket® smart wallet. The Company was unable to reliably estimate returns at the time shipments were made during the twelve months ended December 31, 2016 and 2015, due to lack of return history. Accordingly, the Company has recognized revenue only on those shipments whose fourteen-day return period had lapsed by December 31, 2016 or 2015. The Company accrues for the estimated costs associated with the one-year Wocket® warranty at the time revenue associated with the sale is recorded, and periodically updates its estimated warranty cost based on actual experience. At December 31, 2016 and 2015, such amounts were not material.

Warranty Costs. The Company’s product is sold with a one-year warranty against defects in materials and workmanship under normal use. The Company accrues for the estimated costs associated with the one-year Wocket® warranty at the time revenue associated with the sale is recorded, and periodically updates its estimated warranty cost based on actual experience. Estimating warranty costs requires significant judgment. To date, warranty claims have been inconsequential and the Company estimates any such claims against sales made to date will be immaterial. Accordingly, no accrual for warranty costs has been recorded at December 31, 2016 and 2015.

Inventory. The Company performs regular reviews of inventory quantities on hand and evaluates the realizable value of its inventories. The Company will adjust the carrying value of the inventory as necessary with the estimated valuation reserves for excess, obsolete, and slow-moving inventory by comparing the individual inventory parts to forecasted product demand or production requirements. The inventory is valued at the lower of cost or net realizable value with cost determined using the first-in, first-out method.

Convertible Instruments. The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in the results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Derivative Financial Instruments. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at the reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes option valuation model to value the derivative instruments at inception and on subsequent valuation dates. The conversion feature embedded within Company’s convertible note payable does not have fixed settlement provisions as the conversion price varies based on the trading price of the Company’s common stock and the potential number of common shares to be issued upon conversion is indeterminable up to a maximum of 120,000 shares of common stock. In addition, the January Warrants issued in connection with the January Offering do not have fixed settlement as their exercise prices and may be lowered if the Company conducts an offering in the future at a price per share below the exercise price of the warrants. Accordingly, the conversion feature and warrants have been recognized as derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve (12) months of the balance sheet date.

MANAGEMENT

The following table sets forth the names, ages and positions of all of the directors and executive officers of the Company and the positions they hold as of the date hereof.

Name	Age	Position	Date First Elected or Appointed
Gino M. Pereira	60	Chief Executive Officer and Director	February 8, 2012
Vincent S. Miceli	60	Vice President and Chief Financial Officer	September 29, 2014
David Tunnell	52	Vice President and Chief Technology Officer	June 25, 2012
Michael Orlando	50	Chief Operating Officer and Director	June 30, 2017
Major General David R. Gust, USA, Ret	75	Director	June 25, 2012
Michael J. D’Almada-Remedios, PhD	55	Director	September 26, 2013
Daniel P. Sharkey	61	Director	June 23, 2014
John Bendheim	64	Director	April 11, 2017
Robin D. Richards	61	Director	April 11, 2017

Background of Directors and Executive Officers

Gino M. Pereira, Chairman of the Board, Director and Chief Executive Officer

Gino M. Pereira, one of our co-founders, has served as the Chairman of the Board, director and Chief Executive Officer of the Company from the date of inception of the Company. Mr. Pereira has over 30 years of executive, operational and financial experience with technology companies in the United States, Europe and the Far East. He has also helped to develop several technology start-ups as well as served in an executive capacity in a large multinational public company. Mr. Pereira was Chief Financial Officer and later Chief Executive Officer of Technest Holdings, Inc., a publicly quoted defense contracting company, from 2004 to 2011. Technest Holdings operated subsidiaries EOIR Technologies, Inc. and Genex Technologies, Inc. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (U.K.) and has an MBA, with a specialty in finance, from the Manchester Business School in England.

Vincent S. Miceli, Vice President and Chief Financial Officer

Vincent S. Miceli, has served as a Vice-President and Chief Financial Officer of the Company since September 29, 2014. Mr. Miceli has over 30 years of experience in executive, financial and operational management for companies based primarily in the United States. Prior to joining the Company, Mr. Miceli was Vice-President and Chief Financial Officer/Treasurer of Panolam Industries International, Inc., a privately held company which primarily designs, manufactures, and distributes decorative and industrial laminates from May 2006 to mid-December 2013. Prior to that, Mr. Miceli was the Chief Financial Officer and Corporate Controller of Opticare Health Systems, Inc., a company that provides integrated eye care services from 2004 to 2006. Prior to 2004, Mr. Miceli held senior accounting positions at Amphenol Corporation and United Technologies, Inc. Mr. Miceli holds a BS degree in accounting from Quinnipiac College, an MBA, with a concentration in Finance, from the University of Hartford and he is an affiliate member of both the AICPA and Connecticut Society of Certified Public Accountants.

David Tunnell, Chief Technology Officer

David Tunnel one of our co-founders, has served as the Chief Technology Officer of the Company from the date of its inception. Mr. Tunnell is an expert in biometrics and is the inventor of a variety of miniature technologies for remote distributed sensors. Mr. Tunnell has over 23 years of experience in developing high-technology solutions for the US Government. He was the divisional director of 3D identification products at Technest Holdings Inc., from 2003 to 2011. Prior to that he was at the National Security Agency (NSA) serving in operations, support, and development and later at L3 Communications where he served as Director of Engineering, overseeing the development of SIGINT solutions and serving as the primary interface with customers, bridging the gap between customer requirements and system design and engineering. He also managed technical personnel, budgets, schedules, and technical direction. Mr. Tunnell earned a Masters in Technical Management (MSTM) from Johns Hopkins University and a BSEE from the University of Tennessee.

Michael Orlando, Director and Chief Operating Officer

Michael Orlando has served as our Chief Operating Officer since May 23, 2017 and as a director of the Company since June 30, 2017. Mr. Orlando founded Fit Pay, Inc. in September 2014. Prior to founding Fit Pay, Inc., Mr. Orlando served in numerous roles at payment, authentication, and software-as-a-service companies. From September 2012 to September 2014, Mr. Orlando served as Chief Sales Officer at Jumio, Inc., a leading mobile identify verification solution provider. In 2012, Mr. Orlando served as Senior Vice President, Sales and Marketing at EZ Prints, Inc., an online merchandise printing and fulfillment services company. From September 2000 to February 2012, Mr. Orlando served as Senior Vice President, Global Sales and Services at CyberSource Inc., a leading e-commerce and credit card systems management company, where he oversaw all enterprise sales and professional services functions worldwide.

Mr. Orlando holds a Bachelor of Science in Management from California Coast University.

Mr. Orlando’s significant experience in the payments industry and technology sector gives him the qualifications and skills necessary to serve as a director of our Company.

Major General David R. Gust, USA, Ret., Director

Major General David R. Gust, USA, Ret. has served as a director of the Company from the date of inception of the Company. General Gust presently does consulting work for his own company, David R. Gust & Associates, LLC. Between April 2007 and May 2009, General Gust was the President of USfalcon, a privately-held company working with the U.S. Defense sector, primarily in information technology. Previously, General Gust had served as the Manager for Federal Telecommunications for Bechtel National, Inc. from November 2004 to March 2007. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service.

His General Officer assignments included the Program Executive Officer, Communications Systems (PEO-Comm Systems), Program Executive Officer, Intelligence, Electronic Warfare and Sensors (PEO-IEW&S) and at Army Materiel Command, as Deputy Chief of Staff for Research, Development and Acquisition (DCSRDA).

His final assignment at the Army Materiel Command included serving as the Chairman of the Source Selection Advisory Council for the Tactical Unmanned Aerial Vehicle procurement and supervising preparation of the acquisition procurement package for the Stryker combat vehicle. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

General Gust brings to the Board valuable business expertise, particularly expertise in defense and homeland security market segments due to his significant experience as a director of a publicly held companies and his substantial experience gained as a member of the U.S. Armed Services.

Michael J. D’Almada-Remedios, PhD, Director

Michael J. D’Almada-Remedios, PhD has served as a director of the Company since September 26, 2013. Dr. Remedios’ background includes a successful track record for product innovation and development, outsourcing, global platform integration, massive-scale/hyper-growth operations, and building/developing teams from 50 to over 500 people. His key accomplishments at each company consistently show impressive gains in sales, profitability and global expansion into new markets.

Dr. Remedios is the Chief Technology Officer of WorldVentures Holdings LLC, an international travel company. In 2014, Dr. Remedios was the Chief Technology Officer of Swarm-Mobile, a software company. Between January 2011 and September 2013, Dr. Remedios was the Chief Information Officer for Arbonne International, a billion-dollar global cosmetics company. From February 2009 to December 2010, he was a Vice-President at Expedia, Inc. and was responsible for all technologies, product development and technical operations for hotels.com. Prior to February 2009, Dr. Remedios was the Chief Technology Officer for Realtor.com and Shopping.com, a subsidiary of eBay, Inc.  At eBay he was a member of the eBay Inc. Technology Board for eBay, PayPal and Skype.

Earlier in his career, he was Global Chief Information Officer for the Travelocity group of companies and President and Chief Operating Officer of Bluelight.com, a subsidiary of Kmart. Dr. Remedios began his career as Vice President and Manager, Systems Integration & Development at Wells Fargo Bank, Consumer Banking Group.

Dr. Remedios has a PhD in Computer Control and Fluid Dynamics from the University of Nottingham in England and a B.Sc. in Physics and Computer Science from Kings College, University of London in England.

Dr. Remedios brings to the Board valuable business experience, particularly expertise in eCommerce technology and hyper growth companies.

Daniel P. Sharkey, Director

Daniel P. Sharkey has served as a director of the Company since June 23, 2014. Mr. Sharkey’s background includes 36 years of broad experience with finance and business development for technology companies. His key accomplishments in his prior engagements focused on expanding technology companies into new marketplaces and plotting and implementing successful, long-term growth strategies. Between 2007 and 2014, Mr. Sharkey was Executive Vice President of Business Development for ATMI, a publicly traded semi-conductor company. Mr. Sharkey originally joined ATMI as Chief Financial Officer in 1990. ATMI was sold to Entegris in 2014 for $1.15 billion.

From 1987 to 1990, before joining ATMI, Mr. Sharkey was Vice President of Finance for Adage, a publicly traded computer graphics manufacturer. From 1983 to 1987, Mr. Sharkey served as Corporate Controller for CGX Corporation, a venture capital backed, privately held, computer graphics manufacturer that merged with Adage in 1987. Mr. Sharkey was a Certified Public Accountant for KPMG from 1978 to 1983. Mr. Sharkey’s strong auditing and accounting credentials give him the skills to serve as a director of our Company, Chairman of the Audit Committee, and “audit committee financial expert.”

Mr. Sharkey earned a Bachelor of Arts in economics and accounting from the College of the Holy Cross in Worcester, Massachusetts.

John Bendheim, Director

John Bendheim has served as a director of the Company since April 11, 2017. Mr. Bendheim currently serves as the President of Bendheim Enterprises, Inc., a real estate investment holding company, and as the Vice President of the Leon Lowenstein Foundation, Inc., a foundation supporting education, health and environmental projects nationwide. Mr. Bendheim founded Inland Homes in 1994 and has specialized in providing equity funding for real estate transactions. From 1988 to 1994, Mr. Bendheim served as the President of Benditel Incorporated, a manufacturer of women’s apparel. Mr. Bendheim is also a member of several boards of directors. He serves as the Chairman of the Board of the Los Angeles Sports and Entertainment Commission and as Vice-Chairman of the Psychological Trauma Center. He is also a director of Cedars Sinai Medical Center, Cedars Sinai Medical Genetics Institute – Community Advisory Board, California Republic Bank, California Republic Bancorp, the Leon Lowenstein Foundation, USC Marshall Board of Leaders, University of Southern California Alumni Association Board of Governors, Wallace Annenberg Center for the Performing Arts, Beverly Hills Chamber of Commerce, American Fidelity Corporation, Evergreen Community School, Los Angeles Committee on Foreign Relations and the Brentwood School, as well as a member of the Advisory Board at Mandalay Digital Group, Inc. In addition, Mr. Bendheim served as an independent director of Zoo Entertainment, Inc. from June 2008 to June 2011.

Mr. Bendheim received his Bachelor of Science in Business Administration in 1975 and an MBA in 1976 from the University of Southern California.

Mr. Bendheim’s significant experience in business development, financing and advising boards of directors in various sectors give him the qualifications and skills necessary to serve as a director of our Company.

Robin D. Richards, Director

Robin D. Richards has served as a director of the Company since April 11, 2017. Mr. Richards currently serves as the Chief Executive Officer and Chairman at CareerArc Group LLC, Internships.com and TweetMyJobs, LLC and as the President of the Chase Foundation. From 2001 to 2009, Mr. Richards served as the Chief Executive Officer and Chairman of Blackboard Connect Inc. (formerly The NTI Group, Notification Technologies, Inc.). From 1997 to 2001, Mr. Richards served as the Chief Executive Officer and Chairman of Vivendi Universal Net USA Group, Inc., where he oversaw all aspects of six (6) interrelated entities, including all technical initiatives. From December 2002 to June 2003, Mr. Richards served as the President and Chief Operating Officer of the Prostate Cancer Foundation. From January 1999 to August 2001, Mr. Richards served as the founding President of MP3.com, the internet’s first digital music provider, and from January 1999 to January 2001, Mr. Richards served as the Chief Operating Officer of MP3.com. Mr. Richards took MP3.com public in 1999, which was the largest initial public offering for an independent internet company at that time, and was the lead negotiator for the sale of MP3.com to Vivendi Universal. From 1991-1994, Mr. Richards served as the Managing Director of Tickets.com, Inc. From March 1986 to October 1997, Mr. Richards was the founder, President and Chief Executive Officer of Lexi International. Mr. Richards is a member of several boards of directors. He serves as a board member of The Prostate Cancer Foundation, the National School Boards Foundation, the California State Summer School for the Arts (InnerSpark), Revolution Prep, LLC, MP3.com, PeoplePC Inc., LASEC (Los Angeles Sports and Entertainment Commission), the University of Southern California Marshall School of Business Board of Leaders and Adly and as Chairman of the Board of Social Sentinel, Inc., Jets.com and Ingate Technologies, LLC. Mr. Richards also served as a director of Cash Technologies, Inc. from October 2005 to September 2008. In addition, Mr. Richards is a member of the Advisory Board at Opus8, Inc. and Kennet Partners Limited.

Mr. Richards holds a Bachelor of Science from Michigan State University and attended Whittier College School of Law.

Mr. Richards is a successful entrepreneur and visionary strategist. His experience in the e-commerce, technology and digital media industries gives him the qualifications and skills to serve as a director of our Company.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. Each committee has a charter, which is available on our website at www.nxt-id.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of August 2, 2017, the members of these committees are:

Audit Committee– Daniel Sharkey*(1), David R. Gust, Michael J. D’Almada-Remedios, PhD

Compensation Committee – David R. Gust*, Daniel Sharkey, Michael J. D’Almada-Remedios, PhD

Corporate Governance and Nomination Committee– David R. Gust*, Daniel Sharkey, Michael J. D’Almada-Remedios, PhD

*	Indicates Committee Chair

(1)	Indicates Committee Financial Expert

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Daniel Sharkey, David R. Gust and Michael J. D’Almada-Remedios, PhD. Mr. Sharkey, Dr. Remedios and Mr. Gust are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Marketplace Rules of the NASDAQ Stock Market. Our Board has determined that Mr. Sharkey shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Mr. Sharkey serves as Chairman of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. Among other matters, the Audit Committee:

●	Selecting and recommending to our Board the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	Approving the fees to be paid to the independent registered public accounting firm;

●	Helping to ensure the independence of our independent registered public accounting firm;

●	Overseeing the integrity of our financial statements;

●	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	Reviewing major changes to our auditing and accounting principles and practices as suggested by our Company’s independent registered public accounting firm, internal auditors (if any) or management;

●	Reviewing and approving all related party transactions; and

●	Overseeing our compliance with legal and regulatory requirements.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of the NASDAQ Stock Market.

Compensation Committee

The members of our Compensation Committee are David R. Gust, Michael J. D’Almada-Remedios, PhD, and Daniel Sharkey. Mr. Gust, Dr. Remedios, and Mr. Sharkey are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Gust serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●	Assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;

●	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	Reviewing, approving and recommending to our Board on an annual basis the evaluation process and compensation structure for our other executive officers;

●	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed, and exercising all the authority of our Board with respect to the administration of such plans;

●	Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and

●	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

Corporate Governance and Nomination Committee

The members of our Corporate Governance Nomination Committee are David R. Gust, Daniel Sharkey and Michael J. D’Almada-Remedios, PhD. Dr. Remedios, Mr. Gust and Mr. Sharkey are “independent” within the meaning of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Corporate Governance and Nomination Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Gust serves as Chairman of our Corporate Governance and Nomination Committee.

The Corporate Governance and Nomination Committee is responsible for, among other objectives, making recommendations to the Board regarding candidates for directorships; overseeing the evaluation of the Board; reviewing developments in corporate governance practices; developing a set of corporate governance guidelines; and reviewing and recommending changes to the charters of other board committees. In addition, the Corporate Governance and Nomination Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Independence

Our Board currently consists of seven (7) members: Gino M. Pereira; Major General David R. Gust USA, Ret.; Michael J. D’Almada-Remedios, PhD; Daniel P. Sharkey; Michael Orlando; John Bendheim; and Robin D. Richards. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

As we are listed on NASDAQ Capital Market, our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our Board affirmatively determined that Major General David R. Gust USA, Ret., Michael J. D’Almada-Remedios, PhD, Daniel P. Sharkey, John Bendheim, and Robin D. Richards and are “independent” directors, as that term is defined in the Marketplace Rules of the NASDAQ Stock Market.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On September 29, 2014, Vincent S. Miceli joined the Company as Vice-President and Chief Financial Officer. Prior to joining the Company, Mr. Miceli was the Vice-President and Chief Financial Officer/Treasurer of Panolam Industries International, Inc., a privately held company engaged primarily in the design, manufacture and distribution of decorative and industrial laminates. Miceli was employed by Panolam from May 2006 to mid-December 2013. On November 4, 2009, Panolam filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of chapter 11 of title 11 of the United States Code in order to facilitate a change in the company’s ownership and to restructure its debt that originated from a leveraged buyout that was already in place before Mr. Miceli joined the company. Mr. Miceli played an integral role in the prepackaged restructuring process which was completed within 30 days with no adverse effect on the company’s customers, vendors or employees.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2017 and 2016

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Named Executive Officers paid by us during the years ended December 31, 2017 and 2016 in all capacities for the accounts of our executives, including the Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Gino M. Pereira,	2017	381,150	-	100,000	-	-	-	25,780	506,930
Chief Executive Officer	2016	346,500	-	124,000	-	-	-	19,517	490,017
Vincent S. Miceli,	2017	265,650	-	70,000	-	-	-	26,724	362,374
Chief Financial Officer	2016	241,500	-	62,000	-	-	-	14,400	317,900
David Tunnell,	2017	305,000	-	80,000	-	-	-	14,400	399,400
Chief Technology Officer	2016	277,200	-	62,000	-	-	-	14,400	353,600
Michael Orlando,	2017	130,942	-	-	-	-	-	5,381	136,323
Chief Operating Officer (1)	2016	-	-	-	-	-	-	-	-

(1)	The 2017 salary information presented for Michael Orlando is for the post-acquisition period May 23, 2017 through December 31, 2017 only.

Employment Agreements

Effective October 1, 2015, we extended the employment agreement with Gino M. Pereira, our Chief Executive Officer. The term of the employment agreement is three (3) years beginning on October 1, 2015. Effective January 1, 2018, Mr. Pereira’s base salary increased to $420,000 from $381,150. The employment agreement also provides for:

●	Payment of all necessary and reasonable out-of-pocket expenses incurred by Mr. Pereira in the performance of his duties under the employment agreement.

●	Eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Pereira’s services.

●	Eligibility to receive equity awards as determined by the Board, or a committee of the Board, composed in compliance with the corporate governance standards of any applicable listing exchange.

Effective May 23, 2017, we entered into an employment agreement with Michael Orlando, our Chief Operating Officer. The term of the employment agreement is 1 year beginning on May 23, 2017. Mr. Orlando’s base salary is $150,000, plus an initial stock grant of 250,000 shares of Common Stock from the Company’s 2013 LTIP. Effective January 1, 2018, Ms. Orlando’s base salary increased to $350,000 from $150,000. The employment agreement also provides for:

●	Payment of all necessary and reasonable out-of-pocket expenses incurred by Mr. Orlando in the performance of his duties under the employment agreement.

●	Eligibility to participate in bonus or incentive compensation plans that may be established by the Board from time to time applicable to Mr. Orlando’s services.

●	Eligibility to receive equity awards as determined by the Board, or a committee of the Board, composed in compliance with the corporate governance standards of any applicable listing exchange.

We do not have employment agreements with Vincent S. Miceli, our Chief Financial Officer, or David Tunnell, our Chief Technology Officer.

Outstanding Equity Awards as of December 31, 2017

The following table provides information related to the vested and unvested option and stock awards held by our Named Executive Officers as of December 31, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Gino M. Pereira	-	-	-	-	-	-	$	58,140	$100,000
David Tunnell	-	-	-	-	-	-	$	46,512	$80,000
Vincent S. Miceli	-	-	-	-	-	-	$	40,698	$70,000
Michael Orlando	-	-	-	-	-	-		-	$-

Director Compensation for Fiscal 2017

The Company compensates our non-officer directors on a negotiated basis including expenses for their service. The following table reflects all compensation awarded to, earned by or paid to the Company’s directors for the fiscal year ended December 31, 2017.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Major General David R. Gust, USA, Ret. (1)	-	80,000	-	-	-	725	80,725
Michael J. D’Almada-Remedios, PhD (2)	-	80,000	-	-	-	295	80,295
Daniel P. Sharkey (3)	-	80,000	-	-	-	602	80,602
Robin D. Richards (4)	-	60,000	-	-	-	1,495	61,495
John Bendheim (5)	-	60,000	-	-	-	-	60,000

(1)	Major General David R. Gust received 36,311 shares of Common Stock at an average price of approximately $2.20 per share.

(2)	Michael J. D’Almada-Remedios received 36,311 shares of Common Stock at an average price of approximately $2.20 per share.

(3)	Daniel P. Sharkey received 36,311 shares of Common Stock at an average price of approximately $2.20 per share.

(4)	Robin D. Richards received 25,500 shares of Common Stock at an average price of approximately $2.35 per share.

(5)	John Bendheim received 25,500 shares of Common Stock at an average price of approximately $2.35 per share.

(6)	The Company reimbursed Mr. Gust, Dr. Remedios, Mr. Sharkey and Mr. Richards for travel-related expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 1, 2018, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	Each of our Named Executive Officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of February 1, 2018. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of February 1, 2018, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Nxt-ID, Inc., 285 North Drive, Suite D, Melbourne, FL 32934.

	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock (1)
Directors and Named Executive Officers:

Gino M. Pereira Chief Executive Officer and Director	857,015	3.57%

David Tunnell Chief Technology Officer	783,933	3.26%

Vincent S. Miceli Vice-President and Chief Financial Officer	58,524	*

Michael Orlando Chief Operating Officer and Director	1,289,605	5.37%

Major General David R. Gust, USA, Ret. Director	68,425	*

Michael J. D’Almada-Remedios, PhD Director	73,793	*

Daniel P. Sharkey Director	63,413	*

Robin D. Richards Director	25,500	*

John Bendheim Director	25,500	*

All Directors and Executive Officers as a Group (9 Persons)	3,245,708	13.51%

*	Less than 1%

(1)	Based on 24,025,714 shares of Common Stock issued and outstanding as of February 1, 2018. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of February 1, 2018 are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, the following is a description of transactions to which we were a participant during the past three (3) years, or will be a participant to, in which:

●	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ Stock Market regulations.

Dr. Michael Remedios is a director of the Company and the Chief Technical Officer of WorldVentures Holdings (“WVH”) with whom we completed a strategic transaction on December 31, 2015. Dr. Remedios recused himself from any involvement or voting in the transaction between World Ventures and the Company other than to provide input at a technical level.

During the year ended December 31, 2016, we recognized revenue of $1,357,413 from WVH, a related party. In addition, our accounts receivable balance included $621,724 due from WVH.

During the nine months ended September 30, 2017, we recognized revenue of $7,057,032 from WVH. At September 30, 2017, our accounts receivable balance included $1,893,662 due from WVH.

Stanley E. Washington, a former director of the Company, is the Founder and Chief Executive Officer of Pantheon Business Consulting (“PBC”) and was a director of the Company from October 8, 2015 to July 5, 2017. Mr. Washington joined the Company’s advisory board effective July 5, 2017. PBC was engaged by the Company as a business consultant pursuant to an engagement letter, dated October 5, 2015 (the “Engagement Letter”). In connection with the Engagement Letter, PBC will focus on (i) providing the Company with strategic business partner development services to increase the Company’s penetration with payment service providers and (ii) increasing the Company’s competitive market position by building a robust consumer platform focused on growth of the Company’s MobileBio products. The term of PBC’s engagement with the Company is from October 12, 2015 to November 11, 2016 with two (2) one (1)-year options to renew. PBC’s engagement with the Company was renewed for one (1) year until November 11, 2017. Pursuant to the Engagement Letter, the Company agreed to pay PBC a retainer of $10,000 per month for the first two (2) months and $8,000 per month thereafter. PBC is also entitled to receive up to 15,500 shares of Common Stock, which the Company agreed to register on Form S-8 or other applicable registration form (the “Registration Statement”) filed with the SEC within six (6) months from the date of the Engagement Letter, as follows: (i) 8,000 shares of Common Stock on the effective date of the Registration Statement; (ii) 2,500 shares of Common Stock upon the per share trading price of the Common Stock equaling or exceeding $15.00 per share for a period of any twenty (20) trading days within any sixty (60)-day trading period on or before the first anniversary of the effective date of the Registration Statement; (iii) 2,500 shares of Common Stock upon the per share trading price of the Common Stock equaling or exceeding $20.00 per share for a period of any twenty (20) trading days within any sixty (60)-day trading period on or before the first anniversary of the effective date of the Registration Statement; and (iv) 2,500 shares of Common Stock upon the per share trading price of the Common Stock equaling or exceeding $25.00 per share for a period of any twenty (20) trading days within any sixty (60)-day trading period on or before the first anniversary of the effective date of the Registration Statement. During the year ended December 31, 2017, the Company paid PBC $96,000.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share and (b) 10,000,000 shares of “blank check” preferred stock, of which 3,125,000 shares of preferred stock were designated as the Series A Convertible Preferred Stock (“Series A Preferred Stock”), 4,500,000 shares of preferred stock were designated as the Series B Convertible Preferred Stock (“Series B Preferred Stock”), 2,000 shares of preferred stock were designated as the Series C Non-Convertible Preferred Stock ( “Series C Preferred Stock”). As of January 26, 2018,  24,025,714 shares of our common stock were issued and outstanding and 2,000 shares of our Series C Preferred Stock were issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our certificate of incorporation or our by-laws that would prevent or delay change in our control.

Series C Preferred Stock

The following is a summary of the material terms of the Series C Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designations setting forth the terms of the Series C Preferred Stock (as amended, the “Certificate of Designations”) and our certificate of incorporation.

Ranking

The Series C Preferred Stock ranked junior to our Series A Convertible Preferred Stock, $0.0001 par value per share, and our Series B Convertible Preferred, $0.0001 par value per share with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company.

Dividends on Series C Preferred Stock

Holders of Series C Preferred Stock shall be entitled to receive from and after the first date of issuance of the Series C Preferred Stock, cumulative dividends at a rate of 5% per annum on a compounded basis, which dividend amount shall be guaranteed.  In the event that the Company’s market capitalization is $50,000,000 for greater than thirty (30) consecutive days, then the dividend rate shall increase to fifteen percent (15%) per annum. Accrued and unpaid dividends shall be payable in cash.

Redemption of Series C Preferred Stock

The Series C Preferred Stock may be redeemed by the Company in cash at any time, in whole or in part, upon payment of the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

Fundamental Change

If a “fundamental change” occurs at any time while the Series C Preferred Stock is outstanding, the holders of shares of Series C Preferred Stock then outstanding shall be immediately paid, out of the assets of the Company or the proceeds of such fundamental change, as applicable, and legally available for distribution to its stockholders, an amount in cash equal to the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

If the legally available assets of the Company and the proceeds of such “fundamental change” are insufficient to pay the all of the Holders of the Series C Preferred Stock, then the Holders of the Series C Preferred Stock shall share ratably in any such distribution in proportion to the amount that they would have been entitled to. A fundamental change includes but is not limited to any change in the ownership of at least 50% of the voting stock; liquidation or dissolution; or the Common Stock ceases to be listed on the market upon which it currently trades.

Voting Rights

The holders of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the stockholders of the Company for a vote. One (1) share of Series C Preferred Stock shall carry the same voting rights as one (1) share of Common Stock.

Warrants

As of December 31, 2017 and December 31, 2016, we had outstanding warrants to purchase shares of common stock as set forth in the table below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding at January 1, 2016	761,549	$22.60	3.83	$-
Issued	1,224,980	4.69	4.13	-
Exercised	(157,480)	-	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2016	1,829,049	$12.00	3.92	$-
Issued	4,597,202	2.00	4.73	-
Exercised	(648,601)	2.00	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2017	5,777,650	$5.08	4.24	$6,672,902

2013 Long-Term Stock Incentive Plan

During the nine months ended September 30, 2017, the Company issued 131,363 shares of common stock under the LTIP to five (5) non-executive directors for serving on the Company’s board. The aggregate fair value of the shares issued to the directors was $260,000. Also during the nine months ended September 30, 2017, the Company issued 237,559 shares of Common Stock with an aggregate fair value of $400,000 to executive and certain non-executive employees related to the Company’s 2016 management incentive plan. In September 2017, the Company granted 622,507 restricted shares of common stock with an aggregate value of $1,067,231 to certain executive and non-executive employees. The vesting period for these restricted shares of common stock is twelve months. During the nine months ended September 30, 2017, the Company expensed $614,655 related to these restricted stock awards. At September 30, 2017, a total of 737,992 shares of common stock have been issued from the LTIP and there are no further shares available to be issued under the LTIP for the remainder of 2017.

2017 Stock Incentive Plan

On August 24, 2017, a majority of the Company’s stockholders approved at the 2017 Annual Shareholders’ Meeting the 2017 Stock Incentive Plan (“2017 SIP”). The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the 2017 SIP pursuant to awards of restricted shares or options will be limited to 10% of the outstanding shares of Common Stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2017, 1,500,000 shares of Common Stock may be delivered to participants under the 2017 SIP. Thereafter, the 10% evergreen provision shall govern the 2017 SIP. The number of shares of Common Stock that are the subject of awards under the 2017 SIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the 2017 SIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the 2017 SIP and will not again be available for issuance under the 2017 SIP.

During the nine months ended September 30, 2017, the Company issued 437,384 shares of Common Stock under the 2017 SIP.

During the nine months ended September 30, 2017, the Company accrued $700,000 of discretionary management and employee bonus expense.

During the nine months ended September 30, 2017, the Company issued 119,800 fully-vested shares of common stock with a fair value of $240,535 to non-employees for services rendered.

Limitation on Directors’ Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

●	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers” in this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any interested stockholder for a period of three (3) years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three (3) years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than sixty (60) days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Registration Rights

Pursuant to the WVH Registration Rights Agreement, we agreed to register the WVH Shares and the WVH Warrant Shares on a Form S-1 or Form S-3 registration statement to be filed with the SEC within ninety (90) days after the date of the issuance of the WVH Shares and the WVH Warrants and to cause such registration statement to be declared effective under the Securities Act within one hundred eight (180) days following the filing date.

Listing

Our common stock is listed on the NASDAQ under the symbol “NXTD.”

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

As of February 1, 2018, we had 24,025,714 shares of common stock outstanding, not including shares issuable upon exercise of our warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act, in which case such securities may only be sold in compliance with the limitations described below.

Public Float

Of our outstanding shares of common stock, as of February 1, 2018, approximately 4,250,708 shares are beneficially owned by executive officers, directors and affiliates (excluding shares of our common stock which may be acquired upon exercise of stock options and warrants which are currently exercisable or which become exercisable within sixty (60) days of February 1, 2018). The approximately 19,775,006 remaining shares of common stock constitute our public float.

Rule 144

In general, under Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we have been subject to the Exchange Act, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to volume restrictions, by which such person would be entitled to sell, subject to expiration of the lock-up agreements described below, within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 240,257 shares of common stock immediately after this offering, based on the number of shares of common stock outstanding as of February 1, 2018; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to and are current with the Exchange Act periodic reporting requirements for at least 90 days before the sale. Sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144.

Lock-Up Agreements

In connection with the November Registered Direct Offering (see the description under the heading “Issuance of Warrants”), we agreed to certain restrictions on the ability to sell shares of our common stock for a period of 150 days after November 9, 2017. The restrictions in these agreements may be waived by the placement agent in its sole discretion. The restriction described above does not apply to certain transactions by our officers and directors pursuant to any stock or option plan, securities issued upon conversion or exercise into shares of Common Stock or exchange of securities that are outstanding as of November 9, 2017 (including the securities issued in connection with the November Registered Direct Offering), and securities issued pursuant to acquisitions or strategic transactions.

In connection with the December Registered Direct Offering, (see the description under the heading “Issuance of Warrants”), we agreed to certain restrictions on the ability to sell shares of our common stock for a period of 150 days after December 21, 2017. The restrictions in these agreements may be waived by the placement agent in its sole discretion. The restriction described above does not apply to certain transactions by our officers and directors pursuant to any stock or option plan, securities issued upon conversion or exercise into shares of Common Stock or exchange of securities that are outstanding as of December 21, 2017 (including the securities issued in connection with the November Registered Direct Offering), and securities issued pursuant to acquisitions or strategic transactions.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. and its Subsidiaries as of December 31, 2016, and for the year then ended have been included in the registration statement in reliance upon the report, of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2015 and for the year then ended have been included herein in reliance upon the report of KPMG LLP (KPMG), independent registered public accounting firm, also included herein, and upon the authority of said firm as experts in auditing and accounting. The 2015 consolidated financial statements audited by KPMG have been adjusted retrospectively to apply changes in the presentation of deferred debt issuance costs and in share and per-share data. KPMG was not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in the presentation of deferred debt issuance costs and in share and per-share data. KPMG’s audit report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the inclusion of its audit report on the Company's past financial statements included in this registration statement.

The financial statements for Fit Pay, Inc. as of and for the fiscal year ended December 31, 2016 included in this prospectus have been audited by Benjamin and Young, LLP, independent registered public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our common stock offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance that a copy of such contract, agreement or document has been filed as an exhibit to the registration statement, we refer you to the copy that we have filed as an exhibit.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INDEX TO FINANCIAL STATEMENTS

Nxt-ID, Inc. and Subsidiary

Nxt-ID, Inc. and Subsidiary

Fit Pay, Inc.

Fit Pay, Inc.

F-1

Nxt-ID, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash	$514,602	$3,299,679
Restricted cash	40,371	40,371
Accounts receivable	2,513,883	1,218,705
Inventory, net	4,878,195	5,341,500
Prepaid expenses and other current assets	2,144,224	1,347,627
Total Current Assets	10,091,275	11,247,882

Property and equipment:
Equipment	204,300	175,537
Furniture and fixtures	98,828	79,062
Tooling and molds	581,881	581,881
	885,009	836,480
Accumulated depreciation	(574,485)	(456,752)
Property and equipment, net	310,524	379,728

Goodwill	23,433,922	15,479,662
Other intangible assets, net of amortization of $1,155,257 and $318,842, respectively	12,694,710	8,285,725

Total Assets	$46,530,431	$35,392,997

Liabilities, Series C Preferred Stock and Stockholders’ Equity

Current Liabilities
Accounts payable	$2,301,268	$2,070,658
Accrued expenses	3,139,072	2,901,672
Customer deposits	3,676,395	6,068,894
Short-term debt	212,960	773,969
Convertible notes payable, net of discount of $351,078 and $1,366,667, respectively, and net of deferred debt issuance costs of $0 and $123,563, respectively	1,743,330	9,770
Other current liabilities – contingent consideration	5,340,432	1,496,442
Total Current Liabilities	16,413,457	13,321,405

Other long-term liabilities – contingent consideration	3,839,875	4,832,028
Long-term debt	638,881	-
Revolving loan facility, net of deferred debt issuance costs of $365,000 and $769,453, respectively	14,635,000	14,230,547
Deferred tax liability	2,267,325	190,286
Total Liabilities	37,794,538	32,574,266

Commitments and Contingencies

Series C Preferred Stock
Series C Preferred Stock, $0.0001 par value: 2,000 shares designated, 2,000 and 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,900,000	-

Stockholders’ Equity
Preferred Stock, $0.0001 par value: 10,000,000 shares authorized
Series A Preferred Stock, $0.0001 par value: 3,125,000 shares designated; 0 and 211,424 shares issued and outstanding (aggregate liquidation preferences of $0 and $440,594) as of September 30, 2017 and December 31, 2016, respectively	-	182,851
Series B Preferred Stock, $0.0001 par value: 4,500,000 shares designated; 0 and 4,500,000 shares issued and outstanding (aggregate liquidation preferences of $0 and $5,625,000) as of September 30, 2017 and December 31, 2016, respectively	-	4,090,000
Common Stock, $0.0001 par value: 100,000,000 shares authorized; 16,069,477 and 7,379,924 shares issued and outstanding, respectively	1,607	738
Additional paid-in capital	47,454,771	33,204,943
Accumulated deficit	(40,620,485)	(34,659,801)

Total Stockholders’ Equity	6,835,893	2,818,731

Total Liabilities, Series C Preferred Stock and Stockholders’ Equity	$46,530,431	$35,392,997

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Nxt-ID, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016

Revenues	$18,867,564	$3,174,151
Cost of goods sold	8,740,792	1,886,802

Gross Profit	10,126,772	1,287,349

Operating Expenses
General and administrative	5,764,111	4,659,647
Selling and marketing	3,373,370	1,910,030
Research and development	939,726	824,888

Total Operating Expenses	10,077,207	7,394,565

Operating Income (Loss)	49,565	(6,107,216)

Other Income and (Expense)
Interest income	-	23
Interest expense	(5,596,931)	(1,684,959)
Change in fair value of derivative liabilities	-	(2,299,020)
Change in fair value of contingent consideration	(133,755)	-
Loss on extinguishment of debt	-	(272,749)
Total Other Expense, Net	(5,730,686)	(4,256,705)

Loss before Income Taxes	(5,681,121)	(10,363,921)
Provision for Income Taxes	(279,563)	(5,000)

Net Loss	(5,960,684)	(10,368,921)
Preferred stock dividends	(705,149)	(581,303)

Net Loss applicable to Common Stockholders	$(6,665,833)	$(10,950,224)

Net Loss Per Share – Basic and Diluted applicable to Common Stockholders	$(0.60)	$(1.87)

Weighted Average Number of Shares of Common Stock Outstanding – Basic and Diluted	11,023,375	5,841,933

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

Nxt-ID, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	September 30,
	2017	2016

Revenues	$4,530,088	$3,093,356
Cost of goods sold	1,706,020	1,747,633

Gross Profit	2,824,068	1,345,723

Operating Expenses
General and administrative	2,541,753	1,946,233
Selling and marketing	1,288,949	792,481
Research and development	677,104	80,208

Total Operating Expenses	4,507,806	2,818,922

Operating Loss	(1,683,738)	(1,473,199)

Other Income and (Expense)
Interest expense	(2,173,919)	(969,450)
Change in fair value of contingent consideration	(80,307)	-
Total Other Expense, Net	(2,254,226)	(969,450)

Loss before Income Taxes	(3,937,964)	(2,442,649)
Provision for Income Taxes	(93,188)	(5,000)

Net Loss	(4,031,152)	(2,447,649)
Preferred stock dividends	(97,080)	(438,717)

Net Loss applicable to Common Stockholders	$(4,128,232)	$(2,886,366)

Net Loss Per Share – Basic and Diluted applicable to Common Stockholders	$(0.28)	$(0.44)

Weighted Average Number of Shares of Common Stock Outstanding – Basic and Diluted	14,849,099	6,576,004

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

Nxt-ID, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016

Cash Flows from Operating Activities
Net Loss	$(5,960,684)	$(10,368,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	117,733	191,545
Stock based compensation	1,381,974	926,676
Amortization of debt discount	1,448,506	515,032
Amortization of intangible assets	836,415	136,232
Amortization of discount on contingent consideration	124,701	-
Change in fair value of contingent consideration	133,755	-
Non-cash charge for modification of convertible exchange note terms	191,630	-
Non-cash charge for modification of warrant terms	37,000	-
Loss on extinguishment of debt	-	272,749
Amortization of deferred debt issuance costs	985,516	282,822
Non-cash inventory charge	-	48,405
Deferred taxes	279,563	-
Change in fair value of derivative liabilities	-	2,299,020
Loss on conversion of convertible note interest	-	44,628
Changes in operating assets and liabilities:
Accounts receivable	(1,203,368)	(372,375)
Inventory	463,305	(461,445)
Prepaid expenses and other current assets	(437,112)	(325,338)
Accounts payable	(45,509)	236,956
Accrued expenses	218,383	887,344
Customer deposits	(2,641,948)	2,670,581
Total Adjustments	1,890,544	7,352,832
Net Cash Used in Operating Activities	(4,070,140)	(3,016,089)

Cash Flows from Investing Activities
Restricted cash	-	1,495,449
Pay down of contingent consideration	(1,500,000)	-
Acquisition, net of cash acquired	(89,111)	(17,390,290)
Purchase of equipment	(6,486)	(39,073)
Net Cash Used in Investing Activities	(1,595,597)	(15,934,698)

Cash Flows from Financing Activities
Proceeds received from issuance of Series A preferred stock, net	-	1,869,775
Proceeds received from issuance of Series B preferred stock, net	-	4,090,000
Proceeds received from short-term promissory note	-	400,000
Revolver borrowings, net	-	14,000,000
Pay down of short-term debt	(773,969)	(250,000)
Proceeds received in connection with issuance of common stock and warrants, net	3,069,940	-
Proceeds received from issuance of convertible exchange notes, net	594,408	-
Fees paid in connection with equity offerings	(9,719)	(44,521)
Proceeds from exercise of common stock warrants	-	50,000
Net Cash Provided by Financing Activities	2,880,660	20,115,254
Net (Decrease) Increase in Cash	(2,785,077)	1,164,467
Cash – Beginning of Period	3,299,679	418,991
Cash – End of Period	$514,602	$1,583,458

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$2,832,934	$237,500
Taxes	$4,500	$8,764
Non-cash financing activities:
Equipment purchases on payment terms	$10,075	$-
Fees incurred in connection with revolving credit facility	$450,000	$350,000
Accrued fees incurred in connection with equity offerings	$102,123	$160,467
Issuance of common stock in connection with accelerated installments of notes payable	$-	$3,294,850
Issuance of common stock in connection with conversion of interest on convertible notes	$-	$291,588
Reclassification of conversion feature liability in connection with note modification	$-	$1,702,400
Issuance of common stock in connection with conversion of Series A preferred stock	$-	$1,556,706
Exchange of short-term promissory note for Series A preferred stock	$-	$400,000
Issuance of common stock in connection with conversion of Series A preferred stock and related dividends	$338,749	$-
Issuance of common stock in connection with conversion of Series B preferred stock and related dividends and liquidated damages	$6,075,000	$-
Accrued Series A preferred dividends	$-	$143,471
Accrued Series B preferred dividends	$-	$209,375
Accrued Series C preferred dividends	$35,890	$-
Non cash consideration paid for LogicMark acquisition	$-	$9,900,000
Preliminary Purchase Price Allocation in Connection with Fit Pay Acquisition:
Assets acquired and liabilities assumed:
Current assets, including cash acquired	$179,794	$-
Property and equipment	31,967	-
Other intangible assets	5,245,400	-
Goodwill	7,954,260	-
Accounts payable and accrued liabilities	(1,130,113)	-
Customer deposits	(286,948)	-
Deferred taxes	(1,797,476)	-

Net Assets Acquired	10,196,884	-

Less: cash paid to acquire Fit Pay	(100,000)	-

Non cash consideration	$10,096,884	$-

Non-cash consideration consisted of:
Note payable issued to seller	$851,842	$-
Common stock issued to sellers	3,289,161	-
Series C preferred stock issued to sellers	1,900,000	-
Earn-out provision	4,055,881	-

Non-cash consideration	$10,096,884	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization and Basis of Presentation

Organization and Principal Business Activities

Nxt-ID, Inc. (“Nxt-ID” or the “Company”) was incorporated in the State of Delaware on February 8, 2012. Nxt-ID is a security technology company and operates its business in one segment — hardware and software security systems and applications. The Company’s innovative MobileBio® solution mitigates risks associated with mobile computing, m-commerce and smart OS-enabled devices. With extensive experience in biometric identity verification, security, privacy, encryption and data protection, payments, miniaturization and sensor technologies, the Company partners with companies to provide solutions for modern payment and the “Internet of Things” (“IoT”) applications.

On July 25, 2016, the Company completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016. The Company was required to pay the LogicMark Sellers an earn-out payment of (i) $1,500,000 for calendar year 2016 and (ii) and may be required to pay the LogicMark Sellers an earn-out payment of up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The secured subordinated promissory note originally issued to LogicMark Investment Partners on July 25, 2016 and amended on November 29, 2016 (the “LogicMark Note”) was to mature on September 23, 2016 but was extended to April 15, 2017 and then extended to July 15, 2017. The Company and the LogicMark Sellers also agreed to extend the due date on the 2016 earn-out payment to July 15, 2017. On July 19, 2017, the Company paid the 2016 earn-out payment in the amount of $1,500,000 to the LogicMark Sellers. In addition, in July 2017, the remaining balance of $594,403 owed on the LogicMark Note, including accrued and unpaid interest, was purchased by certain investors in exchange for $594,408 in principal amount of convertible notes of the Company and warrants exercisable for 297,202 shares of Common Stock. See Note 7

On May 23, 2017, the Company completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Sellers”). Pursuant to the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Company. See Note 5.

The Company’s wholly-owned subsidiary, LogicMark, manufactures and distributes non-monitored and monitored personal emergency response systems sold through the United States Department of Veterans Affairs, healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors. The Company’s wholly-owned subsidiary, Fit Pay, has a proprietary technology platform that delivers payment, credential management, authentication and other secure services to the IoT ecosystem. The platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of September 30, 2017 and for the nine and three months then ended have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the Company prepares its annual audited consolidated financial statements. The unaudited condensed consolidated balance sheet as of September 30, 2017 and the condensed consolidated statements of operations for the nine and three months ended September 30, 2017 and September 30, 2016 and the condensed consolidated statements of cash flows for the nine months ended September 30, 2017 and September 30, 2016 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The results for the nine and three months ended September 30, 2017 are not necessarily indicative of results to be expected for the year ending December 31, 2017 or for any future interim period. The condensed consolidated balance sheet at December 31, 2016 has been derived from audited consolidated financial statements. However, it does not include all of the information and notes required by GAAP for complete consolidated financial statements. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2016, and notes thereto included in the Company’s annual report on Form 10-K, which was filed with the SEC on April 14, 2017 (the “2016 10-K”), and Amendment No. 1 to the 2016 10-K filed with the SEC on July 7, 2017.

Note 2 – Reverse Stock Split

On September 1, 2016, the Company’s board of directors and stockholders approved a resolution to amend the Company’s Certificate of Incorporation and to authorize the Company to effect a reverse split of the Company’s outstanding common stock at a ratio of 1-for-10 (the “Reverse Split”). On September 9, 2016, the Company effected the Reverse Split. Upon effectiveness of the Reverse Split, every ten (10) shares of outstanding common stock decreased to one (1) share of common stock. Throughout this report, the Reverse Split was retroactively applied to all periods presented.

F-6

Note 3 - Liquidity and Management Plans

The Company is an emerging growth company and recorded operating income of $49,565 and a net loss of $5,960,684 during the nine months ended September 30, 2017. As of September 30, 2017, the Company had a working capital deficiency of $6,322,182 (including contingent consideration of $5,340,432) and stockholders’ equity of $6,835,893. Given the Company’s cash position at September 30, 2017, proceeds from equity and note offerings subsequent to September 30, 2017 (See Note 10) and its projected cash flow from operations over the next twelve months, the Company believes that it will have sufficient capital to sustain operations over the next twelve months following the date of this filing. In order to execute the Company’s long-term strategic plan to develop and commercialize its core products, fulfill its product development commitments and fund its obligations as they come due, the Company may need to raise additional funds, through public or private equity offerings, debt financings, or other means. Should the Company not be successful in obtaining the necessary financing, or generate sufficient revenue to fund its operations, the Company would need to engage in certain cost containment efforts, and/or curtail certain of its operational activities.

Note 4 - Summary Of Significant Accounting Policies

Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s management evaluates these significant estimates and assumptions including those related to the fair values of acquired assets and liabilities assumed in business combinations, stock based compensation, derivative financial instruments, income taxes and related valuation allowances, accounts receivable and inventory, and other matters that affect the condensed consolidated financial statements and disclosures. Actual results could differ from those estimates.

Principles of consolidation

The condensed consolidated financial statements include the accounts of Nxt-ID and its wholly-owned subsidiaries, 3D-ID, LogicMark and Fit Pay. Intercompany balances and transactions have been eliminated in consolidation.

Concentrations of Credit Risk

During the nine and three months ended September 30, 2017, the Company recognized revenue of $7,057,032 and $767,751, respectively, from World-Ventures Holdings, LLC (“WVH”), a related party based on its position as the Company’s largest stockholder. At September 30, 2017, the Company’s accounts receivable balance included $1,893,662 due from WVH.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, the service has been rendered or product delivery has occurred, the price is fixed or readily determinable and collectability of the sale is reasonably assured.

Accounts Receivable

Accounts receivable is stated at net realizable value. The Company regularly reviews accounts receivable balances and adjusts the receivable reserves as necessary whenever events or circumstances indicate the carrying value may not be recoverable. The Company had no allowance for doubtful accounts at September 30, 2017 and December 31, 2016.

Inventory

The Company performs regular reviews of inventory quantities on hand and evaluates the realizable value of its inventories. The Company adjusts the carrying value of the inventory as necessary with estimated valuation reserves for excess, obsolete, and slow-moving inventory by comparing the individual inventory parts to forecasted product demand or production requirements. As of September 30, 2017, inventory was comprised of $3,756,866 in raw materials and $1,121,329 in finished goods on hand. Inventory at December 31, 2016 was comprised of $3,797,499 in raw materials and $1,544,001 in finished goods on hand. The Company is required to prepay for raw materials with certain vendors until credit terms can be established. As of September 30, 2017, and December 31, 2016, the Company had prepaid inventory of $1,321,230 and $1,089,770, respectively. These prepayments were made primarily for raw materials inventory and prepaid inventory is included in prepaid expenses and other current assets on the condensed consolidated balance sheet.

Goodwill

The Company’s goodwill relates to the acquisitions of LogicMark and Fit Pay. The Company began testing goodwill for impairment in the third quarter of 2017 as it relates to the acquisition of LogicMark which occurred on July 25, 2016. As part of the annual evaluation, the Company utilized the option to first assess qualitative factors, which include but are not limited to, economic, market and industry conditions, as well as the financial performance of LogicMark. In accordance with applicable guidance, an entity is not required to calculate the fair value of a reporting unit if, after assessing these qualitative factors, the Company determines that it is more likely than not that its reporting unit’s fair value is greater than its carrying amount. During the three and nine months ended September 30, 2017, the Company determined that it was more likely than not that the fair value of LogicMark exceeded its respective carrying amount and therefore, a quantitative assessment was not required. The Company has not recognized any goodwill impairment in 2017 in connection with its annual impairment test. The Company will begin testing the Fit Pay related goodwill for impairment annually in the second quarter of each year.

F-7

Other Intangible Assets

The Company’s intangible assets are all related to the acquisitions of LogicMark and Fit Pay and are included in other intangible assets in the Company’s condensed consolidated balance sheets at September 30, 2017 and December 31, 2016.

At September 30, 2017, the other intangible assets related to the acquisition of LogicMark are comprised of patents of $3,657,833; trademarks of $1,182,973; and customer relationships of $2,875,123. At December 31, 2016, the other intangible assets are comprised of patents of $3,936,612; trademarks of $1,230,002; and customer relationships of $3,119,111. The Company will continue amortizing these intangible assets using the straight-line method over their estimated useful lives which for the patents, trademarks and customer relationships are 11 years; 20 years; and 10 years, respectively. During the nine and three months ended September 30, 2017, the Company had amortization expense of $569,796 and $192,019, respectively related to the LogicMark intangible assets.

At September 30, 2017, the other intangible assets related to the acquisition of Fit Pay, which was completed on May 23, 2017, are comprised of trademarks of $392,286; technology of $3,225,675; and customer relationships of $1,360,820. The Company will continue amortizing these intangible assets using the straight-line method over their estimated useful lives which for trademarks, technology and customer relationships are 25 years; 7 years; and 6 years, respectively. During the nine and three months ended September 30, 2017, the Company had amortization expense of $266,619 and $187,244, respectively, related to the Fit Pay intangible assets.

As of September 30, 2017, amortization expense estimated for the remainder of fiscal year 2017 related to both the LogicMark and Fit Pay intangibles is approximately $380,000 and for each of the next five(5) fiscal years, 2018 through 2022, the amortization expense is estimated to be approximately $1,505,000 per year.

Stock-Based Compensation

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. The Company accounts for equity instruments issued to non-employees at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned. The Company generally issues new shares of common stock to satisfy conversion and warrant exercises.

Net Loss per Share

Basic loss per share was computed using the weighted average number of common shares outstanding. Diluted loss per share includes the effect of diluted common stock equivalents. Potentially dilutive securities of 1,151,374 realizable from the convertible exchange notes and related accrued interest and from the exercise of 3,926,251 warrants as of September 30, 2017 were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive for the nine and three months ended September 30, 2017. As of September 30, 2016, potentially dilutive securities realizable from the convertible Series A and Series B Preferred Stock, and from the exercise of 1,319,049 warrants were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which stipulates that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for such goods or services. To achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract(s); (3) determine the transaction price(s); (4) allocate the transaction price(s) to the performance obligations in the contract(s); and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The guidance also requires advanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”), which defers the effective date of FASB’s revenue standard under ASU 2014-09 by one year for all entities and permits early adoption on a limited basis. As a result of ASU 2015-14, the guidance under ASU 2014-09 shall apply for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that period. Early adoption is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those annual periods. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarified the implementation guidance regarding performance obligations and licensing arrangements. As permitted under the standard, the Company plans to adopt ASU 2014-09 in the first quarter of 2018 using the modified retrospective approach and recognize the cumulative effect to existing contracts in opening retained earnings on the effective date. The Company is currently reviewing and evaluating this guidance and its impact on its consolidated financial statements.

F-8

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09 (“ASU 2016-09”), “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” ASU 2016-09 will affect all entities that issue share-based payment awards to their employees and is effective for annual periods beginning after December 15, 2016 for public entities. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted this standard in the first quarter of 2017 and it did not have a material impact on its condensed consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12 (“ASU 2016-12”), “Revenue from Contracts with Customers (Topic 606): Narrow- Scope Improvements and Practical Expedients.” ASU 2016-12 will affect all entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration. The amendments in this update affect the guidance in ASU 2014-09 which is not yet effective, the amendments in this update affect narrow aspects of Topic 606 including among others: assessing collectability criterion, noncash consideration, and presentation of sales taxes and other similar taxes collected from customers. The effective date and transition requirements for the amendments in this update are the same as the effective date and transition requirements for ASU 2014-09. The Company is currently evaluating the effect that ASU 2016-12 will have on the Company’s condensed consolidated financial position and results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash (“ASU No. 2016-18”). The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash and require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This ASU is effective retrospectively for fiscal years and interim periods within those years beginning after December 15, 2017. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The amendments in this update provide a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) removes the evaluation of whether a market participant could replace the missing elements. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting” to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. This ASU is not expected to have a material impact on the Company’s condensed consolidated financial statements.

Note 5 – Acquisitions

Acquisition of Logicmark LLC

On July 25, 2016, the Company completed the acquisition of LogicMark. The Company determined that as of July 25, 2016, it was more likely than not that the gross profit targets as they relate to the contingent considerations would be achieved and any fair value adjustment of the earn-out was due to time value of the payout.

On July 25, 2016, in order to fund part of the acquisition purchase price of LogicMark, the Company and a group of lenders, including ExWorks Capital Fund I, L.P. as agent for the lenders (collectively, the “Lenders”), entered into a Loan and Security Agreement (the “Loan Agreement”), whereby the Lenders extended a revolving loan (the “Revolving Loan”) to the Company in the principal amount of $15,000,000 (the “Debt Financing”). The Company originally incurred $1,357,356 in deferred debt issue costs related to the revolving loan. In addition, the Company incurred an additional $450,000 in deferred debt issue costs as a result of extending the revolving loan. At September 30, 2017 the unamortized balance of those deferred debt issue costs was $365,000. The initial maturity date of the Revolving Loan was July 25, 2017, and the Revolving Loan bears interest at a rate of 15% per annum.

The Company has the ability to extend the Revolving Loan for one (1) additional year at its sole discretion with no subjective acceleration by the Lender, provided the Company is not in default on the loan. The Company exercised the option to extend the maturity date to July 25, 2018 and accordingly, the Company has classified the Revolving Loan as a non-current liability as of September 30, 2017 and December 31, 2016.

The Loan Agreement contains customary covenants, including an EBITDA requirement and a fixed charges ratio, as defined in the loan agreement. As of September 30, 2017, the Company was in compliance with such covenants.

F-9

On September 23, 2016, the Company entered into a forbearance agreement with LogicMark Investment Partners, LLC in connection with the LogicMark Note originally issued on July 22, 2016 in the amount of $2,500,000 which expired on September 22, 2016. The Company formally requested that the lender extend the LogicMark Note on September 20, 2016. As discussed below, the LogicMark Note was extended to July 15, 2017 pursuant to an amendment.

Under the terms of the forbearance agreement, the LogicMark Sellers agreed to extend the maturity date of the LogicMark Note and the Company agreed to pay to the LogicMark Sellers in immediately available funds: (i) $250,000 on September 23, 2016; (ii) $100,000 on October 24, 2016; and (iii) $1,150,000, plus all accrued and unpaid interest due under the LogicMark Note on October 31, 2016. The Company also agreed to reduce the Escrow Amount (as defined in the Interest Purchase Agreement) by a total of $500,000, and to make certain other changes to the definition of “Escrow Amount” in the Purchase Agreement. The Company also agreed to make certain representations and warranties in respect of the LogicMark Seller’s forbearance. During June 2017, the Company paid down $250,000 of the LogicMark Note with cash generated from operations. The LogicMark Note originally was to mature on September 23, 2016 but was extended to July 15, 2017. In July 2017, the remaining balance of the LogicMark Note including the accrued interest owed was settled.

Acquisition of Fit Pay

As discussed in Note 1, the Company completed the “Merger” on May 23, 2017. Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay stock was: (i) 1,912,303 shares of common stock which was equivalent to 19.96% of the outstanding shares of common stock of the Company (the “Common Stock”); (ii) 2,000 shares of the Series C Non-Convertible Preferred Stock of the Company (the “Series C Preferred Stock”); (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses of the Fit Pay Sellers of $724,116 by the Company. In addition, the Company will be required to pay the Fit Pay Sellers an earn-out payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021. To date, Fit Pay has had minimal revenue. The operating results of Fit Pay have been included in the condensed consolidated financial statements from the effective date of the acquisition, May 23, 2017.

In connection with the merger on May 23, 2017, the Company recorded deferred tax liabilities of $1,797,476 as part of its preliminary purchase price allocation. As indicated below, the Company is in the process of completing its analysis of the fair value of the net assets acquired and the consideration granted and therefore the deferred tax liabilities recorded are considered preliminary and subject to change.

Preliminary Allocation of Purchase Price of Fit Pay

The Merger Agreement was accounted for under the acquisition method of accounting. The purchase price was preliminarily allocated to the tangible and identifiable assets acquired and liabilities assumed of Fit Pay based upon their estimated fair values. The excess purchase price over the fair value of the underlying net assets acquired was allocated to goodwill. The Company is in the process of completing its analysis of the fair value of the net assets acquired and the consideration granted through the use of an independent valuation firm and management’s preparation of estimates. Since the following information is based on preliminary assessments made by management, the acquisition accounting for Fit Pay is subject to final adjustment and it is possible that the final assessment of values may differ from the preliminary assessment. The following table summarizes the preliminary assessment of the estimated fair values of the identifiable assets acquired and liabilities assumed net of cash acquired, as of the date of acquisition of May 23, 2017.

Cash	$10,889
Accounts receivable	91,810
Other current assets	77,095
Property and equipment	31,967
Goodwill	7,954,260
Intangible assets (See Note 4)	5,245,400
Assets acquired	13,411,421

Accounts payable	165,650
Accrued liabilities	964,463
Customer deposits	286,948
Deferred taxes	1,797,476
Liabilities assumed	3,214,537

Net assets acquired	$10,196,884

Goodwill arising from the transaction consists of the expected operational synergies upon combining the entity and intangibles not qualifying for separate recognition.

In connection with the Fit Pay transaction, the Company entered into an employment agreement with Michael Orlando, the former Chief Executive Officer of Fit Pay.

F-10

Mr. Orlando is now the Chief Operating Officer of the Company and President of the wholly-owned subsidiary, Fit Pay. The term of the employment agreement is for one (1) year and the employment agreement includes provisions for term extensions. In addition to Mr. Orlando’s salary, the employment agreement also provides for all necessary and reasonable out-of-pocket expenses incurred in the performance of his duties under the agreement, eligibility to participate in bonus or incentive compensation plans of the Company and eligibility to receive equity awards as determined by the board of directors.

Pro Forma Financial Information

The following table summarizes the unaudited pro forma financial information assuming that the acquisitions of LogicMark and Fit Pay occurred on January 1, 2016, and their respective results had been included in the Company’s financial results for the nine and three months ended September 30, 2017 and September 30, 2016. The pro forma combined amounts are based upon available information and reflect a reasonable estimate of the effects of the acquisitions of LogicMark and Fit Pay for the periods presented on the basis set forth herein. The following unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the financial position or results of operations would have been had the acquisitions of LogicMark and Fit Pay in fact occurred on the date assumed, nor is it necessarily indicative of the results that may be expected in future periods.

	Nine Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended
	September 30, 2017		September 30, 2016
	(unaudited)		(unaudited)
Pro forma:
Net Sales	$18,961,528	$4,530,088	$11,490,257	$4,014,154
Net Loss applicable to Common Stockholders	$(7,862,415)	$(4,101,606)	$(16,898,135)	$(4,614,264)
Net Loss Per Share - Basic and Diluted applicable to Common Stockholders	$(0.71)	$(0.28)	$(2.09)	$(0.53)

The unaudited pro forma net loss attributable to the Company has been calculated using actual historical information and is adjusted for certain pro forma adjustments based on the assumption that the acquisitions of LogicMark and Fit Pay and the application of fair value adjustments to intangible assets occurred on January 1, 2016. For the three and nine months ended September 30, 2017, the pro forma financial information excluded the Fit Pay acquisition-related expenses of $26,626 and $149,443, respectively, which are included in the actual reported results, as general and administrative expenses, but excluded from the pro forma amounts above due to their nonrecurring nature. In addition, the pro forma adjustments for the three and nine months ended September 30, 2017 include the following adjustments; (a) amortization expense related to the acquired intangible assets of $nil and $289,066, respectively; (b) interest expense of $nil and $211,406, respectively; and (c) dividends related to the Series C Preferred Stock of $nil and $38,904, respectively.

For the three and nine months ended September 30, 2016, the pro forma financial information reflects the following adjustments; (a) the exclusion of the acquisition-related expenses of $275,948 and $609,466; (b) amortization of the inventory fair value adjustment of $nil and $945,212, respectively; (c) reduction in depreciation expense of $15,719 and $28,935, respectively; (d) amortization expense related to the acquired intangible assets of $378,881 and $1,124,291, respectively; (e) interest expense including the amortization of deferred debt issue costs of $1,443,667 and $4,325,190, respectively; and (f) dividends related to the Series B Preferred Stock and Series C Preferred Stock of $306,456 and $918,545, respectively.

Note 6 – Strategic Agreements with world ventures holdings

The Company is a party to a Master Product Development Agreement with WVH, a related party. During the nine and three months ended September 30, 2017, the Company recorded revenue of $7,057,032 and $767,751, respectively related to WVH. At September 30, 2017, the Company’s accounts receivable balance included $1,893,662 due from WVH.

Note 7 – Convertible Notes Payable

July 2017 Exchange

In order to consummate a registered direct offering and concurrent private placement on July 13, 2017 (See Note 8), the Company was required to obtain consent from the holders (the “November Holders”) of the Company’s (i) Amended and Restated Secured Subordinated Promissory Notes, originally issued on July 25, 2016 (i.e., the LogicMark Note), and amended on November 29, 2016 (the “November Notes”), and (ii) certain common stock purchase warrants (the “November Warrants”) that were initially exercisable on November 29, 2016. In consideration of the November Holders providing such consent to the registered direct offering and concurrent private placement, the Company and the November Holders agreed, as of July 11, 2017, to the following amendments to their respective November Notes, November Warrants, and that certain Exchange Agreement, dated November 29, 2016 (the “Exchange Agreement”):

1.	The conversion price of the November Notes was lowered from $3.00 to $2.00.

F-11

2.	The exercise price of the November Warrants was lowered from $3.00 to $2.00.

3.	The Company’s prohibition under the Exchange Agreement providing that for so long as the November Holders are holders of the November Notes, the November Warrants, or the shares of Common Stock issuable thereunder, the Company may not issue shares of our Common Stock at a price per share less than $3.00 per share, was lowered to $2.00 per share.

In connection with the reduction in conversion price of the November Notes from $3.00 to $2.00, the Company incurred a non-cash charge for modification of convertible exchange note terms of $191,630 for the three and nine months ended September 30, 2017. In addition, the Company expensed the remaining unamortized note discount and deferred debt issue costs related to the November Notes of $491,667 and $35,949, respectively. As a result of lowering the conversion price of the November Warrants from $3.00 to $2.00, the Company also incurred a non-cash charge for modification of terms related to the November Warrants of $37,000 for the three and nine months ended September 30, 2017.

On July 19, 2017, the November Holders purchased from LogicMark Investment Partners, LLC (“LogicMark Investment Partners”), the representative of LogicMark, LLC, the outstanding balance of $594,403, including accrued and unpaid interest on the LogicMark Note. In connection therewith, the Company, LogicMark Investment Partners and the November Holders entered into an Assignment and Assumption Agreement, dated July 19, 2017, pursuant to which LogicMark Investment Partners assigned the LogicMark Note to the November Holders. In addition, on July 19, 2017, the Company and the November Holders entered into a Securities Exchange Agreement pursuant to which the Company exchanged the LogicMark Note held by the November Holders for (i) an aggregate principal amount of $594,408 of secured subordinated convertible promissory notes of the Company (the “July 2017 Notes”) due in July 2018, and (ii) warrants exercisable into 297,202 shares of Common Stock (the “July 2017 Warrants”). The July 2017 Notes are convertible into shares of Common Stock at a conversion price of $2.00 per share and the July 2017 Warrants are exercisable into shares of Common Stock with a five year term and an exercise price of $2.00 per share. The exercise and the amount of shares of common stock issuable upon exercise of the July 2017 Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions. reclassifications, mergers or other corporate changes and dilutive issuances.

The conversion option embedded in the convertible exchange notes was determined to contain beneficial conversion features, resulting in the bifurcation of those features as an equity instrument (resulting in a debt discount) at issuance. After allocation of the gross proceeds to the warrants (discussed above) and beneficial conversion feature, the total debt discount recognized was $432,917. The debt discount is being amortized over the term of the debt and the Company amortized $81,839 of the debt discount for the three and nine months ended September 30, 2017.

Note 8 - Stockholders’ Equity

July 2017 Offerings

On July 13, 2017, the Company closed a registered direct offering of an aggregate of 2,170,000 shares of the Company’s common stock, and pre-funded warrants to purchase 230,000 shares of common stock. The Company sold the shares at a price of $1.43 per share and received $1.42 per pre-funded warrant. The Company received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $3,429,700. The pre-funded warrants were converted into shares of common stock on September 23, 2017 and as a result were included in the common stock outstanding balance for purposes of computing earnings per share.

On July 13, 2017, the Company also closed on a concurrent private placement with the same investors for no additional consideration, of warrants to purchase 1,800,000 shares of common stock. The warrants will be exercisable beginning on the six (6) month anniversary of the date of issuance, at an exercise price of $2.00 per share and will expire on the fifth anniversary of the initial exercise date.

Series A Preferred Stock

For the nine and three months ended September 30, 2017, the Company recorded Series A Preferred Stock dividends of $34,884 and $0, respectively. During the nine months ended September 30, 2017 holders, of 211,424 shares of Series A Preferred Stock converted $338,749 of Series A Preferred Stock and dividends into 159,219 shares of common stock. As of September 30, 2017, there was no remaining outstanding principal balance on the Series A Preferred Stock.

Series B Preferred Stock

For the nine and three months ended September 30, 2017, the Company recorded Series B Preferred Stock dividends of $634,375 and $71,875, respectively. During the nine months ended September 30, 2017, holders of 4,500,000 shares of Series B Preferred Stock converted $6,075,000 of Series B Preferred Stock, dividends and liquidated damages into 3,106,802 shares of common stock. As of September 30, 2017, there was no remaining outstanding principal balance on the Series B Preferred Stock.

F-12

Series C Preferred Stock

In May 2017, the Company authorized a new Series C Preferred Stock. The terms of the Series C Preferred Stock are as follows:

Dividends on Series C Preferred Stock

Holders of Series C Preferred Stock are entitled to receive from and after the first date of issuance of the Series C Preferred Stock, cumulative dividends at a rate of 5% per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends are payable in cash. For the nine and three months ended September 30, 2017, the Company recorded Series C Preferred Stock dividends of $35,890 and $25,205, respectively.

Redemption of Series C Preferred Stock

The Series C Preferred Stock may be redeemed by the Company solely at the Company’s option in cash at any time, in whole or in part, upon payment of the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

Fundamental Change

If a “fundamental change” occurs at any time while the Series C Preferred Stock is outstanding, the holders of shares of Series C Preferred Stock then outstanding shall be immediately paid, out of the assets of the Company or the proceeds of such fundamental change, as applicable, and legally available for distribution to its stockholders, an amount in cash equal to the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

If the legally available assets of the Company and the proceeds of such “fundamental change” are insufficient to pay the all of the Holders of the Series C Preferred Stock, then the Holders of the Series C Preferred Stock shall share ratably in any such distribution in proportion to the amount that they would have been entitled to. A fundamental change includes but is not limited to any change in the ownership of at least fifty percent (50%) of the voting stock; liquidation or dissolution; or the Common Stock ceases to be listed on the market upon which it currently trades.

Voting Rights

The holders of the Series C Preferred Stock are entitled to vote on any matter submitted to the stockholders of the Company for a vote. One (1) share of Series C Preferred Stock shall carry the same voting rights as one (1) share of Common Stock.

Classification

The Series C Preferred Stock was accounted for under Section 480-10-S99 - Distinguishing Liabilities from Equity (FASB Accounting Standards Codification 480) as amended by ASU 2009-04 - for Redeemable Equity Instruments (“ASU 2009-04”). Under ASU 2009-04, a redeemable equity security is to be classified as temporary equity if it is conditionally redeemable upon the occurrence of an event that is not solely within the control of the issuer. The Company’s financing is redeemable at the option of the holder under the specified terms and conditions of such preferred stock however, the instrument was not redeemable as of September 30, 2017. Therefore, the Company classified the Series C Preferred Stock as temporary equity in the condensed consolidated balance sheet at September 30, 2017.

Long-Term Stock Incentive Plan

On January 4, 2013, a majority of the Company’s stockholders approved by written consent the Company’s 2013 Long-Term Stock Incentive Plan (“LTIP”). The maximum aggregate number of shares of common stock that may be issued under the LTIP, including stock awards, stock issued to directors for serving on the Company’s board, and stock appreciation rights, is limited to 10% of the shares of Common Stock outstanding on the first business or trading day of any fiscal year, which is 737,992 at January 1, 2017.

During the nine months ended September 30, 2017, the Company issued 131,363 shares of common stock under the LTIP to five (5) non-executive directors for serving on the Company’s board. The aggregate fair value of the shares issued to the directors was $260,000. Also during the nine months ended September 30, 2017, the Company issued 237,559 shares of Common Stock with an aggregate fair value of $400,000 to executive and certain non-executive employees related to the Company’s 2016 management incentive plan. In September 2017, the Company granted 622,507 restricted shares of common stock with an aggregate value of $1,067,231 to certain executive and non-executive employees. The vesting period for these restricted shares of common stock is twelve months. During the nine months ended September 30, 2017, the Company expensed $614,655 related to these restricted stock awards. At September 30, 2017, a total of 737,992 shares of common stock have been issued from the LTIP and there are no further shares available to be issued under the LTIP for the remainder of 2017.

F-13

2017 Stock Incentive Plan

On August 24, 2017, a majority of the Company’s stockholders approved at the Company’s annual meeting the Company’s 2017 Stock Incentive Plan (“2017 SIP”). The purpose of the 2017 SIP is to enable the Company to provide a means to issue shares of Common Stock or stock options which may be exercised for shares of Common Stock to certain eligible consultants, employees and service providers of the Company as a substitute for, or as an additional incentive to, paying cash compensation to consultants and non-payroll employees or as a portion of severance packages in certain scenarios. The 2017 SIP works in tandem with the 2013 LTIP to provide additional means to compensate our employees. The maximum aggregate number of shares of common stock that may be issued under the 2017 SIP, including stock awards, stock issued to directors for serving on the Company’s board, and stock appreciation rights, is limited to 10% of the shares of Common Stock outstanding on the first business or trading day of any fiscal year, which is at January 1, 2018; provided that for fiscal year 2017, 1,500,000 shares of Common Stock may be delivered to participants under the 2017 SIP.

During the nine months ended September 30, 2017, the Company issued 437,384 shares of common stock under the 2017 SIP.

Warrants

As of September 30, 2017, the Company had 3,926,251 warrants outstanding with a weighted average exercise price and remaining life in years of $6.54 and 4.043, respectively. At September 30, 2017, the warrants had no intrinsic value.

During the nine months ended September 30, 2017, the Company accrued $700,000 of discretionary management and employee bonus expense.

During the nine months ended September 30, 2017, the Company issued 119,800 fully-vested shares of common stock with a fair value of $240,535 to non-employees for services rendered.

Note 9 - Commitments and Contingencies

Legal Matters

From time to time we may be involved in various claims and legal actions arising in the ordinary course of our business. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, or any of our subsidiaries in which an adverse decision could have a material adverse effect upon our business, operating results, or financial condition.

Commitments

The Company is a party to certain leases for office space and warehouse facilities, with monthly payments ranging from $1,750 to $6,911, expiring on various dates through August 2020. The Company incurred rent expense of $150,730 and $103,232 for the nine months ended September 30, 2017 and September 30, 2016, respectively. Minimum future lease payments for non-cancelable operating leases are as follows:

2017	$50,775
2018	110,867
2019	112,015
2020	65,235
Total future lease obligations	$338,891

The maturity of the Company’s debt is as follows:

2017	$-
2018	266,200
2019	212,961
2020	212,961
2021	159,719
Total debt	$851,841

F-14

Note 10 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

On October 2, 2017, the Company issued 6,000 shares of its common stock for the payment of services with a grant date fair value of $13,200.

On November 13, 2017, the Company closed a registered direct offering of an aggregate of 2,941,177 shares of the Company’s common stock. The Company sold the shares at a price of $1.36 per share. The Company received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $4,000,000.

On November 13, 2017, the Company also closed on a concurrent private placement with the same investors for no additional consideration, of warrants to purchase 2,500,000 shares of common stock.

On December 19, 2017, and effective as of November 29, 2017, we entered into an agreement (the “Amendment Agreement”) with the holders of the convertible notes and common stock purchase warrants issued pursuant to that certain Exchange Agreement, dated November 29, 2016, by and among the Company and such holders. Pursuant to the Amendment Agreement, the parties agreed to (i) amend the maturity dates of the convertible notes by one (1) year, or November 29, 2018, and (ii) that the holders would forbear the exercise of any remedies due to the passing of the original maturity date. In consideration thereof, the Company issued to the holders an aggregate of 370,000 shares of restricted Common Stock.

On December 26, 2017, we closed a registered direct offering of an aggregate of 1,750,000 shares (the “December Shares”) of Common Stock. We sold the December Shares at a price of $4.00 per share. We received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by us, of approximately $7 million. Aegis Capital Corp. acted as the lead placement agent for the offering and Maxim Group LLC acted as a co-placement agent for the offering.

F-15

 INDEX TO FINANCIAL STATEMENTS

Nxt-ID, Inc. and Subsidiary

F-16

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the

Board of Directors and Shareholders

of Nxt-ID, Inc.

We have audited the accompanying consolidated balance sheet of Nxt-ID, Inc. and Subsidiaries (the “Company”) as of December 31, 2016, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nxt-ID, Inc., as of December 31, 2016, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements of Nxt-ID, Inc. as of and for the year ended December 31, 2015, were audited by other auditors, whose report, dated April 14, 2016, expressed an unmodified opinion on those consolidated financial statements, which contained an explanatory paragraph as to the Company’s ability to continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has adjusted its 2015 consolidated financial statements to retrospectively apply the reverse stock split to its common stock that occurred subsequent to the year ended December 31, 2015. Also as discussed in Note 2 to the consolidated financial statements, the Company reclassified deferred financing costs from other current assets to convertible notes payable on its balance sheet at December 31, 2015. The other auditors reported on the consolidated financial statements before these retrospective adjustments.

As part of our audit of the 2016 consolidated financial statements, we also audited the adjustments to the 2015 consolidated financial statements to retroactively apply the effects of the reverse stock split that occurred subsequent to the year ended December 31, 2015 and the reclassification of deferred financing costs from other current assets to convertible notes payable on its balance sheet, as described in Note 2. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to Nxt-ID Inc.’s 2015 consolidated financial statements other than with respect to these adjustments and, accordingly, we do not express an opinion, or any other form of assurance, on the 2015 consolidated financial statements as whole.

Marcum llp

New York, NY

April 13, 2017

F-17

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Nxt-ID, Inc.:

We have audited, before the effects of the adjustments to retrospectively apply the changes in the presentation of deferred debt issuance costs and in share and per-share data as described in note 2, the accompanying consolidated balance sheet of Nxt-ID, Inc. and subsidiary as of December 31, 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. The 2015 consolidated financial statements before the effects of the adjustments discussed in note 2 are not presented herein. The 2015 consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2015 consolidated financial statements, before the effects of the adjustments to retrospectively apply the changes in the presentation of deferred debt issuance costs and in share and per-share data as described in note 2, present fairly, in all material respects, the financial position of Nxt-ID, Inc. and subsidiary as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in the presentation of deferred debt issuance costs and in share and per-share data as described in note 2 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by a successor auditor.

The accompanying consolidated financial statements as of December 31, 2015 and for the year then ended have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the consolidated financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Stamford, Connecticut
April 14, 2016

F-18

Nxt-ID, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
Assets
Current Assets
Cash	$3,299,679	$418,991
Restricted cash	40,371	1,534,953
Accounts receivable	1,218,705	-
Inventory, net	5,341,500	1,767,942
Prepaid expenses and other current assets	1,347,627	986,595
Total Current Assets	11,247,882	4,708,481

Property and equipment:
Equipment	175,537	105,902
Furniture and fixtures	79,062	72,713
Tooling and molds	581,881	390,952
	836,480	569,567
Accumulated depreciation	(456,752)	(196,353)
Property and equipment, net	379,728	373,214

Goodwill	15,479,662	-
Other intangible assets, net of amortization of $318,842 and $0, respectively	8,285,725	-

Total Assets	$35,392,997	$5,081,695
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,070,658	$1,333,137
Accrued expenses	2,901,672	641,438
Customer deposits	6,068,894	8,729
Short-term debt	773,969	-
Convertible notes payable, net of discount of $1,366,667 and $1,445,342, respectively, and net of deferred debt issuance costs of $123,563 and $52,810, respectively	9,770	1,796,698
Derivative liability conversion feature	-	420,360
Other current liabilities – contingent consideration	1,496,442	-
Total Current Liabilities	13,321,405	4,200,362

Other long-term liabilities – contingent consideration	4,832,028	-
Revolving loan facility, net of deferred debt issuance costs of $769,453	14,230,547	-
Deferred tax liability	190,286	-
Total Liabilities	32,574,266	4,200,362

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value: 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value: 3,125,000 shares designated; 310,268 issued and outstanding (aggregate liquidation preferences of $440,594) as of December 31, 2016	182,851	-
Series B preferred stock, $0.0001 par value: 4,500,000 shares designated; 4,500,000 issued and outstanding (aggregate liquidation preferences of $5,625,000) as of December 31, 2016	4,090,000	-
Common stock, $0.0001 par value: 10,000,000 shares authorized; 7,379,924 and 4,442,528 issued and outstanding, respectively	738	444
Additional paid-in capital	33,204,943	22,787,762
Accumulated deficit	(34,659,801)	(21,906,873)

Total Stockholders’ Equity	2,818,731	881,333

Total Liabilities and Stockholders’ Equity	$35,392,997	$5,081,695

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Nxt-ID, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2016	2015
Revenues	$7,736,320	$616,854
Costs of goods sold	4,434,868	1,823,824

Gross Profit (Loss)	3,301,452	(1,206,970)

Operating Expenses
General and administrative	6,241,685	3,565,242
Selling and marketing	2,881,668	3,423,567
Research and development	888,187	2,728,518

Total Operating Expenses	10,011,540	9,717,327

Operating Loss	(6,710,088)	(10,924,297)

Other Income and (Expense)
Interest income	23	727
Interest expense	(3,275,059)	(1,249,961)
Inducement expense	-	(755,000)
Loss on extinguishment of debt	(272,749)	(635,986)
Realized gain on change in fair value of derivative liabilities	-	47,242
Change in fair value of derivative liabilities	(2,299,020)	444,728
Total Other Expense, Net	(5,846,805)	(2,148,250)

Loss before Income Taxes	(12,556,893)	(13,072,547)
Provision for Income Taxes	(196,035)	(4,307)

Net Loss	(12,752,928)	(13,076,854)
Preferred stock dividend	(1,080,741)	-

Net Loss applicable to Common Stockholders	$(13,833,669)	$(13,076,854)

Net Loss Per Share - Basic and Diluted	$(2.24)	$(4.82)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	6,172,272	2,711,198

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Nxt-ID, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance - January 1, 2015	-	$-	2,477,605	$248	$11,565,115	$(8,830,019)	$2,735,344

Exercise of common stock purchase warrants, net of fees			32,500	3	649,997	-	650,000

Issuance of common stock and warrants for cash, net of fees			332,143	33	2,917,345	-	2,917,378

Stock issued related to waiver of installment provisions			58,300	6	139,915	-	139,921

Issuance of common stock for services			254,147	25	2,381,936	-	2,381,961

Issuance of restricted stock to employees			16,000	2	373,832	-	373,834

Release of escrowed common stock to officers			11,833	1	(1)	-	-

Issuance of common stock and warrants in connection with the World Ventures Holding Transaction			1,005,000	100	1,974,422	-	1,974,522

Shares issued in connection with the issuance of convertible notes on December 8, 2015			90,000	9	332,991	-	333,000

Conversion of convertible notes to common stock			140,000	14	183,779	-	183,793

Warrants issued in connection with the issuance of convertible notes on April 23, 2015, net of deferred financing costs			-	-	1,513,434	-	1,513,434

Inducement fees			25,000	3	754,997	-	755,000

Net loss			-	-	-	(13,076,854)	(13,076,854)
Balance - December 31, 2015	-	-	4,442,528	444	22,787,762	(21,906,873)	881,333

Issuance of common stock for services			204,553	21	619,233	-	619,254

Reclassification of remaining conversion feature liability			-	-	1,702,400	-	1,702,400

Issuance of common stock and warrants in connection with the acquisition of Logicmark			78,740	8	899,992	-	900,000

Exercise of common stock purchase warrants in connection with the acquisition of Logicmark			157,480	16	(16)	-	-

Conversion of convertible notes and interest to common stock			1,601,905	160	3,943,261	-	3,943,421

Issuance of Series A preferred stock, net	2,500,000	2,269,775					2,269,775

Conversion of Series A preferred stock and dividends to common stock	(2,189,732)	(2,086,924)	834,718	83	2,461,058	-	374,217

Shares issued in connection with the management incentive plan for 2015			60,000	6	371,994	-	372,000

Issuance of Series B preferred stock, net	4,500,000	4,090,000					4,090,000

Note discount recorded in connection with the issuance of Convertible Exchange notes on November 29, 2016					1,500,000		1,500,000

Net loss			-	-	-	(12,752,928)	(12,752,928)

Preferred stock dividend					(1,080,741)		(1,080,741)
Balance - December 31, 2016	4,810,268	$4,272,851	7,379,924	$738	$33,204,943	$(34,659,801)	$2,818,731

The accompanying notes are an integral part of these consolidated financial statements.

F-21

Nxt-ID, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2016	2015
Cash Flows from Operating Activities
Net loss	$(12,752,928)	$(13,076,854)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	260,399	183,196
Stock based compensation	1,113,129	1,513,584
Amortization of debt discount	648,365	1,093,371
Amortization of intangible assets	318,842	-
Amortization of discount on contingent consideration	91,682	-
Loss on extinguishment of debt	272,749	635,986
Inducement fees	-	755,000
Non - cash inventory charges	48,405	999,124
Amortization of deferred debt issuance costs	631,994	35,683
Unrealized (loss) gain on change in fair value of derivative liabilities	2,299,020	(444,728)
Realized gain on change in fair value of derivative liabilities	-	(47,242)
Stock issued related to waiver of installment provisions	-	139,921
Deferred taxes	190,286	-
Other	44,628	69,850
Changes in operating assets and liabilities:
Accounts receivable	(721,230)	-
Inventory	(1,055,846)	(2,407,522)
Prepaid expenses and other current assets	(362,399)	400,497
Accounts payable	120,008	1,352,881
Accrued expenses	1,842,683	306,451
Customer deposits	6,060,165	(129,870)
Total Adjustments	11,865,666	4,456,182
Net Cash Used in Operating Activities	(950,048)	(8,620,672)

Cash flows from Investing Activities
Restricted cash	1,494,582	(1,506,514)
Acquisition, net of cash acquired	(17,390,290)	-
Purchase of equipment	(39,073)	(381,767)
Net Cash Used in Investing Activities	(15,934,781)	(1,888,281)

Cash flows from Financing Activities
Proceeds received from issuance of Series A preferred stock, net	1,869,775	-
Proceeds received from issuance of Series B preferred stock, net	4,090,000	-
Proceeds received from short-term promissory note	400,000	-
Pay down of short-term debt	(1,726,031)	-
Proceeds received in connection with issuance of common stock and warrants, net	-	5,114,353
Proceeds received from issuance of convertible exchange notes, net	1,400,000	-
Revolver borrowings, net	13,906,250	-
Payment of Series A preferred stock dividends	(123,457)	-
Proceeds from convertible notes payable	-	2,962,304
Proceeds received in connection with exercise of warrants	-	650,000
Fees paid in connection with equity offerings	(51,020)	-
Net Cash Provided by Financing Activities	19,765,517	8,726,657
Net Increase (Decrease) in Cash	2,880,688	(1,782,296)
Cash - Beginning of Year	418,991	2,201,287
Cash - End of Year	$3,299,679	$418,991

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$930,219	$-
Taxes	$8,764	$1,000
Non-cash financing activities:
Equipment purchases on payment terms	$-	$18,420
Fees incurred in connection with equity offerings	$-	$222,453
Issuance of common stock in connection with accelerated installments of note payable	$3,294,850	350,000
Reclassification of conversion feature liability in connection with note modification	$1,702,400	$-
Commitment shares issued in connection with December 8, 2015 notes	$-	$333,000
Additional convertible notes issued in connection with exchange of April 24, 2015 notes for December 8, 2015 notes	$-	$500,000
Fees incurred in connection with revolving credit facility	$256,250	$-
Issuance of common stock in connection with conversion of interest on convertible notes	$291,588	$-
Issuance of common stock in connection with conversion of Series A preferred stock	$2,189,732	$-
Accrued Series A preferred dividends	$92,442	$-
Accrued Series B preferred dividends	$490,625	$-
Exchange of short-term promissory note for Series A preferred stock	$400,000	$-
Issuance of common stock in connection with conversion of dividends on Series A preferred stock	$374,217	$-

LogicMark Acquisition:
Assets acquired and liabilities assumed:
Current assets, including cash acquired of $109,710	$3,541,323	$-
Property and equipment	227,840	-
Goodwill and other intangible assets	24,084,229	-
Accounts payable and accrued liabilities	(716,604)	-

Net Assets Acquired	27,136,788	-

Less: cash paid to acquire LogicMark	(17,500,000)	-

Non cash consideration	$9,636,788	$-

Non-cash consideration consisted of:
Note payable issued to sellers	$2,500,000	$-
Common stock and warrants issued to sellers	900,000	-
Earn-out provision	6,236,788	-

Non-cash consideration	$9,636,788	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITY

Nxt-ID, Inc. (“Nxt-ID” or the “Company”) was incorporated in the State of Delaware on February 8, 2012. Nxt-ID is a security technology company providing security for finance, assets and healthcare. The Company’s innovative MobileBio solution mitigates risks associated with mobile computing, m-commerce and smart OS-enabled devices. With extensive experience in biometric identity verification, security, privacy, encryption and data protection, payments, miniaturization and sensor technologies, the Company partners with industry leading companies to provide solutions for modern payment and the Internet of Things applications. The Company’s wholly-owned subsidiary, LogicMark, LLC (“LogicMark”), manufactures and distributes non-monitored and monitored personal emergency response systems sold through the United States Department of Veterans Affairs, healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors.

The Company operates its business in one segment, Hardware and Software Security Systems and Applications. The Company evaluates the performance of its business on, among other things, profit and loss from operations before interest, headquarters’ expense allocations, stock-based compensation expense, income taxes and amortization related to certain intangible assets.

On June 25, 2012, Nxt-ID, a company having similar ownership as 3D-ID, acquired 100% of the membership interests in 3D-ID (the “Acquisition”) in exchange for 20,000,000 shares of Nxt-ID common stock. Since this was a transaction between entities under common control, in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized.

3D-ID, LLC (“3D-ID”) was organized and registered in the State of Florida on February 14, 2011.

On July 25, 2016, the Company completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “Logicmark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, the Company acquired all of the membership interests of Logicmark from the Logicmark Sellers for (i) $17.5 million in cash consideration (ii) $2.5 million in a secured promissory note (the “Logicmark Note”) issued to Logicmark Investment Partners, LLC, as representative of the Logicmark Sellers (the “Logicmark Representative”) (iii) 78,740 shares of common stock, which were issued upon signing of the Interest Purchase Agreement (the “Logicmark Shares”), and (iv) warrants (the “Logicmark Warrants,”) to purchase an aggregate of 157,480 shares of common stock (the “Logicmark Warrant Shares”) for no additional consideration. In addition, the Company may be required to pay the Logicmark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark meets certain gross profit targets set forth in the Interest Purchase Agreement. The Logicmark Note originally was to mature on September 23, 2016 but was extended to April 15, 2017. During 2016 the Company paid down $1,726,031 of the Seller Note with cash generated from operations as well as from the net cash proceeds received of $1,400,000 from the issuance of the convertible exchange notes issued on November 29, 2016. The Note accrues interest at a rate of 15% per annum. The Logicmark Warrants were all exercised on July 27, 2016.

NOTE 2 - RECLASSIFICATION OF DEFERRED DEBT ISSUANCE COSTS AND Reverse Stock Split

On September 1, 2016, the Company’s board of directors and stockholders approved a resolution to amend the Company’s Certificate of Incorporation and to authorize the Company to effect a reverse split of the Company’s outstanding common stock at a ratio of 1-for-10 (the “Reverse Split”). On September 9, 2016, the Company effected the Reverse Split. Upon effectiveness of the Reverse Split, every 10 shares of outstanding common stock decreased to one share of common stock. Throughout this report, the Reverse Split was retroactively applied to all periods presented.

In April 2015, the FASB issued Accounting Standards Update 2015-03, Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which provides guidance for simplifying the presentation of debt issuance costs. ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. This guidance will be effective for fiscal years beginning after December 15, 2015, and early adoption is permitted for financial statements that have not been previously issued. The standard requires application on a retrospective basis and represents a change in accounting principle. In addition, in August 2015, Accounting Standards Update 2015-15, Interest - Imputation of Interest (“ASU 2015-15”), was released, which codified guidance pursuant to the SEC Staff Announcement at the June 18, 2015 Emerging Issues Task Force (EITF) meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, ASU 2015-15 states the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. In accordance with the 2016 adoption of Accounting Standards Update 2015-03, the Company revised the presentation of its previously reported December 31, 2015 Consolidated Balance Sheet to reflect a deduction of $52,810 of deferred debt issuance costs from the amount of convertible notes payable previously presented.

F-23

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - LIQUIDITY AND MANAGEMENT PLANS

The Company is an emerging growth entity and incurred net losses of $12,752,928 during the year ended December 31, 2016. As of December 31, 2016 the Company had a working capital deficiency of $2,073,523 and stockholders’ equity of $2,818,731. As of December 31, 2015, the Company had substantial doubt about its ability to continue as a going concern as it had no revenues and required additional cash to execute its business plan. The accompanying 2015 financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. As of December 31, 2016, the Company had alleviated this concern as it had raised additional capital and acquired a profitable revenue generating subsidiary, LogicMark LLC. In addition the Company began to recognize revenues from its contract with World Ventures Holdings Inc. In order to execute the Company’s long-term strategic plan to develop and commercialize its core products, fulfill its product development commitments and fund its obligations as they come due, the Company may need to raise additional funds, through public or private equity offerings, debt financings, or other means.

During the twelve months ended December 31, 2016, the Company raised $1,869,775 in net proceeds from the issuance of the Company’s Series A Convertible Preferred Stock, $0.0001 par value (the “Series A Preferred Stock”) and $400,000 from the issuance of a promissory note that was converted into Series A Preferred Stock. In addition, the Company received $4,090,000 in net proceeds from the issuance of the Company’s Series B Convertible Preferred Stock, $0.0001 par value (the “Series B Preferred Stock”). However, the Company can give no assurance that any cash raised subsequent to December 31, 2016 will be sufficient to execute its business plan or meet its obligations. The Company can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate these conditions.

The Company’s ability to execute its business plan is dependent upon its ability to raise additional equity, secure debt financing, and/or generate revenue. Should the Company not be successful in obtaining the necessary financing, or generate sufficient revenue to fund its operations, the Company would need to curtail certain of its operational activities.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s management evaluates these significant estimates and assumptions included those related to the fair value of acquired assets and liabilities, stock based compensation, derivative instruments, income taxes and inventories, and other matters that affect the consolidated financial statements and disclosures. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Nxt-ID and its wholly-owned subsidiaries, 3D-ID and LogicMark. Intercompany balances and transactions have been eliminated in consolidation.

CASH

The Company considers all highly liquid securities with an original maturity date of three months or less when purchased to be cash equivalents. Due to their short-term nature, cash equivalents are carried at cost, which approximates fair value. At December 31, 2016 and 2015, the Company had no cash equivalents.

RESTRICTED CASH

At December 31, 2016 and 2015, the Company had restricted cash of $40,371 and $1,534,953, respectively. The restricted cash balance at December 31, 2015 included $1,500,000 received on December 31, 2015 as a result of the World Ventures Holdings transaction, described elsewhere in the notes to these consolidated financial statements. Restricted cash also includes amounts held back by the Company’s third party credit card processor for potential customer refunds, claims and disputes.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash balances in large well-established financial institutions located in the United States. At times, the Company’s cash balances may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

During the year ended December 31, 2016, the Company recognized revenue of $1,357,413 from WVH a related party. At December 31, 2016, the Company’s accounts receivable balance included $621,724 due from WVH.

F-24

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, the service has been rendered or product delivery has occurred, the price is fixed or readily determinable and collectability of the sale is reasonably assured. The Company’s wocket® smart wallet sales comprise multiple element arrangements including both the wocket® smart wallet device itself as well as unspecified future upgrades. The Company offers to all of its end-consumer customers a period of fourteen days post the actual receipt date in which to return their wocket® smart wallet. The Company was unable to reliably estimate returns at the time shipments were made during the year’s ended December 31, 2016 and 2015 due to lack of return history. Accordingly, the Company has recognized revenue only on those shipments whose fourteen day return period had lapsed by December 31, 2016 or 2015. Such sales during the fourteen day period ending December 31, 2016 or 2015 were not material. The Company accrues for the estimated costs associated with the one year wocket® smart wallet warranty at the time revenue associated with the sale is recorded, and periodically updates its estimated warranty cost based on actual experience. At December 31, 2016 and 2015, such amounts were not material.

SHIPPING AND HANDLING

Amounts billed to customers for shipping and handling are included in revenues. The related freight charges incurred by the Company are included in cost of goods and were not material for either the years ended December 31, 2016 or 2015.

Accounts Receivable

For the year ended December 31, 2016, the Company’s revenues included shipments of the wocket® smart wallet to customers who placed orders in 2016. For the year ended December 31, 2015, the Company’s revenues related to shipments of the wocket® smart wallet to customers who pre-ordered the product in 2014 as well as to those customers who ordered the product in 2015. In addition, the revenues for the year ended December 31, 2016 and 2015 included resale sales of the wocket® smart wallet to retail customers who resell the wocket® smart wallet through their respective distribution channels. The aggregate amount of these resale sales was $33,540 and $167,164 for the years ended December 31, 2016 and 2015, respectively. The terms and conditions of these sales provide the retail customers with trade credit terms. In addition, these sales were made to the retailers with no rights of return and are subject to the normal warranties offered to the ultimate consumer for product defects.

Accounts receivable is stated at net realizable value. The Company regularly reviews accounts receivable balances and adjusts the receivable reserves as necessary whenever events or circumstances indicate the carrying value may not be recoverable. At December 31, 2016, the Company had no allowance for doubtful accounts.

INVENTORY

Effective October 1, 2015 for application prospectively, the Company adopted FASB Accounting Standards Update No. 2015-11, simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires that inventory is measured at the lower of cost or net realizable value, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Previously, inventory was measured at the lower of cost or market. The Company adopted ASU 2015-11 in connection with its fourth quarter 2015 inventory valuation review, and prompted by the impact of EMV chip point of sale and Nearfield Communication technologies on our business. As a result, the Company’s fourth quarter 2015 inventory valuation charges were determined based upon our inventory’s net realizable value.

The Company performs regular reviews of inventory quantities on hand and evaluates the realizable value of its inventories. The Company adjusts the carrying value of the inventory as necessary with estimated valuation reserves for excess, obsolete, and slow-moving inventory by comparing the individual inventory parts to forecasted product demand or production requirements. The inventory is valued at the lower of cost or net realizable value with cost determined using the first-in, first-out method. As of December 31, 2016 inventory was comprised of $3,797,499 in raw materials and $1,544,001 in finished goods on hand. As of December 31, 2015 inventory was comprised of $1,587,653 in raw materials and $180,289 in finished goods on hand. As an emerging growth company, the Company is required to prepay for raw materials with certain vendors until credit terms can be established. As of December 31, 2016 and 2015, $1,089,770 and $49,103, respectively of prepayments made primarily for raw materials inventory is included in prepaid expenses and other current assets on the consolidated balance sheet.

LONG-LIVED ASSETS

Long-lived assets, such as property and equipment, goodwill and other intangibles are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360-10-35-17 through 35-35 “Measurement of an Impairment Loss.” The Company assesses the impairment of the assets based on the undiscounted future cash flow the assets are expected to generate compared to the carrying value of the assets. If the carrying amount of the assets is determined not to be recoverable, a write-down to fair value is recorded. Management estimates future cash flows using assumptions about expected future operating performance. Management’s estimates of future cash flows may differ from actual cash flow due to, among other things, technological changes, economic conditions or changes to the Company’s business operations.

F-25

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment consisting of furniture, fixtures and tooling is stated at cost. The costs of additions and improvements are generally capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful life of the respective asset as follows:

Equipment	5 years
Furniture and fixtures	3 to 5 years
Tooling and molds	2 to 3 years

Goodwill

On July 25, 2016, the Company recorded goodwill of $15,479,662 as a result of the LogicMark acquisition. The Company will begin testing goodwill for impairment annually in the third quarter of each year using data as of August 1 of that year. Authoritative accounting guidance allows the Company to first assess qualitative factors to determine whether it is necessary to perform the more detailed two-step quantitative goodwill impairment test. The Company performs the quantitative test if its qualitative assessment determined it is more likely than not that a reporting unit’s fair value is less than its carrying amount. The Company may elect to bypass the qualitative assessment and proceed directly to the quantitative test for any reporting units or assets. The quantitative goodwill impairment test, if necessary, is a two-step process. The first step is to identify the existence of a potential impairment by comparing the fair value of a reporting unit (the estimated fair value of a reporting unit is calculated using a discounted cash flow model) with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, the reporting unit’s goodwill is considered not to be impaired and performance of the second step of the quantitative goodwill impairment test is unnecessary. However, if the carrying amount of a reporting unit exceeds its fair value, the second step of the quantitative goodwill impairment test is performed to measure the amount of impairment loss to be recorded, if any. The second step of the quantitative goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds its implied fair value, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined using the same approach as employed when determining the amount of goodwill that would be recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of its assets and liabilities as if the reporting unit had been acquired in a business combination and the fair value was the purchase price paid to acquire the reporting unit.

Other Intangible Assets

The Company’s intangible assets are all related to the LogicMark acquisition and are included in other intangible assets in the Company’s consolidated balance sheet at December 31, 2016. The Company had no intangible assets at December 31, 2015.

At December 31, 2016, the other intangible assets are comprised of patents with a fair value of $3,936,612; trademarks with a fair value of $1,230,002; and customer relationships with a fair value of $3,119,111. The Company will amortize these intangible assets using the straight line method over their estimated useful lives which for the patents, trademarks and customer relationships are 11 years; 20 years; and 10 years, respectively. During the twelve months ended December 31, 2016, the Company had amortization expense of $318,842 related to the intangible assets.

Amortization expense estimated for each of the next five fiscal years, 2017 through 2021 will be approximately $764,000 per year.

CONVERTIBLE INSTRUMENTS

The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in the results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt using the straight line method which approximates the interest rate method. See Note 7.

F-26

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DERIVATIVE FINANCIAL INSTRUMENTS

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes option valuation model to value the derivative instruments at inception and on subsequent valuation dates. The conversion feature embedded within Company’s convertible note payable does not have fixed settlement provisions as the conversion price varies based on the trading price of the Company’s common stock and the potential number of common shares to be issued upon conversion is indeterminable up to a maximum of 120,000 shares of common stock. In addition, the warrants issued in connection with the Offering (as defined in Note 8) do not have fixed settlement provisions as their exercise prices may be lowered if the Company conducts an offering in the future at a price per share below the exercise price of the warrants. Accordingly, the conversion feature and warrants have been recognized as derivative instruments. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. (See Note 8.)

DEBT DISCOUNT AND AMORTIZATION OF DEBT DISCOUNT

Debt discount represents the fair value of embedded conversion options of various convertible debt instruments and attached convertible equity instruments issued in connection with debt instruments. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt. The amortization of debt discount is included as a component of interest expense included in other income and expenses in the accompanying statements of operations.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company will classify as income tax expense any interest and penalties. The Company has no material uncertain tax positions for any of the reporting periods presented. Generally, the tax authorities may examine the partnership/corporate tax returns for three years from the date of filing. The Company has filed all of its tax returns for all prior periods through December 31, 2015.

STOCK-BASED COMPENSATION

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. The Company accounts for equity instruments issued to non-employees at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned. The Company generally issues new shares of common stock to satisfy conversion and warrant exercises.

NET LOSS PER SHARE

Basic loss per share was computed using the weighted average number of common shares outstanding. Diluted loss per share includes the effect of diluted common stock equivalents. Potentially dilutive securities of 2,581,104 realizable from the convertible Series A and Series B Preferred Stock (defined below), 575,000 from the convertible exchange notes and from the exercise of 1,829,049 warrants as of December 31, 2016 were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive. As of December 31, 2015, potentially dilutive securities realizable from the conversion of convertible notes and related accrued interest and from the exercise of 761,549 warrants were excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

RESEARCH AND DEVELOPMENT

Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred.

F-27

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 is intended to address how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the ASU 2016-15 and does not believe this ASU will have a material impact on its condensed consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12 (“ASU 2016-12”), “Revenue from Contracts with Customers (Topic 606): Narrow- Scope Improvements and Practical Expedients.” ASU 2016-12 will affect all entities that enter into contracts with customers to transfer goods or services (that are an output of the entity’s ordinary activities) in exchange for consideration. The amendments in this update affect the guidance in ASU 2014-09 which is not yet effective, the amendments in this update affect narrow aspects of Topic 606 including among others: assessing collectability criterion, noncash consideration, and presentation of sales taxes and other similar taxes collected from customers. The effective date and transition requirements for the amendments in this update are the same as the effective date and transition requirements for ASU 2014-09. The Company is currently evaluating the effect that ASU 2016-12 will have on the Company’s financial position and results of operations.

In March 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”), “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” ASU 2016-09 will affect all entities that issue share-based payment awards to their employees and is effective for annual periods beginning after December 15, 2016 for public entities. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company is currently evaluating the effect that ASU 2016-09 will have on the Company’s financial position and results of operations.

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently assessing the potential impact of ASU 2016-02 on the audited financial statements and related disclosures.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), amending FASB Accounting Standards Subtopic 205-40 to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. ASU 2014-15 is effective for fiscal years ending after December 15, 2016, and for annual periods and interim periods thereafter. The adoption of this standard did not have a material impact on its consolidated financial statements.

F-28

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

In May 2014, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which stipulates that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for such goods or services. To achieve this core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract(s); (3) determine the transaction price(s); (4) allocate the transaction price(s) to the performance obligations in the contract(s); and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The guidance also requires advanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity's contracts with customers. In August 2015, the FASB issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"), which defers the effective date of FASB's revenue standard under ASU 2014-09 by one year for all entities and permits early adoption on a limited basis. As a result of ASU 2015-14, the guidance under ASU 2014-09 shall apply for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that period. Early adoption is permitted as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those annual periods. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarified the implementation guidance regarding performance obligations and licensing arrangements. As permitted under the standard, the Company plans to adopt ASU 2014-09 in the first quarter of 2018 using the modified retrospective approach and recognize the cumulative effect to existing contracts in opening retained earnings on the effective date. The Company is currently reviewing and evaluating this guidance and its impact on its consolidated financial statements.

Note 5 – acquisition of logicmark llc

On July 25, 2016, the Company completed the acquisition of LogicMark. The Company determined that as of July 25, 2016, it was more likely than not that these gross profit targets as it relates to the contingent considerations would be achieved and any fair value adjustment of the earnout was due to time value of the payout.

On July 25, 2016, and in order to fund part of the proceeds of the LogicMark acquisition, the Company and a group of lenders, including ExWorks Capital Fund I, L.P. as agent for the lenders (collectively, the “Lenders”), entered into a Loan and Security Agreement (the “Loan Agreement”), whereby the Lenders extended a revolving loan (the “Revolving Loan”) to the Company in the principal amount of $15,000,000 (the “Debt Financing”). The Company incurred $1,357,356 in deferred debt issue costs related to the revolving loan. At December 31, 2016 the unamortized balance of those deferred debt issue costs was $769,453. The maturity date of the Revolving Loan is July 25, 2017, and the Revolving Loan bears interest at a rate of 15% per annum.

The Loan Agreement contains customary covenants, including an EBITDA requirement and a fixed change ratio, as defined in the agreement. As of December 31, 2016, the Company was in compliance with such covenants.

The Company has the ability to extend the Revolver for two additional years at its sole discretion with no subjective acceleration by the lender, provided the Company is not in default on the loan. The Company intends to exercise the option to extend the maturity date and accordingly, the Company has classified the Revolver as a non-current liability as of December 31, 2016.

On September 23, 2016, the Company entered into a forbearance agreement with LogicMark Investment Partners, LLC (the “Lender”) in connection with a Secured Subordinated Promissory Note originally issued on July 22, 2016 in the amount of $2,500,000 which expired on September 22, 2016 (the “Note”). The Company formally requested that the Lender extend the Note on September 20, 2016, and finalized the amendment on September 23, 2016.

Under the terms of the forbearance agreement, the Lender agreed to extend the Note and the Company agreed to pay to the Lender in immediately available funds: (i) $250,000 on September 23, 2016; (ii) $100,000 on October 24, 2016; and (iii) $1,150,000, plus all accrued and unpaid interest due under the Note on October 31, 2016. The Company also agreed to reduce the Escrow Amount (as defined in the Purchase Agreement) by a total of $500,000, and to make certain other changes to the definition of “Escrow Amount” in the Purchase Agreement. The Company also agreed to make certain representations and warranties in respect of the Lender’s forbearance. The Logic Note originally was to mature on September 23, 2016 but was extended to April 15, 2017.

F-29

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – acquisition of logicmark llc (CONTINUED)

Allocation of Purchase Price

The purchase price to acquire Logicmark was $27,136,788 of which $17,500,000 was paid by the Company in cash and $9,636,788 in non-cash consideration.

The non-cash consideration was comprised of a $2,500,000 seller note, $900,000 of common stock and warrants issued to the sellers and $6,236,788 in earn-out provisions. At the date of acquisition, the earn-out provisions were discounted using a prime borrowing rate of 3.5%.

The purchase price was allocated to the tangible and identifiable assets acquired and liabilities assumed of LogicMark based upon their estimated fair values. The excess purchase price over the fair value of the underlying net assets acquired was allocated to goodwill. The Company completed its analysis of the fair value of the net assets acquired through the use of an independent valuation firm and management’s estimates. The following table summarizes the final assessment of the estimated fair values of the identifiable assets acquired and liabilities assumed net of cash acquired, as of the date of acquisition of July 25, 2016.

Cash	$109,710
Accounts receivable	494,591
Inventories	2,566,117
Other current assets	370,905
Property and equipment	227,840
Goodwill	15,479,662
Intangible assets	8,604,567
Assets acquired	27,853,392

Accounts payable	507,857
Accrued liabilities	208,747
Liabilities assumed	716,604

Net assets acquired	$27,136,788

Pro Forma Financial Information

The following table summarizes the unaudited pro forma financial information assuming that the LogicMark acquisition occurred on January 1, 2015, and its results had been included in the Company’s financial results for the twelve months ended December 31, 2016 and 2015. The pro forma combined amounts are based upon available information and reflect a reasonable estimate of the effects of the LogicMark acquisition for the periods presented on the basis set forth herein. The following unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the financial position or results of operations would have been had the LogicMark acquisition in fact occurred on the date assumed, nor is it necessarily indicative of the results that may be expected in future periods.

	Twelve months ended
	December 31,
	2016	2015
	(unaudited)
Pro forma:
Net Sales	$15,673,801	$11,702,194
Net Loss applicable to Common Stockholders	$(13,671,124)	$(16,394,632)
Net Loss Per Share - Basic and Diluted applicable to Common Stockholders	$(2.22)	$(6.05)

The unaudited pro forma net loss attributable to Nxt-ID, Inc. has been calculated using actual historical information and is adjusted for certain pro forma adjustments based on the assumption that the LogicMark acquisition and the application of fair value adjustments to intangible assets occurred on January 1, 2015. For the twelve months ended December 31, 2016, the pro forma financial information excluded the acquisition-related expenses of $605,228, which are included in the actual reported results, but excluded from the pro forma amounts above due to their nonrecurring nature. In addition, the pro forma adjustments for the twelve months ended December 31, 2016 include the following adjustments, (a) amortization expense related to the acquired intangible assets of $731,242; (b) interest expense including the amortization of deferred debt issue costs of $2,851,185; (c) reduction in depreciation expense of $35,543; and (d) amortization of the inventory fair value adjustment of $945,212.

For the twelve months ended December 31, 2015, the pro forma financial information reflects the following adjustments; (a) amortization expense related to the acquired intangible assets of $731,242; (b) interest expense including the amortization of deferred debt issue costs of $4,735,767; (c) reduction in depreciation expense of $29,948; and (d) amortization of the inventory fair value adjustment of $945,212.

F-30

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2016	2015
Salaries and payroll taxes	$77,037	$18,380
Reimbursable expenses	5,000	5,000
Consulting fees	25,547	32,173
Audit fees	-	35,000
Merchant bank fees	31,124	-
Rent	1,147	3,077
State income taxes	1,135	4,150
Legal fees	7,568	81,281
Management incentives	604,125	372,000
Interest expense	691,684	45,100
Dividends – Series A & B preferred stock	583,067	-
Liquidated damages – Series B preferred stock	360,000	-
Finder’s fees	256,250	-
Other	257,988	45,277
Totals	$2,901,672	$641,438

NOTE 7 - CONVERTIBLE NOTES PAYABLE

November 2016 Exchange

On November 29, 2016, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with certain holders of a portion of the Original LogicMark Notes (the “Holders”) pursuant to which the Company exchanged with the Holders of $1,500,000 of Original Notes held by the Holders in exchange for: (i) an aggregate principal amount of $1,500,000 of new secured subordinated promissory notes (the “Exchange Notes”) and (ii) warrants (the “Warrants”, and together with the Exchange Notes, the “Exchange Securities”) convertible into 500,000 shares of common stock of the Company, par value $0.0001 (the “Common Stock”). The Holders purchased the $1,500,000 of Original Notes from LogicMark Investment prior to this transaction. The Exchange Notes will mature on November 29, 2017 and accrue interest at a rate of 15.0% per annum. The Exchange Notes are convertible at any time, in whole or in part, at the option of the Investors into shares of Common Stock at a conversion price of $3.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The conversion option embedded in the convertible exchange notes was determined to contain beneficial conversion features, resulting in the bifurcation of those features as an equity instrument (resulting in a debt discount) At issuance. After allocation of the gross proceeds to the warrants (discussed below) and beneficial conversion feature, the total debt discount recognized was equal to the face of the convertible exchange notes, The debt discount is being amortized over the term of the debt and the Company Amortized $133,333 of the debt discount for the year ended December 31, 2016.

The Company may prepay, in whole but not in part, without premium or penalty, the outstanding principal, together with accrued but unpaid interest on the outstanding principal, if any. The Warrants will be exercisable beginning on November 29, 2016, and will be exercisable for a period of five years. The exercise price with respect to the Warrants is $3.00 per share (the “Exercise Price”). The Exercise Price and the amount of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

December 2015 Private Placement

On December 8, 2015, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain accredited investors (the “December Purchasers”) pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes (the “December Notes”) for an aggregate purchase price of $1,500,000 (the “December Offering”). The Notes matured on December 8, 2016 (the “December Maturity Date”), less any amounts converted or redeemed prior to the December Maturity Date. The December Notes bear interest at a rate of 8% per annum. The December Notes were convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.35 per share, as modified. In case of an Event of Default (as defined in the December Notes), the notes are convertible at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days, until such Event of Default has been cured. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events. The Notes are repayable from the earlier of June 7, 2016 or the effective date of the initial registration statement that was filed with this offering, (The Installment Trigger Date). The installment payments are to be made on the lst and 15th calendar day of each month. The amount of each installment is the quotient of the original principal amount divided by the number of installment payments after the Installment Trigger Date and the scheduled Maturity Date on December 7, 2016. The holder of the notes may opt to accelerate two installment amounts in an amount up to twice the regular installment amount. The installment payments may be made in cash or in common stock at 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior fifteen (15) trading days at the option of the Company.

F-31

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

In connection with the sale of the December Notes, the Company also issued to the December Purchasers an aggregate of 90,000 shares of the Company’s common stock in consideration of each Investor’s execution and delivery of the December Purchase Agreement (the “Commitment Shares”). The Commitment Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

As described above, the April Purchasers exchanged the April Convertible Notes plus accrued but unpaid interest into the convertible notes that were issued on December 8, 2015. (The December Notes). As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding principal amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $2.50. As a result of this repayment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

The total face amount of the Notes outstanding on December 8, 2015 were $3,644,850.

On December 8, 2015 the Company recorded a debt discount of $1,719,700 and a derivative liability of $912,330.

During December 2015, the holders of the Notes accelerated $350,000 in installments in exchange for common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $2.50. At December 31, 2015, the balance on the Notes outstanding was $3,294,850.

The debt discount is attributable to the value of the separately accounted for conversion feature and common stock issued in connection with the sale of the December Notes. The embedded conversion feature derivatives relate to the conversion option, the installment payments and the accelerated installment option of the December Notes. The embedded derivatives were evaluated under FASB ASC Topic 815-15, were bifurcated from the debt host, and were classified as liabilities in the consolidated balance sheet. The debt discount was amortized using the effective interest method over the term of the December Notes. During the year ended December 31, 2016, the Company recorded $515,032 of debt discount amortization all of which related to the December Notes. For the year ended December 31, 2015, the Company recorded a total of $1,093,371 of debt discount amortization, which was recorded as an interest expense in the consolidated statement of operations. Of this amount, $109,535 related to the December Notes.

On February 12, 2016, in exchange for the consents given to the Company by the December Purchasers and the April Purchasers to allow for the issuance of shares in connection with the WVH Transaction (described below), the December Notes were amended to a fixed conversion price of $2.35. As a result of the modification, the Company fair valued the conversion option up to the date of modification and re-classified the remaining conversion feature liability of $1,702,400 as of the date of modification to additional paid-in-capital.

During the year ended December 31, 2016, the holders of the December Notes accelerated $2,456,679 in installments and $253,028 of interest in exchange for 1,228,828 shares of common stock. During the twelve months ended December 31, 2016, the holders of the December Notes also converted $838,171 of the convertible notes and $38,560 of interest in exchange for 373,077 shares of common stock. At December 31, 2016, the outstanding balance on the December Notes was $0. As it relates to the accelerated installments, the Company incurred a loss on extinguishment of debt of $272,749. The loss on extinguishment of debt was equivalent to the excess fair value of the common stock issued to the holders of the December Notes as compared to the net carrying value of the convertible debt. The fair value of the common stock issued in payment of interest exceeded the amount of interest owed by $34,628. This amount is included as part of interest expense on the consolidated statement of operations.

November 2015, Term Note

On November 25, 2015, the Company issued the Term Note with a principal amount of $200,000 to an accredited purchaser (the “November Purchaser”). The Term Note was scheduled to mature on December 15, 2015. The interest rate was 12% per annum with a minimum guaranteed interest of $10,000. The November Purchaser converted the entire principal amount into the December Offering described above.

F-32

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

July 2015 Convertible Note

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Convertible Notes for an aggregate purchase price of $200,000. The Company received net proceeds of $200,000 from the sale of the 8% Convertible Notes. The 8% Convertible Notes matured on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The 8% Convertible Notes were convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $35.00 per share, which was subject to adjustment for stock dividends, stock splits, combinations or similar events. The Company was able to prepay in cash any portion of the principal amount of the 8% Convertible Notes and any accrued and unpaid interest.

If such prepayment was made within sixty (60) days after the issuance date of the 8% Convertible Notes, the Company would pay an amount in cash equal to 109% of the sum of the then outstanding principal amount of the note and interest; thereafter, if such prepayment was made, the Company would pay an amount in cash equal to 114% of the sum of the then outstanding principal amount of the note and interest. In the event the Company effects a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder would have the right to convert the entire amount of the purchase price into such Registered Offering. On August 4, 2015, the Company closed a Registered Offering and the holder of the 8% Convertible Notes elected to convert the entire purchase price amount into common shares. The conversion price used to convert the entire purchase price into common stock was equivalent to the equity offering price of $17.50 on August 4, 2015 and not the conversion price of $35.00 stipulated in the securities purchase agreement. As a result of the change in the conversion price, the Company recorded additional inducement expense of $100,000 in three months ended September 30, 2015.

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 46,875 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 46,875 shares of the Company’s common stock. The Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $25.20 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $30.20 per share and the Class B Warrant has an initial exercise price equal to $50.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

The Company recorded a debt discount of $1,575,000 related to the sale of the Convertible Notes and the April Warrants. The debt discount reflects the underlying fair value of the April Warrants of approximately $860,000 on the date of the transaction and a beneficial conversion charge of approximately $715,000. During the period April 23, 2015 through December 8, 2015, the Company amortized $983,836 of the debt discount as a component of interest expense in the accompanying statements of operations.

In connection with the sale of the Convertible Notes and April Warrants, the Company entered into a registration rights agreement, dated April 24, 2015 (the “April Registration Rights Agreement”), with the April Purchasers, pursuant to which the Company agreed to register the shares of common stock underlying the Convertible Notes and Warrants on a Form S-3 registration statement to be filed with the Securities and Exchange Commission within ten (10) business days after the date of the issuance of the Convertible Notes and April Warrants (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) within ninety (90) days following the April Filing Date. If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each April Purchaser. On May 8, 2015, the Company filed a registration statement on Form S-3 with the SEC to register the shares issuable upon the conversion of the Convertible Notes, the related accrued interest and the exercise of the April Warrants. Such registration statement was declared effective with the SEC on May 14, 2015.

F-33

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

In connection with the sale of the Convertible Notes and the April Warrants, the Company entered into a security agreement, dated April 24, 2015 (the “April Security Agreement”), between the Company, 3D-ID and the collateral agent thereto. Pursuant to the Security Agreement, the April Purchasers were granted a security interest in certain personal property of the Company and 3D-ID to secure the payment and performance of all obligations of the Company and 3D-ID under the Convertible Notes, April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement. In addition, in connection with the Security Agreement, 3D-ID executed a subsidiary guaranty, pursuant to which it agreed to guarantee and act as surety for payment of the Convertible Notes and other obligations of the Company under the April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement.

As described above, the April Purchasers exchanged the April Convertible Notes into the convertible notes that were issued on December 8, 2015. (The December Notes). As a result, the Company incurred a loss on extinguishment of the April Convertible Notes of $635,986 which resulted primarily from the write off of the remaining unamortized note discount and deferred debt issue costs on extinguishment. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 8, 2015, the total outstanding principal amount of these convertible notes was $2,134,850. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $2.50. As a result of this repayment, the outstanding amount of the convertible notes held by the April Purchasers was $1,784,850 on December 31, 2015.

In exchange for the consents given to the Company by the December Purchasers and the April Purchasers in connection with the consent to the WVH transaction (described below), the December Notes as defined on page F-12 under December 15 Private Placement, the Exchange Notes, and the Additional December Notes were amended. One of the significant amendments was as follows: the notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price the lesser of (a) $5.50 per share and (b) from and after an Event of Default (as defined in the December Notes), 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the December Notes) in the prior thirty (30) trading days, until such Event of Default has been cured.

NOTE 8 - DERIVATIVE LIABILITIES

Fair value of financial instruments is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. The Company has categorized its financial assets and liabilities measured at fair value into a three-level hierarchy.

The conversion features embedded within the Company’s convertible notes payable issued in connection with December 8, 2015 private placement (as defined in Note 7) did not have fixed settlement provisions on the date they were initially issued because the conversion price could be lowered if certain provisions included in the note agreement occurred before conversion. This liability was included in the Company’s level 3 liabilities.

During 2015, the derivative liabilities were valued using the Monte Carlo simulation model and the following weighted average assumptions on December 8, 2015 and December 31, 2015. During the twelve months ended December 31, 2016, the Company had five separate valuations performed using the Monte Carlo simulation model. The valuations coincided with the number of accelerated installments occurring during the twelve months ended December 31, 2016. All of the 2016 valuations occurred during the first quarter of 2016. The table for 2016 reflects the range of weighted average assumptions used for the 2016 valuations.

	January 12, - March 29,	December 31,
	2016	2015
Embedded Conversion Feature Liability:
Risk-free interest rate	0.46%-0.59%	0.62%
Expected volatility	100.00%	100.00%
Expected life (in years)	0.91-0.70	0.92
Expected dividend yield	-	-
Face Value of convertible notes	$3,209,850 - $1,208,850	3,294,850
Fair value	$ -	$420,360

F-34

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DERIVATIVE LIABILITIES (CONTINUED)

Fair Value Measurement

Valuation Hierarchy

ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The Company did not have any liabilities carried at fair value measured as a recurring basis as of December 31, 2016. The following table provides the liabilities carried at fair value measured on a recurring basis as of December 31, 2015:

		Fair Value Measurements at December 31, 2015
	Total Carrying Value at December 31, 2015	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$420,360	$-	$-	$420,360

The carrying amounts of cash, inventory, prepaid expenses, accounts payable and accrued liabilities approximate their fair value due to their short maturities. The Company’s other financial instruments include its convertible notes payable obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting department, who reports to the Principal Financial Officer, determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting department and are approved by the Principal Financial Officer.

Level 3 Valuation Techniques

Level 3 financial liabilities consist of the conversion feature liability and common stock purchase warrants for which there are no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate. A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement.

During December 31, 2016 and 2015, there were no transfers in or out of level 3 from other levels in the fair value hierarchy.

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

	For the year ended December 31, 2016	For the year ended December 31, 2015

Beginning liability balance	$420,360	$-
Loss on change in fair value of derivative liabilities	2,299,020	-
Recognition of conversion feature liability	-	912,330
Gain on derivative liabilities resulting from accelerated amortizations	(1,016,980)	-
Net realized gain on conversion feature liabilities	-	(47,242)
Net unrealized gain on conversion feature liabilities	-	(444,728)
Adjustment to additional paid-in capital upon conversion and modification	(1,702,400)	-
Ending balance	$-	$420,360

Other Fair Value Measurements

During the year ended December 31, 2016, the Company recorded $91,682 of interest expense related to the amortization of the discount of the contingent consideration. The fair value measurements were based on significant inputs not observed in the market and thus represented a level 3 measurement.

F-35

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STRATEGIC AGREEMENTS WITH WORLD VENTURES HOLDINGS

On December 31, 2015, we entered into a Master Product Development Agreement (the “Development Agreement”) with World Ventures Holdings, LLC (“WVH”). The Development Agreement commenced on December 31, 2015, and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WVH provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

In connection with the Development Agreement, on December 31, 2015, the Company entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WVH providing for the issuance and sale by the Company of 1,005,000 shares (the “WVH Shares”) of Common Stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 251,250 shares (the “WVH Warrant Shares”) of Common Stock, for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on the five (5) month anniversary of the issuance date at an exercise price equal to $7.50 per share and has a term of exercise equal to two (2) years and seven (7) months from the date on which first exercisable. On April 28, 2016, the exercise price of the WVH Warrant was modified to $4.00.

Pursuant to the Development Agreement, WVH retained the Company to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WVH’s network of sales representatives, members, consumers, employees, contractors or affiliates. In conjunction with the Development Agreement, the Company and WVH contractually agreed to dedicate $1,500,000 of the $2,000,000 in total proceeds received by the Company to the development and manufacture of the product for WVH. In addition, any expenditure of the $1,500,000 in proceeds is restricted in that the Company will need prior approval from WVH on a monthly basis in order to fund the estimated expenditures needed for the development of the product for WVH from the $1,500,000. Accordingly, the $1,500,000 is included in the restricted cash balance on the accompanying Balance Sheet at December 31, 2015. During the twelve months ended December 31, 2016, the Company used the entire $1,500,000 in restricted cash received from WVH on December 31, 2015 for the design and development of products specifically for WVH. The expenses related to the design and development of products for WVH during the twelve months ended December 31, 2016 are included in research and development expenses. During the twelve months ended December 31, 2016, the Company received deposits totaling $6,068,894 from WVH against initial purchase orders received from WVH. The deposits received from WVH are included in the consolidated balance sheet line item labeled customer deposits as of December 31, 2016. During the year ended December 31, 2016, the Company recorded revenue of $1,357,413 related to WVH. At December 31, 2016, the Company’s accounts receivable balance included $621,724 due from WVH.

F-36

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS’ EQUITY

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “April Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 46,875 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 46,875 shares of the Company’s common stock. The April Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $25.20 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $30.20 per share and the Class B Warrant has an initial exercise price equal to $50.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

The Company recorded a debt discount of $1,575,000 related to the sale of the April Convertible Notes and the April Warrants. The debt discount reflects the underlying fair value of the April Warrants of approximately $860,000 on the date of the transaction and a beneficial conversion charge of approximately $715,000. The debt discount will be amortized to interest expense over the earlier of (i) term of the April Convertible Notes or (ii) conversion of the debt.

In connection with the sale of the April Convertible Notes and April Warrants, the Company entered into a registration rights agreement, dated April 24, 2015 (the “April Registration Rights Agreement”), with the April Purchasers, pursuant to which the Company agreed to register the shares of common stock underlying the April Convertible Notes and April Warrants on a Form S-3 registration statement to be filed with the Securities and Exchange Commission (the “SEC”) within ten (10) business days after the date of the issuance of the April Convertible Notes and April Warrants (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act within ninety (90) days following the April Filing Date. If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to each April Purchaser. On May 8, 2015, the Company filed a registration statement on Form S-3 with the SEC to register the shares issuable upon the conversion of the April Convertible Notes, the related accrued interest and the exercise of the April Warrants. Such registration statement was declared effective with the SEC on May 14, 2015.

In connection with the sale of the April Convertible Notes and the April Warrants, the Company entered into a security agreement, dated April 24, 2015 (the “April Security Agreement”), between the Company, 3D-ID and the collateral agent thereto. Pursuant to the Security Agreement, the April Purchasers were granted a security interest in certain personal property of the Company and 3D-ID to secure the payment and performance of all obligations of the Company and 3D-ID under the April Convertible Notes, April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement. In addition, in connection with the April Security Agreement, 3D-ID executed a subsidiary guaranty, pursuant to which it agreed to guarantee and act as surety for payment of the April Convertible Notes and other obligations of the Company under the April Warrants, April Purchase Agreement, April Registration Rights Agreement and April Security Agreement.

As described below, the April purchaser exchanged the April Convertible Notes into convertible notes that were identical to the convertible notes that were issued on December 8, 2015.

F-37

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS’ EQUITY (CONTINUED)

July 2015 Private Placement

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investors (the “July Purchaser”) pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The Company received net proceeds of $200,000 from the sale of the 8% Convertible Notes.

The 8% Convertible Notes will mature on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default.

The 8% Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $35.00 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The Company agreed that if it effected a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder shall have the right to convert the entire amount of the subscription amount into such Registered Offering. The July Purchaser converted the entire amount of the subscription amount into the August Offering described below.

The conversion price used to convert the entire purchase price into common stock was equivalent to the equity offering price of $17.50 on August 4, 2015 and not the conversion price of $35.00 stipulated in the securities purchase agreement. As a result of the change in the conversion price, the Company recorded additional inducement expense of $100,000 at the time of conversion.

August 2015 Offerings

On August 4, 2015, the Company closed with certain purchasers (the “August 2015 Purchasers”) a public offering (the “August Offering”) providing for the issuance and sale by the Company of 172,143 shares of the Company’s common stock at a price to the public of $17.50 per share (the “Registered Shares”) for an aggregate purchase price of $3,012,500.

In connection with the sale of the Registered Shares, the Company also entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with the August 2015 Purchasers providing for the issuance and sale by the Company of warrants to purchase 86,072 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “August 2015 Warrants”).  Each August 2015 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date an exercise price equal to $23.50 per share and have a term of exercise equal to five (5) years from the date on which first exercisable.

The Registered Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637) (the “Registration Statement”).

Pursuant to a Registration Rights Agreement, dated July 30, 2015, by and between the Company and the August 2015 Purchasers, the Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the August 2015 Warrants.

The placement agent in connection with the Registered Shares was Northland Securities, Inc.

October 2015 Public Offering

On October 21, 2015, the Company closed on an underwritten public offering of its common stock. The Company offered 150,000 shares of common stock at a price to the public of $7.00 per share. The Company received gross proceeds from the offering, before deducting underwriting discounts and commission and other estimated offering expenses payable by the Company, of approximately $1,050,000. The underwriter was Aegis Capital Corp.

F-38

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS’ EQUITY (CONTINUED)

December 2015 Private Placement

In connection with the sale of the December Notes, the Company also issued to the December Purchasers an aggregate of 90,000 shares of the Company’s common stock in consideration of each Investor’s execution and delivery of the December Purchase Agreement (the “Commitment Shares”). The Commitment Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the SEC on April 24, 2015 and declared effective on May 14, 2015 (File No. 333-203637).

April 2016 Offering

On April 11, 2016, the Company closed a registered offering (the “April 2016 Offering”) of shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Company sold 2,500,000 shares of Series A Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of $2,500,000. The Company incurred approximately $230,225 of costs associated with the issuance of the Series A Preferred Stock. Holders of the Series A Preferred stock shall be entitled to receive from the first date of issuance of the Series A Preferred Stock cumulative dividends at a rate of 25% Per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash, shares of common stock, or additional share of Series A Preferred Stock. For the year ended December 31, 2016, the Company recorded Series A Preferred Stock dividends of $590,116. During the year ended December 31, 2016 holders of the Series A Preferred Stock converted $2,662,794 of Preferred Stock and dividends into 834,718 shares of common stock.

July 2016 Offering

On July 25, 2016, the Company closed a private placement (the “July 2016 Offering”) of shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “July 2016 Warrants”) to purchase 562,500 shares of the Company’s common stock. The Company sold 4,500,000 shares of Series B Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of $4,500,000. The Company incurred approximately $410,000 of costs associated with the issuance of the Series B Preferred Stock. The conversion price of the Series B Preferred Stock is $4.00. The July 2016 Warrants will be exercisable beginning on January 25, 2017, and will be exercisable for a period of five (5) years. The exercise price with respect to the July 2016 Warrants is $7.50 per share. Holders of the Series B Preferred stock shall be entitled to receive from the first date of issuance of the Series B Preferred Stock cumulative dividends at a rate of 25% Per annum on a compounded basis, which dividend amount shall be guaranteed. Accrued and unpaid dividends shall be at the Company’s option, in cash, shares of common stock, or additional share of Series B Preferred Stock. For the year ended December 31, the Company recorded Series B Preferred Stock dividends of $490,625.

Warrants

The following table summarizes the Company’s warrants outstanding and exercisable at December 31, 2015 and 2016:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding at January 1, 2015	362,978	$28.00	4.51	$283,828
Issued	431,071	17.80	4.04	-
Exercised	(32,500)	20.00	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2015	761,549	$22.60	3.83	$-
Issued	1,224,980	4.69	4.13	-
Exercised	(157,480)	-	-	-
Cancelled	-	-	-	-
Outstanding and Exercisable at December 31, 2016	1,829,049	$12.00	3.92	$-

Long-Term Stock Incentive Plan

On January 4, 2013, a majority of the Company’s stockholders approved by written consent the Company’s 2013 Long-Term Stock Incentive Plan (“LTIP”). The maximum aggregate number of shares of common stock that may be issued under the LTIP, including stock awards, stock issued to directors for serving on the Company’s board, and stock appreciation rights, is limited to 10% of the shares of common stock outstanding on the first business or trading day of any fiscal year, which is 554,054 at December 31, 2016. During the year ended December 31, 2016, the Company issued 51,705 shares under the plan to three non-executive directors for serving on the Company’s board. The aggregate fair value of the shares issued to the directors was $180,000. Also during the year ended December 31, 2016, the Company issued 60,000 shares with an aggregate fair value of $372,000 to executive and certain non-executive employees related to the Company’s 2015 management incentive plan. The aggregate fair value of $372,000 was expensed entirely in 2015. During the year ended December 31, 2015, the Company issued 26,961 shares under the plan to three non-executive directors for serving on the Company’s board. The aggregate fair value of the shares issued to the directors was $180,000. Also during the year ended December 31, 2015, the Company issued 5,000 shares with an aggregate fair value of $147,500 to one non-executive employee. These shares were issued with no Company imposed restrictions and as a result, the aggregate fair value of $147,500 was expensed entirely in 2015.

F-39

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES

As of December 31, 2016, the Company had US federal and state net operating loss (“NOLs”) carryovers of $24,152,902 and $12,469,752, respectively, available to offset future taxable income, which expire beginning in 2033. In addition, the Company had tax credit carryforwards of $187,856 at December 31, 2016 that will be available to reduce future tax liabilities. The tax credit carryforwards will begin to expire beginning in 2033.

In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change of control. The Company has determined that a change of control has not occurred as of December 31, 2016 and therefore none of the NOLs are limited under Section 382. The Company has no material uncertain tax positions for any of the reporting periods presented. The Company has filed all of its tax returns for all prior periods through December 31, 2015. As a result, the Company’s net operating loss carryovers will now be available to offset any future taxable income.

The Company is subject to taxation in the United States and various states. As of December 31, 2016 the Company’s tax years post 2012 are subject to examination by the tax authorities. With few exceptions, as of December 31, 2016 the Company is no longer subject to U.S. federal or state examinations by tax authorities for years before December 31, 2013.

The income tax provision consists of the following:

	December 31,
	2016	2015
Current
Federal	$-	$-
State	5,749	4,307
	5,749	4,307
Deferred
Federal	(2,843,866)	(3,543,673)
State	(281,625)	(362,722)
	(3,125,491)	(3,906,395)
Change in valuation allowance	3,315,776	3,906,395
Total income tax provision	$196,035	$4,307

A reconciliation of the effective income tax rate and the statutory federal income tax rate is as follows:

	December 31,
	2016	2015
U.S. federal statutory rate	34.00%	34.00%
State income tax rate, net of federal benefit	1.45	1.81
Inducement expenses	-	(2.33)
Other permanent differences	(10.60)	(3.63)
Less: valuation allowance	(26.41)	(29.88)
Provision for income taxes	(1.56)%	(.03)%

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts became deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainties exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2016 and 2015, the change in valuation allowance was $3,315,776 and $3,906,395.

F-40

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below:

	December 31,
	2016	2015
Deferred tax assets:
Net operating loss carryforward	$8,887,756	$6,109,750
Tax credits	187,856	177,909
Accruals and reserves	546,286	315,580
Restricted stock	42,140	4,238
Tangible and intangible assets	62,352	-
Charitable donations	3,738	3,759
Total deferred tax assets before valuation allowance:	$9,730,128	$6,611,236
Valuation allowance	(9,920,414)	(6,604,638)
Deferred tax assets, net of valuation allowance	(190,286)	6,598

Deferred tax liabilities:
Fixed assets	$-	$(6,598)
Convertible debt	-
Total deferred tax liabilities	-	(6,598)

Net deferred tax asset (liability)	$(190,286)	$-

NOTE 12 - COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

On November 12, 2015, the Company received a complaint that one of its technologies infringed upon one or more claims of a patent(s) issued to the claimant. The claimant has subsequently acknowledged that the Company is not currently infringing on their patent(s) as the technology in question is not commercially available at the current time. The Company is in the process of negotiating a future royalty agreement with the claimant should it decide to introduce this technology in the future.

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of its business. Other than as described above, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the company or any of its subsidiaries, threatened against or affecting the company, or any of its subsidiaries in which an adverse decision could have a material adverse effect upon its business, operating results, or financial condition.

F-41

Nxt-ID, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

COMMITMENTS

On September 12, 2014, the Company entered into a lease agreement for office space in Oxford, Connecticut. The term of the lease was for two (2) years with a monthly rent of $2,300 in the first year, increasing to $2,450 per month in the second year. On October 10, 2016, the Company extended the lease term for the office space in Oxford, Connecticut for six additional months with a monthly rent of $2,450. On October 3, 2014, the Company entered into a lease agreement for customer service and warehouse space in Melbourne, Florida. The lease term commenced on January 1, 2015. The term of the lease is for three (3) years with a current monthly rent amount of $6,837 which includes the base rent, an escrow for taxes and insurance, common area maintenance charges and applicable sale tax. As a result of the LogicMark acquisition on July 25, 2016, we assumed two facility leases. One of the leases is for office space located in Plymouth, Minnesota. This lease agreement expires in February 2018 and the current monthly rent is $1,170. In addition, LogicMark also subleases office and warehouse space located in Louisville, Kentucky. The monthly rent for the space is $8,850 and this sublease agreement is due to expire in July 2017. The Company incurred rent expense of $154,194 and $124,698 for the years ended December 31, 2016 and December 31, 2015, respectively. Minimum lease payments for non-cancelable operating leases are as follows:

Future Lease Obligations

2017	$172,586
2018	2,340
Total future lease obligations	$174,926

Effective October 1, 2015, we extended the employment agreement with Gino M. Pereira, our Chief Executive Officer. The term of the employment agreement is for 3 years and the term began on October 1, 2015. Effective January 1, 2017, Mr. Pereira’s base salary increased to $381,150 from $346,500. The employment agreement also provides for:

●	Payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement.
●	Eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive’s services.
●	Eligibility to receive equity awards as determined by the board of directors, or a committee of the board of directors, composed in compliance with the corporate governance standards of any applicable listing exchange.

NOTE 13 - SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

On January 3, 2017, the Company issued 6,000 shares of its common stock for the payment of services with a grant date fair market value of $16,680.

On various dates during the first quarter of 2017, purchasers of the Series A Preferred Stock converted in aggregate $306,109 of Series A Preferred Stock and dividends into 130,259 shares of common stock.

On various dates during the first quarter of 2017, purchasers of the Series B Preferred Stock converted in aggregate $1,682,031 of Series B Preferred Stock, dividends and liquidated damages into 762,097 shares of common stock.

On March 28, 2017, the Company issued 27,500 shares of its common stock for the payment of services with a grant date fair market value of $52,250.

On March 28, 2017, the Company issued 237,559 shares of its common stock to certain employees under the 2016 bonus plan.

On March 26, 2017, the Company signed a binding Letter of Intent (“LOI”) with Fit Pay, Inc., a Delaware corporation (“Fit Pay”), regarding the acquisition by the Company of all of the equity of Fit Pay (the “Transaction”). Following the Transaction, Fit Pay will become a wholly owned subsidiary of the Company. The purchase price of the Transaction will consist of: (i) the issuance of 19.99% of the outstanding shares of the capital stock of the Company to the shareholders of Fit Pay; (ii) the issuance by the Company of $2,000,000 worth of non-voting, non-convertible, shares of junior preferred stock to (the “Junior Preferred Stock”) to certain holders of preferred shares of Fit Pay, which Junior Preferred Stock shall earn a cumulative dividend of 5% per annum, which will increase to a dividend of 10% per annum after the Company’s market capitalization is $75,000,000 for greater than thirty (30) consecutive days; and (iii) an earn-out payment to the then former shareholders of Fit Pay of 12.5% of the gross revenue derived from the Seller’s technology by the Company, for the sixteen (16) quarter period beginning on October 1, 2017. The parties intend to negotiate and execute a definitive agreement for the Transaction in accordance with the terms of the LOI.

The definitive agreements will include customary closing conditions including necessary approvals. The Company and Fit Pay have agreed not to initiate or enter into any discussion with any other prospective purchaser of the assets and/or liabilities, or of the stock or business of Fit Pay prior to May 26, 2017.

F-42

Fit Pay, Inc.

Financial Statements (unaudited)

As of and for the three months period ended March 31, 2017 and 2016

Fit Pay, Inc.

Fit Pay, Inc.

Unaudited Condensed Statement of Balance Sheet

March 31, 2017
ASSETS
Current assets:
Cash	$188,162
Accounts receivable, net	31,500
Prepaid expenses and other current assets	46,671
Total current assets	266,333

Non-current assets:
Property and equipment, net	33,812
Deposits	3,240
Total non-current assets	37,052

Total assets	$303,385

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$139,032
Accrued expense	40,742
Deferred revenue	188,081
Notes payable to related party	850,692
Total current liabilities	1,218,547

Non-current liabilities:
Deferred revenue	29,375
Total non-current liabilities	29,375

Total liabilities	1,247,922

Commitments and contingencies

Stockholders' deficit:
Common Stock, no par value: 6,154,537 shares authorized; 100,000,000 shares issued and outstanding	61,545
Preferred stock, no par value: 2,235,081 shares authorized; 2,235,081 shares issued and outstanding	3,261,289
Additional Paid-in Capital	765,134
Retained Earning	(5,032,505)
Total stockholders' deficit	(944,537)
Total liabilities and stockholders' deficit	$303,385

See accompanying notes to financial statements.

Fit Pay, Inc.

Unaudited Condensed Statement of Operations

Three Months Ending March 31,	2017	2016
Net sales	$56,004	$83,333
Cost of sales	48,585	83,333

Gross profit	7,419	-

Operating expenses:
General and administrative	214,682	128,499
Sales and marketing	44,372	62,013
Research and development	195,213	485,623

Total operating expenses	454,267	676,135

Loss from operations	(446,848)	(676,135)

Other expenses:
Interest expense	(1,434)	(1,535)
Total other expenses	(1,434)	(1,535)

Loss before income tax provision	(448,282)	(677,670)
Income tax provision	-	-

Net loss	$(448,282)	$(677,670)

See accompanying notes to financial statements.

Fit Pay, Inc.

Unaudited Condensed Statement of Cash Flows

Three Months Ending March 31,	2017	2016
Cash flows from operating activities:
Net loss	$(448,282)	$(677,670)
Adjustments to reconcile net loss to net cash used in operating
Depreciation expense	3,240	1,285
Stock compensation	28,777	5,628
Changes in assets and liabilities:
Accounts receivable	(31,500)	555
Prepaid expenses and other current assets	105,695	-
Deposit	-	75,000
Accounts payable	52,811	374,370
Accrued expenses and other current liabilities	(108,920)	(8,551)
Deferred revenue	191,843	453,121
Net cash (used in) provided by operating activities	(206,336)	223,738

Cash flows from investing activities:
Purchases of intangible property	-	(266,667)
Net cash used in investing activities	-	(266,667)

Cash flows from financing activities:
Proceeds from borrowing	50,782	-
Proceeds from related party additional capital	100,000	-
Proceeds from issuances of preferred stock	-	3,000,000
Proceeds from issuances of common stock	182	446
Net cash provided by financing activities	150,964	3,000,446

Net (decrease) increase in cash	(55,372)	2,957,517

Cash – beginning of year	243,534	4,090

Cash – end of quarter	$188,162	$2,961,607

Non-cash transaction – investing and financing:
Preferred stock deemed dividend	-	560,722

See accompanying notes to financial statements.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements

or the Three Months Period Ended March 31, 2017 and 2016

1.	NATURE OF OPERATIONS

Fit Pay, Inc. (the “Company”), a Delaware Corporation incorporated on June 16, 2014, provides a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices—with very little startup time, no investment in software development and instant access to the leading card networks. The Company integrates its technology into a wearable and IoT devices which provides customers to make purchases from many merchants worldwide.

The Company is located in Danville, California.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s condensed unaudited financial statements. The condensed unaudited financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, which is based on the accrual method of accounting.

The included unaudited condensed consolidated financial statements as of March 31, 2017 and 2016, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained here within. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for future quarters or for the full year. Notes to the condensed consolidated financial statements which substantially duplicate the disclosure contained in the financial statements as reported in the year ended December 31, 2016 financial statements included here within, have been omitted.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, estimated fair market value of stock based compensation, the estimated useful lives of property and equipment, and the ultimate collection of accounts receivable. Actual results could materially differ from those estimates.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three Months Period Ended March 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue in accordance with accounting principles generally accepted in the United States. Recognition occurs when there is persuasive evidence of an arrangement, services are rendered, the fees are fixed and determinable, and collection is reasonably assured.

Deferred Revenue

The Company’s deferred revenues consist of prepayments made by certain of the Company’s customers and undelivered implementation or services. The Company decreases the deferred revenues by the amount of the services it renders to such clients when provided, which the Company expects to be within the next twelve months.

Advertising Expense

Advertising costs are expensed as incurred and is recorded under sales and marketing in the accompanying statement of operations. Advertising expenses amounted to $44,372 and $62,013 for the three months period ended March 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided using both the straight-line method over the following estimated useful lives:

Office Equipment	3 years
Furniture and fixtures	7 years

Deferred Rent

Rent expenses are recognized using the straight-line method over the terms of the lease. The difference between rent expense incurred and the rental amount paid is reported as deferred rent obligation in the accompanying balance sheet. Contingent rental payments, including rents that depend on future events such as sales volume, inflation, and future property taxes, are exempt from straight-line procedures and are not included in the scheduled minimum lease payments. Deferred rent was immaterial at March 31, 2017.

Research and Development Costs

Research and development costs are charged to expense as incurred in the accompanying statement of operations. Research and development expenses consists primarily of salaries and related expenses, contractor and consultant expenses, and allocated overhead.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. As of March 31, 2017, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management's best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument's valuation.

As of March 31, 2017, the Company believes that the carrying value of cash, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

The condensed financial statements do not include any financial instruments at fair value on a recurring or nonrecurring basis.

Share-Based Payment

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

The Company has elected to use the Black-Scholes option-pricing model to estimate the fair value of its options, which incorporates various subjective assumptions including volatility, risk-free interest rate, expected life, and dividend yield to calculate the fair value of stock option awards. Compensation expense recognized in the statements of operations is based on awards ultimately expected to vest and reflects estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consisted of taxes currently due and deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the period ended March 31, 2017.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and trade receivable arising from its normal business activities. The Company deposits its cash in high credit quality institutions. The Company performs ongoing credit evaluations to its customers and establishes allowances when appropriate.

The Company maintains cash in various accounts located in California. The Company has cash in financial institutions which are insured by the Federal Deposit Insurance Company (FDIC) up to $250,000 at each institution. At various times throughout the year, the Company may have cash balances in financial institutions that exceed the FDIC insurance limit. Management reviews the financial condition of these financial institutions on a periodic basis and does not believe this concentration of cash results in a high level of risk for the Company. At March 31, 2017, the Company’s bank deposits on hand did not exceed the FDIC insurance limit.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

March 31,	2017
Office equipment	$29,233
Furniture and fixtures	22,457
Total property and equipment	51,690
Less – accumulated depreciation and amortization	(17,878)
Total property and equipment, net	$33,812

Depreciation and amortization expense on property and equipment amounted to approximately $3,240 and $1,285 for the three months period ended March 31, 2017 and 2016, respectively.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

4.	NOTES PAYABLE TO RELATED PARTY

The Company entered into various notes payable between September 2014 and March 2017 with the Company’s shareholder. The notes bear interest of 0.41% per annum and are due upon demand. The Company had $800,662 outstanding as of March 31, 2017.

Total interest expense under notes payable was $751 and $1,334 for the three months period ended March 31, 2017 and 2016, respectively.

On March 9, 2017, the Company borrowed approximately $50,000 from its shareholder and founder with interest rate at 1% per annum. The note is payable and unpaid interest is due upon demand. Total interest expense for the three months period ended March 31, 2017 was $30. At March 31, 2017, the outstanding balance on the note payable was approximately $50,000.

5.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTY

The Company issued convertible notes as follows:

Holder	Date Issued	Maturity Date	Interest Rate	Original Amount	Balance at March 31, 2017
Holder 1	December 1, 2014	June 1, 2016	4.0%	$25,000	$-
Holder 2	April 1, 2015	October 1, 2016	4.0%	30,000	-
Holder 3	April 1, 2015	October 1, 2016	4.0%	125,000	-
Total amount				$180,000	$-

The convertible notes are convertible into the Company’s common stock, $0.01 per share (“Common Stock”), or convertible preferred stock (see Note 6), at a price per share equal to the valuation cap divided by the fully diluted capitalization as defined in the agreement in the event that neither a qualified financing nor a change of control as defined in the agreement has been consummated on or before the maturity date.

The convertible notes contain automatic conversion features. The conversion amount will be converted on or before the maturity date into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $1,000,000 (including conversion of the notes).

The Company considered the guidance in ASC 815, Derivatives and Hedging, and determined the embedded conversion feature should not bifurcated and accounted for separately as a derivative liability because the embedded conversion feature is contingent. The Company then considered the guidance in ASC 470-20-25-20, Debt with Conversions and Other Options, and determined that any beneficial conversion feature shall not be recognized until and unless the triggering event occurs. As a result, no beneficial conversion feature was recognized on the date of issuance. In January 2016, the Company completed a qualified financing (see Note 6), as defined, resulting in the convertible debt being automatically converted into shares of preferred stock. Therefore, the Company converted the convertible debt with a net book value of approximately $186,000, including accrued interest, into 436,835 shares of preferred stock (see Note 6) with an estimated fair market value of $747,000, resulting in a deemed dividend on extinguishment of debt of approximately $561,000 which is recorded against accumulated deficit.

Interest expense incurred related to the convertible notes payable was approximately $0 and $560 for the three months period ended March 31, 2017 and 2016, respectively.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three Months Period Ended March 31, 2017 and 2016

6.	STOCKHOLDERS’ DEFICIT

Common Stock

During the three months period ended March 31, 2017 and 2016, the Company issued 18,229 and 44,653, respectively, shares of its Common Stock to its employees for proceeds of $182 and $446, respectively.

Convertible preferred stock

The Company is authorized to issue 2,235,081 shares of convertible preferred stock with a par value of $0.01 per share. All preferred shares of the company have been designated “Series Seed Preferred Stock”. The Company has issued 2,235,081 of Series Seed Preferred Stock. The preferred stock is convertible at the original issue price for such preferred stock divided by the conversion price, which is defined as the original issue price, subject to adjustments, both standard and anti-dilutive. The Company is required to reserve common shares to cover any conversion of the preferred stock. The Company has determined that as a result of the preferred stock being equity classification, derivative accounting is not required for the embedded conversion feature within the convertible preferred stock. The Company determined it had in reserve shares of common stock to cover the conversion of preferred stock at March 31, 2017.

During the three months period ended March 31, 2016, the Company issued a total of 43,860 of Series Seed Preferred Stock to one investor at a price of $1.71 per share for total proceeds of $75,000. A total of 417,715 shares of preferred stock were issued to two investors as a result of the conversion of convertible notes at a conversion price of $0.38 per share (see Note 5). 19,120 shares were issued to a single investor as a result of the conversion of convertible notes at a conversion price of $1.37 (see Note 5).

The holders of Series Seed Preferred Stock have the rights, preferences, privileges and restrictions as set forth below:

Dividends: The Company will declare all dividends pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder. As of December 31, 2016, no dividends have been declared.

Liquidation Preferences: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any Deemed Liquidation Event (as defined), before any payment can be made to holders of Common Stock, the holders of Preferred Stock must be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such share of Preferred Stock, plus any dividends declared but unpaid, or (b) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up or Deemed Liquidation Event. If the funds and assets available for distribution are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After full payment has been made to the holders of preferred stock, the remaining proceeds, if any, will be distributed among the holders of common stock ratably based on the number of shares of common stock held by each holder.

Conversion: Each share of preferred stock is convertible, at the option of the holder, into shares of common stock according to the conversion price applicable to the series of preferred stock, as adjusted at any time after the date of issuance. Each share automatically converts into that number of shares of common stock determined in accordance with the applicable conversion price upon either (i) the sale of the Company’s common stock in an initial public offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least the majority of the outstanding shares of Preferred Stock voting as a single class on an as-converted basis.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

6.	STOCKHOLDERS’ DEFICIT (continued)

Voting: The holders of preferred stock are entitled to voting rights equal to the number of whole shares of common stock into which each share of preferred stock could be converted as of the record date for determining stockholders entitled to vote.

Protective provisions: As long as at least 25% of the initially issued shares of preferred stock remain outstanding, the Company will not be able to do any of the following without the written consent or affirmative vote of the holders of at least the majority of the outstanding shares of Preferred Stock: adverse changes to rights, powers, or privileges of preferred stock; increase or decrease in the authorized number of shares of common stock or preferred stock; creation of any new class or series of shares having rights, powers, or privileges senior to or on parity with preferred stock; redemption or repurchase of any shares of common stock or preferred stock; declaration or payment of any dividend or distribution on any shares of common stock or preferred stock; any change in the authorized number of the members of the Board of Directors; taking any action that would result in a liquidity event; agree or commit to exclusively license all or substantially all of the Company’s intellectual property in a single transaction or series of related transactions; issue shares of any class or series of capital stock or issue any securities convertible into capital stock other than shares of Common Stock granted to employees, officers, directors, contractors, consultants, or advisors pursuant to incentive agreements or other arrangements that are approved by the Board of Directors, which approval must include the affirmative approval of the Series Seed Director; and creation or authorization of any debt security that would cause aggregate indebtedness to exceed $350,000, unless such debt security has received prior approval of the Board of Directors, including the approval of the Series Seed Director.

Redeemed or Otherwise Acquired Shares: Any shares of Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries will be automatically and immediately cancelled and retired and will not reissued, sold, or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption.

7.	STOCK COMPENSATION

In 2014, the Company adopted the 2014 Non-statutory Stock Option Agreement (the “NSO Plan”). Under the NSO Plan, non-statutory stock options may be granted for the purchases of 165,000 shares of common stock to employees, directors, and consultants. NSO stock options are exercisable over periods not to exceed 10 years from the date of grant. Generally, options vest over a four-year period.

During the year three months period ended March 31, 2017 and 2016, the Company granted stock options to employees to purchase 65,000 and 0, respectively, shares of common stock. The stock options have an exercise price of $ 0.49, vest over four years and mature on January 15, 2019. During the three months period ended March 31, 2017 and 2016, the Company recorded $28,777 and $5,628, respectively, of stock-based compensation related to common stock options granted to employees. No income tax benefits have been recognized for stock-based compensation arrangements and no stock-based compensation has been capitalized as of March 31, 2017.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

7.	STOCK COMPENSATION (continued)

The fair value of each option awards to employees during the three months period ended March 31, 2017 and 2016 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: estimated fair market value of common stock was $0.50, expected life of approximately 6.25 years, risk-free interest rate of approximately 1.25%, expected volatility of 50% and no dividends during the expected life,resulting in an estimated fair market value of the stock options of approximately $0.435 per option. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility is based on historical volatilities of public companies operating in the Company’s industry.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance at December 31, 2016	737,847	$0.17	2.99
Granted	-
Exercised	(18,229)	0.01
Forfeited or expired	(136,250)	0.21

Balance at March 31, 2017	583,395	$0.14	2.61
Vested and expected to vest at March 31, 2017	583,395	$0.16
Exercisable at March 31, 2017	67,813	$0.01

Future stock-based compensation for unvested employee options granted and outstanding as of March 31, 2017 is $170,000, which will be recognized over a weighted-average remaining requisite service period of approximately 2.25 years.

8.	INCOME TAX

The Company did not have material income tax provision because of net loss and valuation allowances against deferred income tax provision for the three months periods ended March 31, 2017 and 2016.

The components of the deferred tax assets and liabilities are as follows:

March 31,	2017

Net operating loss carryovers	$2,165,000
Valuation allowances	(2,165,000)

Net deferred tax assets	$-

At March 31, 2017, the Company had available net operating loss carryovers of approximately $2,165,000 million that may be applied against future taxable income and expires at various dates between 2024 and 2036, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

The Company files income tax returns in the U.S. federal jurisdiction and California and is subject to income tax examinations by federal tax authorities for tax years ended 2013 and later and by California authorities for tax years ended 2012 and later. The Company currently is not under examination by any tax authority. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of March 31, 2017, the Company has no accrued interest or penalties related to uncertain tax positions.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

9.	RELATED PARTY TRANSACTIONS

The Company had a note payable to Michael Orlando with a principal amount of $845,000 and accrued interest of $5,692 as of March 31, 2017. See Note 4.

On March 31, 2017, the Company received $100,000 from Nxt-ID, Inc (“NXT”) as an advance payment as part of a merger agreement between the two companies (see Note 11 Subsequent Events). This payment is considered a part of the overall purchase price.

10.	COMMITMENTS AND CONTINGENCIES Operating Lease

The Company entered into an operating facility lease agreement for its office located in California in June 2016 for 4 years’ term expiring in May 2020. The lease contain rent increase each year with starting base rent of $3,240 per month.

Future minimum lease expense under the facility lease agreement at March 31, 2017 is as follows:

Years ending December 31,	Amount
2017	$29,968
2018	41,076
2019	42,465
2020	17,935
Total	$131,444

Total lease expense for the three months period ended March 31, 2017 and 2016 was $9,719 and $0, respectively.

11.	SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2017 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the three months period ended March 31, 2017 other than the following:

●	On May 23, 2017, the Company completed a merger with Nxt-ID, Inc. (“NXT”), a publicly traded company, whereby NXT acquired all of the equity of the Company (the “Transaction”). Following the merger, the Company became a wholly owned subsidiary of NXT. The purchase price of the Transaction consisted of: (i) the issuance of 19.99% of the outstanding shares of the capital stock of NXT to the shareholders of the Company; (ii) the issuance by the Company of $2,000,000 worth of voting, non-convertible shares of junior preferred stock to certain shareholders of preferred shares of the Company; and (iii) an earn-out payment to the shareholders of the Company of 12.5% of the gross revenue derived from the then Company’s technology by NXT, for the sixteen quarter period beginning October 1, 2017.

Fit Pay, Inc.

Financial Statements

As of and for the year ended December 31, 2016

with Independent Auditors’ Report

Fit Pay, Inc.

Fit Pay, Inc.

Independent Auditors’ Report

To the Board of Directors

Fit Pay, Inc.

Danville, California

Report on the Financial Statements

We have audited the accompanying financial statements of Fit Pay, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in shareholder’s deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fit Pay, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Benjamin & Young, LLP

Anaheim, California

November 6, 2017

Fit Pay, Inc.

Balance Sheet

December 31	2016
ASSETS
Current assets:
Cash	$243,534
Prepaid expenses and other current assets	152,366
Total current assets	395,900

Non-current assets:
Property and equipment, net	37,051
Deposits	3,240
Total non-current assets	40,291

Total assets	$436,191

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$86,221
Accrued expense	149,662
Deferred revenue	21,238
Notes payable to related party	799,910
Total current liabilities	1,057,031

Non-current liabilities:
Deferred revenue	4,375
Total non-current liabilities	4,375

Total liabilities	1,061,406

Commitments and contingencies

Stockholders’ deficit:
Common Stock, no par value: 10,000,000 shares authorized; 6,136,308 shares issued and outstanding	61,363
Preferred stock, no par value: 2,235,081 shares authorized; 2,235,081 shares issued and outstanding	3,261,289
Additional Paid-in Capital	636,356
Retained Earning	(4,584,223)
Total stockholders’ deficit	(625,215)

Total liabilities and stockholders’ deficit	$436,191

See accompanying notes to financial statements.

Fit Pay, Inc.

Statement of Operations

Year Ended December 31,	2016
Net sales	$655,354
Cost of sales	527,825

Gross profit	127,529

Operating expenses:
General and administrative	764,731
Sales and marketing	333,031
Research and development	1,905,051

Total operating expenses	3,002,813

Loss from operations	(2,875,284)

Other expenses:
Interest expense	(3,897)
Total other expenses	(3,897)

Loss before income tax provision	(2,879,181)

Income tax provision	898

Net loss	$(2,880,079)

See accompanying notes to financial statements.

Fit Pay, Inc.

Statement of Shareholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2015	-	$-	$6,016,655	$-	$13,845	$(1,143,422)	$(1,129,577)
Issuances of preferred stock	1,798,246	3,075,000	-	-	-	-	3,075,000
Conversion of notes payable to preferred stock	436,835	186,289	-	-	560,722	-	747,011
Deemed preferred stock dividend	-	-	-	-	-	(560,722)	(560,722)
Issuances of common stock	-	-	119,653	61,363	-	-	61,363
Stock compensation expense	-	-	-	-	61,789	-	61,789
Net loss	-	-	-	-	-	(2,880,079)	(2,880,079)
Balance - December 31, 2016	2,235,081	$3,261,289	6,136,308	$61,363	$636,356	$(4,584,223)	$(625,215)

See accompanying notes to financial statements.

Fit Pay, Inc.

Statement of Cash Flows

Year Ended December 31,	2016
Cash flows from operating activities:
Net loss	$(2,880,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	8,973
Stock compensation	61,789
Changes in assets and liabilities:
Accounts receivable	555
Prepaid expenses	(152,366)
Deposit	(3,240)
Accounts payable	8,963
Accrued expenses and other current liabilities	125,613
Deferred revenue	29,309
Net cash used in operating activities	(2,800,483)

Cash flows from investing activities:
Purchases of property and equipment	(36,269)
Net cash used in investing activities	(36,269)

Cash flows from financing activities:
Proceeds from issuances of preferred stock	3,075,000
Proceeds from issuances of common stock	1,196
Net cash provided by financing activities	3,076,196

Net increase in cash	239,444

Cash—beginning of year	4,090

Cash—end of year	$243,534

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$-
Income taxes	$800

Non-cash financing activities:
Conversion of notes payable to related parties to preferred stock	$747,011
Preferred stock deemed dividend	560,722

See accompanying notes to financial statements.

Fit Pay, Inc.

Notes to Financial Statements

1.	NATURE OF OPERATIONS

Fit Pay, Inc. (the “Company”), a Delaware Corporation incorporated on June 16, 2014, provides a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices—with very little start-up time, no investment in software development and instant access to the leading card networks. The Company integrates its technology into a wearable and IoT devices which provides customers to make purchases from many merchants worldwide.

The Company is located in Danville, California.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, which is based on the accrual method of accounting.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, estimated fair market value of stock based compensation, the estimated useful lives of property and equipment, and the ultimate collection of accounts receivable. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with accounting principles generally accepted in the United States. Recognition occurs when there is persuasive evidence of an arrangement, services are rendered, the fees are fixed and determinable, and collection is reasonably assured.

Deferred Revenue

The Company’s deferred revenues consist of prepayments made by certain of the Company’s customers and undelivered implementation or services.  The Company decreases the deferred revenues by the amount of the services it renders to such clients when provided, which the Company expects to be within the next twelve months.

Advertising Expense

Advertising costs are expensed as incurred and is recorded under sales and marketing in the accompanying statement of operations. Advertising expenses amounted to $48,840 for the year ended December 31, 2016.

Fit Pay, Inc.

Notes to Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided using both the straight-line method over the following estimated useful lives:

Office Equipment	3 years
Furniture and fixtures	7 years

Deferred Rent

Rent expenses are recognized using the straight-line method over the terms of the lease. The difference between rent expense incurred and the rental amount paid is reported as deferred rent obligation in the accompanying balance sheet. Contingent rental payments, including rents that depend on future events such as sales volume, inflation, and future property taxes, are exempt from straight-line procedures and are not included in the scheduled minimum lease payments. Deferred rent was immaterial at December 31, 2016.

Research and Development Costs

Research and development costs are charged to expense as incurred in the accompanying statement of operations. Research and development expenses consists primarily of salaries and related expenses, contractor and consultant expenses, and allocated overhead.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. As of December 31, 2016, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date.  The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The inputs are unobservable in the market and significant to the instrument’s valuation.

As of December 31, 2016, the Company believes that the carrying value of cash, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

The financial statements do not include any financial instruments at fair value on a recurring or non-recurring basis.

Fit Pay, Inc.

Notes to Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Payment

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

The Company has elected to use the Black-Scholes option-pricing model to estimate the fair value of its options, which incorporates various subjective assumptions including volatility, risk-free interest rate, expected life, and dividend yield to calculate the fair value of stock option awards. Compensation expense recognized in the statements of operations is based on awards ultimately expected to vest and reflects estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consisted of taxes currently due and deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the year ended December 31, 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and trade receivable arising from its normal business activities. The Company deposits its cash in high credit quality institutions. The Company performs ongoing credit evaluations to its customers and establishes allowances when appropriate.

The Company maintains cash in various accounts located in California. The Company has cash in financial institutions which are insured by the Federal Deposit Insurance Company (FDIC) up to $250,000 at each institution. At various times throughout the year, the Company may have cash balances in financial institutions that exceed the FDIC insurance limit. Management reviews the financial condition of these financial institutions on a periodic basis and does not believe this concentration of cash results in a high level of risk for the Company. At December 31, 2016, the Company’s bank deposits on hand did not exceed the FDIC insurance limit.

Fit Pay, Inc.

Notes to Financial Statements

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2016

Office equipment	$29,233
Furniture and fixtures	22,457
Total property and equipment	51,690
Less – accumulated depreciation and amortization	(14,639)

Total property and equipment, net	$37,051

Depreciation and amortization expense on property and equipment amounted to approximately $8,973 for the year ended December 31, 2016.

4.	NOTES PAYABLE TO RELATED PARTY

The Company entered into various notes payable between September 2014 and November 2015 with the Company’s shareholder. The notes bear interest of 0.41% per annum and are due upon demand. The Company had $799,910 outstanding as of December 31, 2016.

Total interest expense under notes payable was $3,897 for the year ended December 31, 2016.

5.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTY

The Company issued convertible notes as follows:

Holder	Date Issued	Maturity Date	Interest Rate	Original Amount	Balance at December 31, 2016

Holder 1	December 1, 2014	June 1, 2016	4.0%	$25,000	$-
Holder 2	April 1, 2015	October 1, 2016	4.0%	30,000	-
Holder 3	April 1, 2015	October 1, 2016	4.0%	125,000	-

Total amount				$180,000	$-

The convertible notes are convertible into the Company’s common stock, $0.01 per share (“Common Stock”), or convertible preferred stock (see Note 6), at a price per share equal to the valuation cap divided by the fully diluted capitalization as defined in the agreement in the event that neither a qualified financing nor a change of control as defined in the agreement has been consummated on or before the maturity date.

The convertible notes contain automatic conversion features. The conversion amount will be converted on or before the maturity date into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $1,000,000 (including conversion of the notes).

Fit Pay, Inc.

Notes to Financial Statements

5.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTY (continued)

The Company considered the guidance in ASC 815, Derivatives and Hedging, and determined the embedded conversion feature should not bifurcated and accounted for separately as a derivative liability because the embedded conversion feature is contingent. The Company then considered the guidance in ASC 470-20-25-20, Debt with Conversions and Other Options, and determined that any beneficial conversion feature shall not be recognized until and unless the triggering event occurs. As a result, no beneficial conversion feature was recognized on the date of issuance. In January 2016, the Company completed a qualified financing (see Note 6), as defined, resulting in the convertible debt being automatically converted into shares of preferred stock. Therefore, the Company converted the convertible debt with a net book value of approximately $186,000, including accrued interest, into 436,835 shares of preferred stock (see Note 6) with an estimated fair market value of $747,000, resulting in a deemed preferred stock dividend on extinguishment of debt of approximately $561,000 which is recorded in the accompanying statement of shareholders’ deficit under preferred stock deemed dividend.

Interest expense incurred related to the convertible notes payable was approximately $560 for the year ended December 31, 2016.

6.	STOCKHOLDERS’ DEFICIT

Common Stock

During 2016, the Company issued 119,653 shares of its Common Stock to its employees for proceeds of $1,197.

Convertible preferred stock

The Company is authorized to issue 2,235,081 shares of convertible preferred stock with a par value of $0.01 per share. All preferred shares of the company have been designated “Series Seed Preferred Stock”. The Company has issued 2,235,081 of Series Seed Preferred Stock. The preferred stock is convertible at the original issue price for such preferred stock divided by the conversion price, which is defined as the original issue price, subject to adjustments, both standard and anti-dilutive. The Company is required to reserve common shares to cover any conversion of the preferred stock. The Company has determined that as a result of the preferred stock being equity classification, derivative accounting is not required for the embedded conversion feature within the convertible preferred stock. The Company determined it had in reserve shares of common stock to cover the conversion of preferred stock at December 31, 2016.

The Company issued a total of 1,798,246 of Series Seed Preferred Stock to two investors at a price of $1.71 per share for total proceeds of $3,075,000. A total of 417,715 shares of preferred stock were issued to two investors as a result of the conversion of convertible notes at a conversion price of $0.38 per share (see Note 5). 19,120 shares were issued to a single investor as a result of the conversion of convertible notes at a conversion price of $1.37 (see Note 5).

The holders of Series Seed Preferred Stock have the rights, preferences, privileges and restrictions as set forth below:

Dividends: The company will declare all dividends pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder. As of December 31, 2016, no dividends have been declared.

Fit Pay, Inc.

Notes to Financial Statements

6.	STOCKHOLDERS’ DEFICIT (continued)

Liquidation Preferences: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any Deemed Liquidation Event (as defined), before any payment can be made to holders of Common Stock, the holders of Preferred Stock must be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such share of Preferred Stock, plus any dividends declared but unpaid, or (b) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up or Deemed Liquidation Event. If the funds and assets available for distribution are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After full payment has been made to the holders of preferred stock, the remaining proceeds, if any, will be distributed among the holders of common stock ratably based on the number of shares of common stock held by each holder.

Conversion: Each share of preferred stock is convertible, at the option of the holder, into shares of common stock according to the conversion price applicable to the series of preferred stock, as adjusted at any time after the date of issuance. Each share automatically converts into that number of shares of common stock determined in accordance with the applicable conversion price upon either (i) the sale of the Company’s common stock in an initial public offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least the majority of the outstanding shares of Preferred Stock voting as a single class on an as-converted basis.

Voting: The holders of preferred stock are entitled to voting rights equal to the number of whole shares of common stock into which each share of preferred stock could be converted as of the record date for determining stockholders entitled to vote.

Protective provisions: As long as at least 25% of the initially issued shares of preferred stock remain outstanding, the Company will not be able to do any of the following without the written consent or affirmative vote of the holders of at least the majority of the outstanding shares of Preferred Stock: adverse changes to rights, powers, or privileges of preferred stock; increase or decrease in the authorized number of shares of common stock or preferred stock; creation of any new class or series of shares having rights, powers, or privileges senior to or on parity with preferred stock; redemption or repurchase of any shares of common stock or preferred stock; declaration or payment of any dividend or distribution on any shares of common stock or preferred stock; any change in the authorized number of the members of the Board of Directors; taking any action that would result in a liquidity event; agree or commit to exclusively license all or substantially all of the Company’s intellectual property in a single transaction or series of related transactions; issue shares of any class or series of capital stock or issue any securities convertible into capital stock other than shares of Common Stock granted to employees, officers, directors, contractors, consultants, or advisors pursuant to incentive agreements or other arrangements that are approved by the Board of Directors, which approval must include the affirmative approval of the Series Seed Director; and creation or authorization of any debt security that would cause aggregate indebtedness to exceed $350,000, unless such debt security has received prior approval of the Board of Directors, including the approval of the Series Seed Director.

Redeemed or Otherwise Acquired Shares: Any shares of Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries will be automatically and immediately cancelled and retired and will not reissued, sold, or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption.

Fit Pay, Inc.

Notes to Financial Statements

7.	STOCK COMPENSATION

In 2014, the Company adopted the 2014 Non-statutory Stock Option Agreement (the “NSO Plan”). Under the NSO Plan, non-statutory stock options may be granted for the purchases of 165,000 shares of common stock to employees, directors, and consultants. NSO stock options are exercisable over periods not to exceed 10 years from the date of grant. Generally, options vest over a four-year period.

During the year ended December 31, 2016, the Company granted stock options to employees to purchase 692,500 shares of common stock. The stock options have an exercise price of $0.21, vest over 4 years and mature on various dates over 5 years. During the year ended December 31, 2016, the Company recorded $61,789 of stock-based compensation related to common stock options granted to employees. No income tax benefits have been recognized for stock-based compensation arrangements and no stock-based compensation has been capitalized as of December 31, 2016.

The fair value of each option awards to employees in 2016 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: estimated fair market value of common stock was $0.50, expected life of approximately 6.25 years, risk-free interest rate of approximately 1.25%, expected volatility of 50% and no dividends during the expected life, resulting in an estimated fair market value of the stock options of approximately $0.435 per option. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility is based on historical volatilities of public companies operating in the Company’s industry.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance at December 31, 2015	165,000	$0.01	3.99
Granted	692,500	0.21
Exercised	(119,653)	0.01
Forfeited or expired	-	-

Balance at December 31, 2016	737,847	$0.17	2.99
Vested and expected to vest at December 31, 2016	737,847	$0.14
Exercisable at December 31, 2016	57,500	$0.01

Future stock-based compensation for unvested employee options granted and outstanding as of December 31, 2016 is $240,221, which will be recognized over a weighted-average remaining requisite service period of approximately 2.5 years.

Fit Pay, Inc.

Notes to Financial Statements

8.	INCOME TAX

The Company did not have material income tax provision because of net loss and valuation allowances against deferred income tax provision for the year ended December 31, 2016.

The provision for income taxes consisted of the following:

December 31,	2016
Current:
Federal	-
State	898
Total	898

Deferred:
Federal	-
State	-
Total	-

Provision for income taxes	898

The components of the deferred tax assets and liabilities are as follows:

December 31,	2016

Net operating loss carryovers	$1,985,000
Valuation allowances	(1,985,000)

Net deferred tax assets	$-

At December 31, 2016, the Company had available net operating loss carryovers of approximately $2.0 million that may be applied against future taxable income and expires at various dates between 2024 and 2036, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

The Company files income tax returns in the U.S. federal jurisdiction and California and is subject to income tax examinations by federal tax authorities for tax years ended 2013 and later and by California authorities for tax years ended 2012 and later. The Company currently is not under examination by any tax authority. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2016, the Company has no accrued interest or penalties related to uncertain tax positions.

9.	RELATED PARTY TRANSACTIONS

The Company had a note payable to Michael Orlando with a principal amount of $795,000 and accrued interest of $4,910 as of 12/31/16. See Note 4.

Fit Pay, Inc.

Notes to Financial Statements

10.	COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company entered into an operating facility lease agreement for its office located in California in June 2016 for 4 years’ term expiring in May 2020. The lease contain rent increase each year with starting base rent of $3,240 per month.

Future minimum lease expense under the facility lease agreement at December 31, 2016 is as follows:

Years ending December 31,	Amount

2017	$39,688
2018	41,076
2019	42,465
2020	17,935

Total	$141,164

Total lease expense for the year ended on December 31, 2016 was $32,312.

11.	SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855, “Subsequent Events.” ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.

The Company evaluated all events or transactions that occurred after December 31, 2016 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2016 other than the following:

●	On May 23, 2017, the Company completed a merger with Nxt-ID, Inc. (“NXT”), a publicly traded company, whereby NXT acquired all of the equity of the Company (the “Transaction”). Following the merger, the Company became a wholly owned subsidiary of NXT. The purchase price of the Transaction consisted of: (i) the issuance of 19.99% of the outstanding shares of the capital stock of NXT to the shareholders of the Company; (ii) the issuance by the Company of $2,000,000 worth of voting, non-convertible shares of junior preferred stock to certain shareholders of preferred shares of the Company; and (iii) an earn-out payment to the shareholders of the Company of 12.5% of the gross revenue derived from the then Company’s technology by NXT, for the sixteen quarter period beginning October 1, 2017.

●	On March 9, 2017, the Company borrowed $50,000 from its shareholder and founder with interest rate at 1% per annum. The note is payable and unpaid interest is due upon demand.

3,373,601 Shares of Common Stock

NXT-ID, INC.

PROSPECTUS

The date of this prospectus is              , 2018.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of Common Stock). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$915.63	*
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous fees and expenses	$-
Total	$40,915.63

All expenses are estimated except for the SEC fee.

* Previously paid.

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we have sold the following unregistered securities:

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with a group of accredited investors (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “April Convertible Notes”), Class A Common Stock Purchase Warrants (the “Class A Warrants”) to purchase up to 468,749 shares of the Company’s common stock and Class B Common Stock Purchase Warrants (the “Class B Warrants,” and together with the Class A Warrants, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The April Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.52 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrants have an initial exercise price equal to $3.02 per share and the Class B Warrants have an initial exercise price equal to $5.00 per share.

Pursuant to an agreement, dated April 30, 2015, between Vista Partners LLC (“Vista”) and the Company (the “Vista Consultant Agreement”), as compensation for financial services, we agreed to issue Vista 60,000 shares of common stock for the initial one-year term of the Vista Consultant Agreement. We also agreed to pay Vista a fee of $37,500 for each three-month period during the initial one-year term and a fee of $12,500 to cover expenses for each six-month period during the initial one-year term.

On July 27, 2015, the Company entered into a securities purchase agreement with an accredited investor (the “July Purchaser”) pursuant to which the Company sold an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The 8% Convertible Notes mature on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The 8% Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $3.50 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. The July Purchaser converted the entire subscription amount of 8% Convertible Notes into a public offering of the Company in August 2015.

On August 4, 2015, the Company entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with certain purchasers providing for the issuance and sale by the Company of warrants to purchase 860,716 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “August 2015 Warrants”).  Each August 2015 Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date an exercise price equal to $2.35 per share and have a term of exercise equal to five (5) years from the date on which first exercisable.

Between August 2015 and October 2015, we issued to Anuva Inc. 241,915 unregistered shares of common stock as compensation for manufacturing services.

Pursuant to a Consultant Agreement, dated November 1, 2015, between Verdi Enterprises, Inc. (“Verdi”) and the Company (the “Verdi Consultant Agreement”), on November 1, 2015, we issued to Verdi 150,000 unregistered shares of common stock as compensation for business development services.

On November 25, 2015, the Company issued a term note (the “Term Note”) with a principal amount of $200,000 to an accredited purchaser (the “November Purchaser”). The Term Note was scheduled to mature on December 15, 2015.

II-2

The interest rate was 12% per annum with a minimum guaranteed interest of $10,000. The November Purchaser converted the entire principal amount into the December Offering described below.

On December 8, 2015, the Company entered into a securities purchase agreement (the “December Purchase Agreement”) with certain accredited investors (the “December Purchasers”) pursuant to which the Company sold an aggregate of $1,500,000 in principal amount of Senior Secured Convertible Notes (the “December Notes”) for an aggregate purchase price of $1,500,000 (the “December Offering”). The Notes will mature on December 8, 2016 (the “December Maturity Date”), less any amounts converted or redeemed prior to the December Maturity Date. The December Notes bear interest at a rate of 8% per annum. The December Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $0.55 per share. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The April Purchasers (described above) exchanged the April Convertible Notes into the December Notes. In order to obtain their consent to issue the December Notes on December 8, 2015, and to effect the exchange, the Company issued to each of the April Purchasers additional December Notes with a face value of $500,000. On December 28, 2015, the note holders accelerated installment repayments in an aggregate amount of $350,000 which the Company satisfied by an issuance of common stock as a result of a waiver by the holders which allowed the Company to issue common stock below $0.25.

On December 31, 2015, pursuant to a securities purchase agreement, we issued to WorldVentures 10,050,000 shares of common stock (the “WVH Shares”) and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of common stock for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on May 31, 2016 at an exercise price equal to $0.75 per share and expires on December 31, 2018.

On March 11, 2016, the Company issued a promissory note with a principal amount of $400,000 to an accredited purchaser. The promissory note matures on April 25, 2016 and bears interest at a rate of 12% per annum.

On May 17, 2016, the Company entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with LogicMark, LLC (“LogicMark”) and the holders of all of the membership interests (the “Interests”) of LogicMark (the “Sellers”), pursuant to which the Company acquired all of the Interests from the Sellers (the “Transaction”). The Company issued the equivalent of $300,000 in shares of common stock to the Sellers of LogicMark to extend the exclusivity period to June 30, 2016. Additionally, upon signing the Interest Purchase Agreement the Company issued warrants (the “Warrants”) to the Sellers to acquire an aggregate of up to $600,000 of shares (157,480 shares) of the Company’s common stock for no additional consideration. The Warrants were originally only exercisable if the Transaction did not close by June 30, 2016. Pursuant to an amendment entered into as of July 7, 2016, the Warrants were exercisable as of July 22, 2016.

On July 25, 2016, the Company closed a private placement (the “July 2016 Offering”) of shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and warrants (the “July 2016 Warrants”) to purchase 562,500 shares of the Company’s common stock. The Company sold 4,500,000 shares of Series B Preferred Stock at a price of $1.00 per share, and received gross proceeds from the offering, before deducting placement agent fees and other offering expenses payable by the Company, of approximately $4,500,000. The conversion price of the Series B Preferred Stock is $4.00. The July 2016 Warrants will be exercisable beginning on January 25, 2017, and are exercisable for a period of five (5) years. The exercise price with respect to the July 2016 Warrants is $7.50 per share.

II-3

On July 25, 2016, the Company, in connection with its acquisition of LogicMark, LLC (the “Seller”), issued to LogicMark Investment Partners, LLC, as the Seller’s representative (“LogicMark Investment”) a secured subordinated promissory note in the amount of $2,500,000 (the “Original Note”), On November 29, 2016, the Company entered into an exchange agreement (the “November Exchange Agreement”) with certain holders of a portion of the Original Notes (the “November Holders”) pursuant to which the Company exchanged with the November Holders $1,500,000 of Original Notes held by the November Holders in exchange for: (i) an aggregate principal amount of $1,500,000 of new secured subordinated promissory notes (the “November Exchange Notes”); and (ii) the common stock purchase warrants exercisable into 500,000 shares of the Company’s Common Stock (the “November Exchange Warrants”). The November Holders purchased the $1,500,000 of Original Notes from LogicMark Investment prior to this transaction. The November Exchange Warrants are exercisable beginning on November 29, 2016, and are exercisable for a period of five (5) years. The exercise price with respect to the November Exchange Warrants is $2.00 per share (the “November Exercise Price”) pursuant to an amendment entered into between the Company and the November Holders on July 11, 2017. The November Exercise Price and the amount of shares of Common Stock issuable upon exercise of the November Exchange Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Subsequent to certain payments made to LogicMark Partners under the Original Note, the Company issued to LogicMark Partners on November 29, 2016, an Amended and Rested Secured Promissory Note, with a principal amount of the remaining balance of the Original Note. On December 19, 2017, and effective as of November 29, 2017, we entered into an agreement (the Amendment Agreement”) with the November Holders. Pursuant to the Amendment Agreement, the Company and the Holders agreed to (i) amend the maturity dates of the November Exchange Notes by one (1) year, or November 29, 2018, and (ii) that the November Holders would forbear the exercise of any remedies due to the passing of the original maturity date of the Exchange Notes. In consideration thereof, the Company issued to the November Holders an aggregate of 370,000 shares of restricted Common Stock.

On May 23, 2017, we completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Fit Pay Sellers”). Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of Common Stock; (ii) 2,000 shares of the Series C Preferred Stock; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

Concurrently with a registered direct offering (the “July Registered Direct Offering”), whereby we issued shares of common stock to certain investors (the “July Investors”), we completed a private placement (the “July Private Placement”; together with the July Registered Direct Offering, the “July Offering”), we also sold to the July Investors, for no additional consideration, the July Investor Warrants to purchase 0.75 of a share of Common Stock for each shares purchased for cash in the July Offering as well as each share of Common Stock underlying certain pre-funded warrants issued in the July Registered Direct Offering. The July Investor Warrants are exercisable beginning on the six (6)-month anniversary of the date of issuance (the “July Initial Exercise Date”), at an exercise price of $2.00 per share and will expire on the fifth (5th) anniversary of the July Initial Exercise Date.

II-4

On July 19, 2017, certain investors (the “July Holders”) purchased from LogicMark Investment the $594,403 outstanding balance on the Amended and Restated Secured Promissory Note, inclusive of accrued and unpaid interest. In connection therewith, the Company, LogicMark Partners, and the July Holders entered into an Assignment and Assumption Agreement, dated July 19, 2017 (the “Assignment Agreement”), whereby LogicMark Partners assigned the Amended and Restated Promissory Note to the July Holders. Additionally, on July 19, 2017, the Company and the July Holders entered into an exchange agreement (the “July Exchange Agreement”) pursuant to which the Company exchanged with the July Holders the Amended and Restated Promissory Note held by them in exchange for: (i) an aggregate principal amount of $594,403 of new secured subordinated promissory notes (the “July Exchange Notes”); and (ii) common stock purchase warrants exercisable into 297,202 shares of Common Stock (the “July Exchange Warrants”). The July Exchange Warrants are exercisable beginning on July 19, 2017, and are exercisable for a period of five (5) years. The exercise price with respect to the July Exchange Warrants is $2.00 per share (the “July Exercise Price”).

Concurrently with a registered direct offering on November 9, 2017 (the “November Registered Direct Offering”), we issued shares of common stock to certain investors (the “November Investors”), we completed a private placement (the “November Private Placement”; together with the November Registered Direct Offering, the “November Offering”), we also sold to the November Investors, for no additional consideration, the November Investor Warrants to purchase 0.85 of a share of Common Stock for each share of commons stock purchased for cash in the November Offering. The November Investor Warrants are exercisable beginning on the six (6)-month anniversary of the date of issuance (the “November Initial Exercise Date”), at an exercise price of $2.00 per share and will expire on the fifth (5th) anniversary of the November Initial Exercise Date.

Item 16. Exhibits.

(a)	The following exhibits are filed as part of this registration statement.

Exhibit No.	Description of Exhibit
3.1(i)	Certificate of Incorporation (1)
3.(i)(a)	Certificate of Amendment to Certificate of Incorporation (16)
3.1(i)(b)	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.1 (i)(c)	Amendment of Certificate of Designations of Series A Convertible Preferred Stock (14)
3.1(i)(d)	Second Certificate of Amendment of Designations of Series A Convertible Preferred Stock (15)
3.1(i)(e)	Certificate of Designations for Series B Convertible Preferred Stock (15)
3.1(ii)	Bylaws (1)
4.1	Form of Warrant Agreement and Form of Warrant (1)
4.2	Form of Warrant for January 2014 Offering (2)
4.3	Form of Agent Warrant for January 2014 Offering (2)
4.4	Form of Warrant for June 2014 and August 2014 Offerings (5)
4.5	Form of Warrant for September 2014 Offering (6)

II-5

4.6	Form of Underwriter Warrant for September 2014 Offering (6)
4.7	Form of Class A Warrant (7)
4.8	Form of Class B Warrant (7)
4.9	Form of Warrant for August 2015 Public Offering (8)
4.10	Form of Warrant for December 2015 Agreement with WorldVentures Holdings, LLC (10)
4.11	Form of Warrant for May 2016 Interest Purchase Agreement with LogicMark, LLC (13)
4.12	Form of Warrant for November 2016 Agreement with LogicMark, LLC (18)
4.13	Form of 8% Original Issue Discount Convertible Note for August 2015 Private Placement (8)
10.1†	2013 Long Term Incentive Plan (1)
10.2†	Forms of Agreement Under 2013 Long Term Incentive Plan (1)
10.3†	Employment Agreement Between Nxt-ID and Gino Pereira (3)
10.4	License Agreement between 3D-ID, LLC and Genex Technologies (1)
10.5	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc. (1)
10.6††	Manufacturing agreement with Identita Technologies, Inc., dated January 18, 2013 (4)
10.7	Form of Registration Rights Agreement for June 2014 and August 2014 Offerings (5)
10.8	Form of Registration Rights Agreement for April 2015 Offering (7)
10.9**	Form of Placement Agency Agreement for August 2015 Public Offering
10.10	Form of Securities Purchase Agreement for August 2015 Public Offering (8)
10.11	Form of Registration Rights Agreement for August 2015 Public Offering (8)
10.12	Form of Securities Purchase Agreement for August 2015 Private Placement (8)
10.13	Form of Warrant Purchase Agreement for August 2015 Private Placement (8)
10.14	Form of Securities Purchase Agreement for December 2015 Private Placement (9)
10.15	Form of Registration Rights Agreement for December 2015 Private Placement (9)
10.16	Form of Securities Purchase Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.17	Form of Registration Rights Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.18	Form of Securities Purchase Agreement for April 2016 Registered Direct Offering (11)
10.19	Form of Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (13)
10.20	Form of First Amendment to Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (14)
10.21	Form of Secured Subordinated Promissory Note for July 2016 Agreement with LogicMark, LLC (15)
10.22	Form of Security Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.23	Form of Loan Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.24	Form of Subordination Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.25	Form of Securities Purchase Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.26	Form of Registration Rights Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.27	Form of Forbearance Agreement between Nxt-ID and LogicMark Investment Partners, LLC (17)
10.28	Form of Exchange Note for November 2016 Agreement with LogicMark, LLC (18)
10.29	Form of Exchange Agreement for November 2016 Agreement with LogicMark, LLC (18)
10.30	Form of Intercreditor Agreement for November 2016 Agreement with LogicMark, LLC (18)
10.31	First Amendment to Forbearance Agreement for November 2016 Agreement with LogicMark, LLC (18)
14.1	Code of Ethics (3)
21.1**	List of Subsidiaries
23.1*	Consent of Marcum LLP
23.2*	Consent of KPMG LLP
23.3*	Consent of Benjamin & Young, LLP
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Schema
101.CAL**	XBRL Taxonomy Calculation Linkbase
101.DEF**	XBRL Taxonomy Definition Linkbase
101.LAB**	XBRL Taxonomy Label Linkbase
101.PRE**	XBRL Taxonomy Presentation Linkbase

* Filed herewith.

** Filed previously.

† Management contract or compensatory plan or arrangement.

II-6

†† Confidential treatment has been received for schedules A, C, and D to the agreement

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-184673) with the SEC on January 31, 2013.
(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.
(3)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on February 25, 2014.
(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-184673) with the SEC on March 25, 2013.
(5)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.
(6)	Filed as Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.
(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.
(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 9, 2015.
(10)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 4, 2016.
(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 4, 2016.
(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 12, 2016.
(13)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 20, 2016.
(14)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 7, 2016.
(15)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 27, 2016.
(16)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 12, 2016.
(17)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 26, 2016.
(18)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on November 30, 2016.

(b)	No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-7

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-effective Amendment Number 1 to registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Melbourne, in the State of Florida on February 2, 2018.

NXT-ID, INC.

By:	/s/ Gino M. Pereira
Gino M. Pereira
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gino M. Pereira, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ GINO M. PEREIRA	Chief Executive Officer and Director	February 2, 2018
Gino M. Pereira	(Principal Executive Officer)

/s/ VINCENT S. MICELI	Chief Financial Officer	February 2, 2018
Vincent S. Miceli	(Principal Financial and Accounting Officer)

/s/ MAJOR GENERAL DAVID R. GUST, USA, Ret.	Director	February 2, 2018
Major General David R. Gust, USA, Ret.

/s/ MICHAEL J. D’ALMADA-REMEDIOS, PHD.	Director	February 2, 2018
Michael J. D’Almada-Remedios, PhD

/s/ DANIEL P. SHARKEY	Director	February 2, 2018
Daniel P. Sharkey

/s/ MICHAEL ORLANDO	Director	February 2, 2018
Michael Orlando

/s/ ROBIN D. RICHARDS	Director	February 2, 2018
Robin D. Richards

/s/ JOHN BENDHEIM	Director	February 2, 2018
John Bendheim

II-9

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1(i)	Certificate of Incorporation (1)
3.(i)(a)	Certificate of Amendment to Certificate of Incorporation (16)
3.1(i)(b)	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.1 (i)(c)	Amendment of Certificate of Designations of Series A Convertible Preferred Stock (14)
3.1(i)(d)	Second Certificate of Amendment of Designations of Series A Convertible Preferred Stock (15)
3.1(i)(e)	Certificate of Designations for Series B Convertible Preferred Stock (15)
3.1(ii)	Bylaws (1)
4.1	Form of Warrant Agreement and Form of Warrant (1)
4.2	Form of Warrant for January 2014 Offering (2)
4.3	Form of Agent Warrant for January 2014 Offering (2)
4.4	Form of Warrant for June 2014 and August 2014 Offerings (5)
4.5	Form of Warrant for September 2014 Offering (6)
4.6	Form of Underwriter Warrant for September 2014 Offering (6)
4.7	Form of Class A Warrant (7)
4.8	Form of Class B Warrant (7)
4.9	Form of Warrant for August 2015 Public Offering (8)
4.10	Form of Warrant for December 2015 Agreement with WorldVentures Holdings, LLC (10)
4.11	Form of Warrant for May 2016 Interest Purchase Agreement with LogicMark, LLC (13)
4.12	Form of Warrant for November 2016 Agreement with LogicMark, LLC (18)
4.13	Form of 8% Original Issue Discount Convertible Note for August 2015 Private Placement (8)
10.1†	2013 Long Term Incentive Plan (1)
10.2†	Forms of Agreement Under 2013 Long Term Incentive Plan (1)
10.3†	Employment Agreement Between Nxt-ID and Gino Pereira (3)
10.4	License Agreement between 3D-ID, LLC and Genex Technologies (1)
10.5	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc. (1)
10.6††	Manufacturing agreement with Identita Technologies, Inc., dated January 18, 2013 (4)
10.7	Form of Registration Rights Agreement for June 2014 and August 2014 Offerings (5)
10.8	Form of Registration Rights Agreement for April 2015 Offering (7)
10.9**	Form of Placement Agency Agreement for August 2015 Public Offering
10.10	Form of Securities Purchase Agreement for August 2015 Public Offering (8)
10.11	Form of Registration Rights Agreement for August 2015 Public Offering (8)
10.12	Form of Securities Purchase Agreement for August 2015 Private Placement (8)
10.13	Form of Warrant Purchase Agreement for August 2015 Private Placement (8)
10.14	Form of Securities Purchase Agreement for December 2015 Private Placement (9)
10.15	Form of Registration Rights Agreement for December 2015 Private Placement (9)
10.16	Form of Securities Purchase Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.17	Form of Registration Rights Agreement for December 2015 Agreement with WorldVentures Holdings, LLC (10)
10.18	Form of Securities Purchase Agreement for April 2016 Registered Direct Offering (11)
10.19	Form of Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (13)
10.20	Form of First Amendment to Interest Purchase Agreement for May 2016 Agreement with LogicMark, LLC (14)
10.21	Form of Secured Subordinated Promissory Note for July 2016 Agreement with LogicMark, LLC (15)
10.22	Form of Security Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.23	Form of Loan Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.24	Form of Subordination Agreement for July 2016 Agreement with LogicMark, LLC (15)

II-10

10.25	Form of Securities Purchase Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.26	Form of Registration Rights Agreement for July 2016 Agreement with LogicMark, LLC (15)
10.27	Form of Forbearance Agreement between Nxt-ID and LogicMark Investment Partners, LLC (17)
10.28	Form of Exchange Note for November 2016 Agreement with LogicMark, LLC (18)
10.29	Form of Exchange Agreement for November 2016 Agreement with LogicMark, LLC (18)
10.30	Form of Intercreditor Agreement for November 2016 Agreement with LogicMark, LLC (18)
10.31	First Amendment to Forbearance Agreement for November 2016 Agreement with LogicMark, LLC (18)
14.1	Code of Ethics (3)
21.1**	List of Subsidiaries
23.1*	Consent of Marcum LLP
23.2*	Consent of KPMG LLP
23.3*	Consent of Benjamin & Young, LLP
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Schema
101.CAL**	XBRL Taxonomy Calculation Linkbase
101.DEF**	XBRL Taxonomy Definition Linkbase
101.LAB**	XBRL Taxonomy Label Linkbase
101.PRE**	XBRL Taxonomy Presentation Linkbase

* Filed herewith.

** Filed previously.

† Management contract or compensatory plan or arrangement.

†† Confidential treatment has been received for schedules A, C, and D to the agreement

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-184673) with the SEC on January 31, 2013.
(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.
(3)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K with the SEC on February 25, 2014.
(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-184673) with the SEC on March 25, 2013.
(5)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.
(6)	Filed as Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.
(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.
(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.
(9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 9, 2015.
(10)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 4, 2016.
(11)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 4, 2016.
(12)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 12, 2016.
(13)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on May 20, 2016.
(14)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 7, 2016.
(15)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 27, 2016.
(16)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 12, 2016.
(17)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on September 26, 2016.
(18)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on November 30, 2016.

II-11